As filed with the Securities and Exchange Commission on February 13, 2006
                    An Exhibit List can be found on page 30.

                          Registration No. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         ADDISON-DAVIS DIAGNOSTICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                         2834                   80-0103134
(State or Other Jurisdiction of       (Primary Standard        (I.R.S. Employer
 Incorporation or Organization)   Industrial Classification  Identification No.)
                                        Code Number)

                       143 Triumfo Canyon Road, Suite 104
                           Westlake Village, CA 91361
                            TELEPHONE: (805)-494-7838
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                    CHARLES MISEROY, CHIEF EXECUTIVE OFFICER
                       143 Triumfo Canyon Road, Suite 104
                           Westlake Village, CA 91361
                            TELEPHONE: (805)-494-7838
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                          COPIES OF COMMUNICATIONS TO:
                             DARRIN M. OCASIO, ESQ.
                       Sichenzia Ross Friedman Ference LLP
                             1065 Avenue of Americas
                            New York, New York 10018
                            Telephone: (212) 930-9700
                           Telecopier: (212) 930-9725

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

========================================  ===============  ===================  =====================  ===================
                                            Amount to be         Proposed               Proposed
 Title of Each Class of Securities to        Registered      Maximum Offering      Maximum Aggregate         Amount of
             be Registered                      (1)           Price per Unit       Offering Price(1)    Registration Fee
----------------------------------------  ---------------  -------------------  ---------------------  -------------------
Common Stock, $0.001 par value             217,500,000(3)         $ 0.005(2)          $1,087,500              $116.36
----------------------------------------  ---------------  -------------------  ---------------------  -------------------
Common Stock, $0.001 par value                 460,000(4)         $ 0.07(2)           $   32,200              $  3.45
----------------------------------------  ---------------  -------------------  ---------------------  -------------------
TOTAL                                      217,960,000                                $1,119,700              $119.81
========================================  ===============  ===================  =====================  ===================

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible securities and the exercise of warrants by the selling stockholders. We are also registering such additional shares of common stock as may be issued as a result of stock-splits, stock dividends and similar transactions pursuant to Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the convertible notes, exercise of the warrants related theretoand previously issued restricted stock with piggy back registration rights to a consultant for services rendered. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated 100% of the number of shares of our common stock issuable upon conversion of the convertible securities, 100% of the stock underlying the warrant shares and 100% of the previously issued restricted shares with piggyback registration rights to a consultant for services. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using (i) the closing price as reported on the Over-The-Counter Bulletin Board on February 10, 2006, which was $.005; and (ii) $0.07, the exercise price of the warrants.

(3) Includes shares underlying our remaining, unconverted principal amount $583,287 convertible notes issued pursuant to our September 2005 private placement and shares underlying our principal amount of $264,000 convertible notes issued pursuant to our December 2005 private placements.

(4) Includes shares underlying warrants issued to certain of the selling stockholders pursuant to our December 2005 private placement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. INFORMATION MAY HAVE CHANGED SINCE THAT DATE.

     PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED FEBRUARY 13, 2006

                         ADDISON-DAVIS DIAGNOSTICS, INC.

                       217,960,000 SHARES OF COMMON STOCK

This prospectus covers the resale by selling shareholders of up to 217,960,000shares of our common stock, $0.001 par value. The selling shareholders are offering:

o 217,500,000 shares of common stock underlying our Original Issue Discount Secured Convertible Notes, of which an aggregate of 151,500,000 shares of common stock are being registered for the remaining, unconverted $583,287 principal amount of such notes issued in September 2005 and 66,000,000 shares or common stock are being registered underlying such notes issued in December 2005;

o 460,000 shares of common stock underlying warrants issued to certain of the selling stockholders pursuant to our December 2005 private placement;

These securities are more fully described in the section of this prospectus titled "Description of Securities to be Registered".

The selling shareholders will sell in accordance with the terms described in the section of this prospectus titled "Plan of Distribution". We will not receive any of the proceeds from the sale of the shares by the selling shareholders. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants in the amount up to $32,000. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

Our common stock is listed on the Over-The-Counter Bulletin Board. Our trading symbol is "ADDI."

AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is February __, 2006

                         ADDISON-DAVIS DIAGNOSTICS, INC.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
Prospectus Summary                                                         6

Risk Factors                                                               8

Forward Looking Statements                                                13

Description of Securities to be Registered                                13

Selling Shareholders                                                      14

Plan of Distribution                                                      17

Use of Proceeds                                                           19

Directors, Executive Officers, Promoters and Control Persons              19

Security Ownership of Certain Beneficial Owners and Management            20

Disclosure of Commission Position on Indemnification for
     Securities Act Liabilities                                           22

Organization                                                              23

Our Business                                                              23

Description of Property                                                   26

Legal Proceedings                                                         26

Management's Discussion and Analysis of Financial Condition
     and Results of Operations                                            27

Financial Statements                                        F-1 through F-40

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Certain Relationship and Related Transactions

Market for Common Equity and Related Shareholder Matters                  36

Executive Compensation                                                    39

Experts                                                                   40

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS IMPORTANT INFORMATION ABOUT OUR BUSINESS AND ABOUT THIS OFFERING. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES. PLEASE READ THE ENTIRE PROSPECTUS.

                         ADDISON-DAVIS DIAGNOSTICS, INC.

We are currently the owner of a patent-pending and FDA 510(K) cleared urine specimen rapid drug screening test for drugs-of-abuse called Drug Stop, which we have sold in limited quantities and are preparing to market through wider distribution channels including the grant of a license for over-the-counter sale upon which we will receive a royalty for each unit sold. We had also test-marketed a licensed FDA 510(K) cleared product called EZ F.O.B.T., a fecal occult quick-test for unseen blood in the stool to detect early signs which may lead to colon cancer and other intestinal diseases, however based upon unfavorable results of test-marketing from our distributor we have ceased the marketing effort of EZ F.O.B.T.

Management believes that we cannot afford the financial burden of ongoing developmental costs associated with the Target System and its related analyzing equipment, in addition to the extended period of time necessary to bring those products to market and revenue production. Therefore, in April 2005, the Company entered into a Settlement and Release Agreement with Insta Med Manufacturing, Inc. ("Insta Med") in settlement of certain disputes between the Company and Insta Med concerning the license agreement dated October 17, 2003 and the February 6, 2004 modification thereto, wherein the license agreement and modification were rescinded and the rights to sell and market the Target System reverted back to Insta Med and Insta Med assigned all its right title and interest in that Drug Test Cup, Patent Pending Application No. 09752712 together with any and all approvals issued by the Federal Drug Administration ("FDA") for the Drug Test named "Drug Stop" FDA No. K 991465 Regulatory Class II approval for over-the-counter ("OTC") as well as any and all 510(K) number attached. Outright ownership of our self-regulating urine specimen quick-test for drugs of abuse Drug Stop product results in the addition of a valuable asset that is currently revenue producing, in addition to adding licensed products that are immediately marketable without additional cost is, in management's opinion, the direction which we should pursue.

We also believe that it is in our company's and our shareholder's best interests to license the Drug Stop product for sale and distribution to the over-the-counter (OTC) market because we cannot afford the financial burden of ongoing costs associated with the branding, manufacture, marketing, sale and distribution of such product to the over-the-counter (OTC) market, which we believe could be a major market. As reported in the Report of Independent Registered Public Accounting Firm on our June 30, 2005 financial statements, we have incurred losses from operations and we have not generated significant net sales revenue that raised substantial doubt about our ability to continue as a going concern. No assurance can be given that our convertible note funding will generate sufficient cash to satisfy our need for additional capital or that other debt or equity financing will be available to us on satisfactory terms.

Therefore, in November 2005, we granted an exclusive worldwide License of Intellectual Property ("License") to brand develop, manage, provide sales strategy, manufacture and to sell and distribute our Drug Stop drug-test product for over-the -counter (OTC) sales. The License shall remain in full force and effect for a period of five (5) years and shall automatically be extended for an additional five (5) year period so long as neither party causes a termination of the License pursuant to its terms. As consideration for granting the License, we shall receive a royalty equal to Seven and One Half Percent (7.5%) of the gross revenues derived from sales of the Drug Stop product sold over-the-counter "OTC" in stores, calling centers, Internet or other over-the-counter means during the term of the License.

In order to contain overhead and eliminate certain distribution costs, we have entered into sales representative and distribution agreements for institutional sales of Drug Stop and are in negotiations to sell and distribute Drug Stop to Federal and State agencies nationwide.

Management is seeking to license other quick-test biomed products that do not require significant development costs. Management recognizes that we must generate some additional resources to fund overhead until the eventual achievement of sufficient revenue leading to sustained profitable operations. However, no assurance can be given that debt or equity financing will be available to us on satisfactory terms. Our success is dependent upon numerous items, including further product licensing and successful and effective sales strategies and management believes that revenues generated by these products will lead to future profitability.

                                HOW TO CONTACT US

We maintain our principal offices at 143 Triunfo Canyon Road, Suite 104 Westlake Village, CA 91361. Our telephone number at that address is (805)-494-7838 and our facsimile number is 805-494-3213.

                                  THE OFFERING

We are registering 217,960,000 shares of our common stock for sale by the shareholders identified in the section of this prospectus titled "Selling Shareholders". The shares have not yet been, but that may be, issued to designated selling shareholders upon the conversion of our Secured Convertible Original Issue Discount Notes, and/or the exercise of warrants. Information regarding the notes and the warrants is included in the section of this prospectus titled "Description of Securities to be Registered".

                                  RISK FACTORS

AN INVESTMENT IN OUR SECURITIES IS VERY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, ALONG WITH THE OTHER MATTERS REFERRED TO IN THIS PROSPECTUS, BEFORE YOU DECIDE TO BUY OUR SECURITIES. IF YOU DECIDE TO BUY OUR SECURITIES, YOU SHOULD BE ABLE TO AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

                       RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE A RECENTLY FORMED BUSINESS WITH VERY LITTLE OPERATING HISTORY, THEREFORE YOU HAVE NO BASIS ON WHICH TO DETERMINE IF WE CAN BE SUCCESSFUL.

We have a very short history of operations, and we are in the early stages of marketing and selling Drug Stop, currently our only product, which has generated little revenue to date. Although we anticipate significant revenue, we are not certain that Drug Stop or new products, if any, will generate significant or any revenue at all. During the year ended June 30, 2005, we incurred a net loss of $3,617,527 and had only $5,176 of revenues. For the three months ended September 30, 2005 and 2004, we incurred a net loss of $1,026,073 and $1,293,690, respectively, and had only $1,977 and $1,424 in revenues, respectively. Because we have a short operating history, you will have no basis upon which to accurately forecast our future operations, including sales, or to judge our ability to develop our business. If you purchase our securities, you may lose your entire investment.

BECAUSE WE HAVE EARNED VERY LITTLE IN REVENUES, THE SUCCESS OF OUR BUSINESS REQUIRES CONTINUED FUNDING. IF WE CANNOT RAISE THE MONEY WE NEED TO SUPPORT OUR OPERATIONS UNTIL WE EARN SIGNIFICANT REVENUES, WE MAY BE REQUIRED TO CURTAIL OR TO CEASE OUR OPERATIONS AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Our ability to develop our business depends upon our receipt of funds to continue our operations while we introduce our Drug Stop product and new products, if any, and they are accepted in the market. If this funding is not received as needed, it is unlikely that we could continue our business, in which case you would lose your entire investment.

During the fiscal year ended June 30, 2005 and for the three month period July 1, 2005 through September 30, 2005, management successfully obtained additional capital through sales and issuance of convertible notes from which we received net proceeds of $1,300,000 and $750,000, respectively. However, we cannot assure you that the proceeds received from the sale and issuance of convertible notes will provide all the additional capital necessary for us to become profitable.

During the next 6 months, if we fail to earn revenues in an amount sufficient to fund our operations, we will have to raise capital through an additional offering of our securities or from additional loans. We cannot guarantee that financing will be available to us, on acceptable terms or at all. If we do not earn revenues sufficient to support our business and we fail to obtain other financing, either through an offering of our securities or by obtaining additional loans, we may be unable to maintain our operations.

If we are unable to obtain additional financing if needed, we may be required to curtail the manufacturing and marketing of our product and possibly cease our operations.

Our independent public accounting firm included an explanatory paragraph in their report on our financial statements set forth in this report stating that because of our significant losses and our working capital deficit there is substantial doubt that we can continue as a going concern.

We are subject to the risks and uncertainties inherent in new businesses. If we fail to accurately forecast our capital needs or if our product does not earn significant revenues our business could fail and you could lose your entire investment.

The risks and uncertainties inherent in new businesses include the following:

o Our projected capital needs may be inaccurate, and we may not have enough money to develop our business and bring our products to market as we planned;

o We may experience unanticipated development or marketing expenses, which may make it more difficult to develop our business and bring our products to market; and

o Even if we are able to develop our products and bring them to market, we may not earn enough revenues from the sales of our products to cover the costs of operating our business.

If we are unsuccessful in our efforts to develop our business and if the product we provide does not produce revenues as we project, we are not likely to ever become profitable and we may be required to curtail some or all of our operations. If that happened you could lose your entire investment.

WE CANNOT ASSURE YOU THAT WE WILL BE SUCCESSFUL IN DEVELOPING AND
COMMERCIALIZING OUR NEW PRODUCTS AND/OR OTHER PRODUCTS.

Our ability to successfully acquire or develop any additional products is uncertain. Potential new products may require additional research, development, testing, regulatory approval and additional investment prior to their commercialization, which may not be successful. There can be no assurance that we can develop commercially successful products.

WE COULD BE SUBJECT TO PRODUCT LIABILITY CLAIMS. IF WE ARE REQUIRED TO PAY A CLAIM, OUR BUSINESS AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED AND YOUR INVESTMENT MAY DECLINE IN VALUE.

Liability might result from claims made by customers who purchase our products. Although we have received a quote from our insurance broker for product liability insurance, we presently do not carry such insurance since our sales to date are insignificant. We can give no assurance that such insurance will be available when we need it at a reasonable cost or that any insurance policy would be sufficient to meet any liability arising as a result of a claim. The obligation to pay any product liability claim could have a material adverse effect on our business and financial condition.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR PATENTS OR OTHER INTELLECTUAL PROPERTY OR WE COULD BECOME INVOLVED IN LITIGATION WITH OTHERS REGARDING OUR INTELLECTUAL PROPERTY. EITHER OF THESE EVENTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

We rely on a combination of patent laws, nondisclosure, trade secret and other contractual and technical measures to protect our proprietary rights in our product. However, we cannot assure you that these provisions will be adequate to protect our proprietary rights. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States.

Although we believe that our intellectual property does not infringe upon the proprietary rights of third parties, others may claim that we have infringed on their products.

If we were to become involved in disputes regarding the use or ownership of intellectual property rights, we could incur substantial costs in defending or prosecuting any such action and the defense or prosecution of the action would likely result in a diversion of management resources. In addition, in order to settle such an action we could be required to acquire licenses from others or to give licenses to others on terms that are not beneficial to us. Any dispute relating to our intellectual property could have a material adverse effect on our business.

OUR CURRENT PRODUCT IS REGULATED BY THE FDA AND, IN THE WORLDWIDE MARKET, GOVERNMENT AGENCIES LIKE THE FDA. WE MAY BE UNSUCCESSFUL IN OBTAINING REGULATORY APPROVALS FOR NEW PRODUCTS, EVEN THOUGH WE MAY INVEST A SIGNIFICANT AMOUNT OF TIME AND MONEY INTO SEEKING SUCH APPROVALS. IF OUR PRODUCTS DO NOT RECEIVE THE REGULATORY APPROVALS WE NEED TO SELL THEM, OUR REVENUES AND OPERATING RESULTS COULD BE ADVERSELY AFFECTED AND THE VALUE OF YOUR INVESTMENT MAY DECLINE.

The manufacture, sale, promotion and marketing of our new products, if any, may be subject to regulation by the FDA and similar government regulatory bodies in other countries.

As we develop or obtain new products, we will be required to determine what regulatory requirements, if any, are required to market and sell our products in the United States and worldwide. The process of obtaining regulatory approval could take years and be very costly, if approval can be obtained at all. If we failed to comply with such a requirement, we could be subjected to an FDA enforcement action. Such an action could take the form of a warning letter, an injunction to stop us from marketing the product at issue or a possible seizure of our assets.

We intend to work diligently to assure compliance with all applicable regulations that impact our business. We cannot assure you, however, that we will be able to obtain regulatory approval for all of our products or that, in the future, additional regulations will not be enacted which might adversely impact our operations. In either case, our revenues and operating results could be adversely effected and the value of your investment may decline.

                RISKS RELATING TO OUR CURRENT FINANCING AGREEMENT

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES TO THE SELLING STOCKHOLDER, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

Our obligation to issue shares upon conversion of our convertible securities is essentially limitless.

The following is an example of the amount of shares of our common stock that is issuable to the selling stockholders, upon conversion of our remaining, unconverted principal amount $583,287 convertible notes issued pursuant to our September 2005 private placement and our principal amount $264,000 convertible notes issued pursuant to our December 2005 private placements, based on market prices 25%, 50% and 75% below our market price on February 10, 2006 of $0.005.

Secured Convertible September 2005 and December 2005 Original Issue Discount
Notes

   % Below         Price Per     With Discount    #of Shares     % Outstanding
    Market           Share          at 35%         Issuable         Stock
--------------  --------------  --------------  --------------  --------------
     25%           $0.00375        $0.00244        347,248,770      98.11%
     50%           $0.0025         $0.00163        519,807,975      96.29%
     75%           $0.00125        $0.00081      1,046,033,333      94.53%

*Based on 122,823,460 shares outstanding as of February 10, 2006

The issuance of shares upon conversion of the convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholder may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholder may not convert its convertible note and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting and/or exercising some of their holdings, selling our common stock issued in such conversion and/or exercise, and then converting more of their holdings. In this way, the selling stockholder could sell more than 4.99% of our outstanding common stock while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE NOTES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

The convertible notes are convertible into shares of our common stock at a conversion price that is equal to the lesser of (i) $.07 or (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by thirty-five percent (35%). The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may lower the market price of the common stock.

                RISKS ASSOCIATED WITH OWNERSHIP OF OUR SECURITIES

WE HAVE NOT PAID CASH DIVIDENDS AND IT IS UNLIKELY THAT WE WILL PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We plan to use all of our earnings, to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our Common Stock. You should not expect to receive cash dividends on our Common Stock.

WE HAVE THE ABILITY TO ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WITHOUT ASKING FOR SHAREHOLDER APPROVAL, WHICH COULD CAUSE YOUR INVESTMENT TO BE DILUTED.

Our Articles of Incorporation currently authorize the Board of Directors to issue up to 2,000,000,000 shares of Common Stock. The power of the Board of Directors to issue shares of Common Stock or warrants or options to purchase shares of Common Stock is generally not subject to shareholder approval. Accordingly, any additional issuance of our Common Stock may have the effect of further diluting your investment.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, those securities may have rights, preferences or privileges senior to those of the holders of our Common Stock. The issuance of additional Common Stock or securities convertible into Common Stock by our management will also have the effect of further diluting the proportionate equity interest and voting power of holders of our Common Stock.

OUR SECURITIES ARE THINLY TRADED, SO YOU MAY BE UNABLE TO LIQUIDATE THEM IF YOU NEED MONEY.

Our Common Stock trades sporadically on the Over-The-Counter Bulletin Board. It is not likely that an active market for our Common Stock will develop or be sustained in the foreseeable future.

WE ARE SUBJECT TO THE PENNY STOCK RULES AND THESE RULES MAY ADVERSELY EFFECT TRADING IN OUR COMMON STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                           FORWARD LOOKING STATEMENTS

The federal securities laws provide a safe harbor for certain forward-looking statements. This safe harbor protects us from liability in a private action arising under either the Securities Act of 1933 or the Securities Exchange Act of 1934 for forward-looking statements that are identified as such and accompanied by meaningful cautionary statements, or are immaterial.

This prospectus contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions, or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project," "predict," "potential," "continue," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could," or the negative of these terms or other comparable terminology. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. Actual future results and trends may differ materially from those made in or suggested by any forward-looking statements due to a variety of factors, including for example, our inability to obtain financing when and if we need it and other factors, many of which may be outside our control. Consequently, you should not place undue reliance on these forward-looking statements. We discuss many of these and other risks and uncertainties in greater detail under the sections titled, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this prospectus.

The forward-looking statements speak only as of the date on which they are made and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK AND RIGHTS OF COMMON SHAREHOLDERS

The securities being offered by the selling shareholders are shares of our common stock. We are authorized by our Articles of Incorporation, as amended, to issue 2,000,000,000 shares of common stock, $0.001 par value. As of February 10, 2006, we had 122,823,460 shares of common stock issued and outstanding. Our common stock is traded on the over-the-counter bulletin board.

Holders of our common stock are entitled to one vote per share on all matters subject to shareholder vote. If the Board of Directors were to declare a dividend out of funds legally available therefore, all of the outstanding shares of common stock would be entitled to receive such dividend. We have never declared dividends and we do not intend to declare dividends in the foreseeable future. If we were liquidated or dissolved, holders of shares of our common stock would be entitled to share ratably in assets remaining after satisfaction of our liabilities. Holders of our common stock do not have cumulative voting rights.

                              SELLING SHAREHOLDERS

This prospectus relates to the offer and sale by the following selling stockholders of the indicated number of shares, all of which are issuable pursuant to warrants and/or convertible notes held by these selling stockholders. The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the notes and exercise of the related warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.

None of the following selling stockholders have held any position or office within our company, nor has had any other material relationship with us in the past three years, other than in connection with transactions pursuant to which the selling stockholders acquired convertible notes and warrants.

None of the following selling stockholders are broker-dealers or affiliates of broker-dealers.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

This prospectus covers the resale by selling shareholders of up to 217,960,000 shares of our common stock, $0.001 par value. The selling shareholders are offering:

o 217,500,000 shares of common stock underlying our Original Issue Discount Secured Convertible Notes, of which an aggregate of 151,500,000 shares of common stock are being registered for the remaining, unconverted $583,287 principal amount of such notes issued in September 2005 and 66,000,000 shares or common stock are being registered for the shares underlying such notes issued in December 2005;

o 460,000 shares of common stock underlying warrants issued to certain of the selling stockholders pursuant to our December 2005 private placement;

-------------------- ------------------- ------------- --------------- ------------ --------------- ------------ --------------
                                            Total
                       Total Shares of    Percentage                                                                Percentage
                       Common Stock       of Common      Shares of                                  Beneficial      of Common
                       Issuable Upon        Stock,     Common Stock     Beneficial  Percentage of    Ownership      Stock Owned
                       Conversion of       Assuming     Included in     Ownership   Common Stock    After the         After
                      Convertible Notes      Full       Prospectus     Before the   Owned Before     Offering       Offering
        Name           and/or Warrants    Conversion                   Offering(1)    Offering         (2)             (2)
-------------------- ------------------- ------------- --------------- ------------ --------------- ------------ --------------
Alpha Capital
Aktiengesellschaft    142,940,000 (3)       113.38%    142,940,000 (1)   6,018,349      4.99%            --            --
-------------------- ------------------- ------------- --------------- ------------ --------------- ------------ --------------
Whalehaven Capital     40,000,000 (4)        32.57%     40,000,000 (1)   6,018,349      4.99%            --            --
Fund Ltd.
-------------------- ------------------- ------------- --------------- ------------ --------------- ------------ --------------
Ellis International    20,000,000 (5)        16.28%     20,000,000 (1)   6,018,349      4.99%            --            --
Ltd.
-------------------- ------------------- ------------- --------------- ------------ --------------- ------------ --------------
Osher Capital, Inc.   15,020,000 (6)         12.23%     15,020,000 (1)  6,018,349       4.99%            --            --
-------------------- ------------------- ------------- --------------- ------------ --------------- ------------ --------------

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes 100% of the shares issuable upon conversion of the convertible notes issued pursuant to our September 2005 and December 2005 private placements and 100% of the shares issuable upon exercise of warrants issued pursuant to our December 2005 private placement, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible note is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. However these selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

(2) Assumes that all securities registered will be sold.

(3) Represents (i) 79,500,000 shares of common stock underlying an aggregate of $314,174 unconverted principal amount convertible notes issued to the selling stockholder pursuant to our September 2005 private placement, (ii) 63,000,000 shares of common stock underlying an aggregate of $252,000 principal amount convertible notes issued to the selling stockholder pursuant to our December 2005 private placement, and (iii) 440,000 shares underlying warrants exercisable at $0.07 per share issued to the selling stockholder pursuant to our December 2005 private placement. Alpha Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Konrad Ackermann, who may be deemed the control person of the shares owned Alpha Capital.

(4) Represents shares of common stock underlying an aggregate of $155,200 unconverted principal amount convertible notes issued to the selling stockholder pursuant to our September 2005 private placement. Whalehaven Capital Fund Limited is a private investment fund that is owned by all of its investors and managed by Michael Finkelstein and Bhavesh Singh. Evan Schemenauer, Arthur Jones and Jennifer Kelly may be deemed control persons of the shares owned by such entity, with final voting power and investment control over such shares.

(5) Represents shares of common stock underlying an aggregate of $77,540 unconverted principal amount convertible notes issued to the selling stockholder pursuant to our September 2005 private placement. Mr. Wilhelm Ungar may be deemed the control person of the securities owned by such entity, with final voting power and investment control over such shares.

(6) Represents (i) 12,000,000 shares of common stock underlying an aggregate of $36,373 unconverted principal amount convertible notes issued to the selling stockholder pursuant to our September 2005 private placement, (ii) 3,020,000 shares of common stock underlying an aggregate of $12,000 principal amount convertible notes issued to the selling stockholder pursuant to our December 2005 private placement, and (iii) 20,000 shares underlying warrants exercisable at $0.07 per share issued to the selling stockholder pursuant to our December 2005 private placement. Mr. Yisroel Kluger has voting and dispositive control over securities owned by Osher Capital, Inc.

OUR DECEMBER 23, 2005 ORIGINAL ISSUE DISCOUNT SECURED CONVERTIBLE NOTES

On December 23, 2005, we entered into a Subscription Agreement with several accredited institutional investors for the issuance of an aggregate of $264,000 principal amount Original Issue Discount Secured Convertible Notes (the "Convertible Notes") and we received a gross amount of $220,000. The convertible notes are due two years from the date of issuance. The convertible notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of (i) $.07 or (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by thirty-five percent (35%). In connection with the issuance of the convertible notes, the noteholders shall receive warrants to purchase shares of our common stock. Furthermore we entered into a Registration Rights Agreement in order to register the above-referenced securities.

The secured convertible notes mature on two years from the date of issuance. The convertible notes are convertible at any time at the option of the holder into shares of our common stock, provided at no time may a holder of our convertible notes and its affiliates own more than 4.9% of our outstanding common stock. The conversion price of our common stock used in calculating the number of shares issuable upon conversion of the convertible notes, is the lesser of

o Sixty-five percent of the average of the lowest three intra-day trading prices for our common stock during the twenty trading day period ending one trading day prior to the date the conversion notice is sent by the holder to the borrower; and

o     a fixed conversion price of $0.07.

The number of shares of common stock issuable upon conversion of the convertible notes is determined by dividing that portion of the principal of the convertible notes to be converted by the conversion price. For example, assuming conversion of $264,000 of convertible notes on January 10, 2006, a conversion price of $0.004 per share, the number of shares issuable, ignoring the 4.9% limitation discussed above, upon conversion would be:

$264,000/ $0.004 = 66,000,000 shares

The conversion price of the convertible notes are subject to equitable adjustments if we distribute a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' ownership. Also, the convertible notes fixed conversion price gets lowered in the event we issue shares of our common stock or any rights, options, warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTCBB. The fixed conversion price gets lowered upon such issuance to the amount of the consideration per share received by us.

The convertible notes are secured by a security agreement and an intellectual property security agreement under which we pledged substantially all of our assets, including our goods, fixtures, equipment, inventory, contract rights, receivables and intellectual property.

DESCRIPTION OF WARRANTS

The warrants purchased by the investors pursuant to the December 23, 2005 Subscription Agreement entitle the investors to purchase 460,000 shares of our common stock at an exercise price equal to $0.07 per share.

The warrants expire five years from the date of issuance. The warrants are subject to exercise price adjustments upon the occurrence of certain events including stock dividends, stock splits, mergers, reclassifications of stock or our recapitalization. The exercise price of the warrants is also subject to reduction if we issue shares of our common stock on any rights, options or warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTC Bulletin Board.

REGISTRATION RIGHTS

If we at any time propose to register any of our securities under the 1933 Act for sale to the public, we are obligated to include 100% of the shares of our common stock issuable upon conversion of the promissory notes and 100% of the shares of our common stock issuable upon exercise of the Class A warrants in such registration statement.

OUR SEPTEMBER 16, 2005 ORIGINAL ISSUE DISCOUNT SECURED CONVERTIBLE NOTES SUBSCRIPTION AGREEMENT

On September 16, 2005, we entered into a Subscription Agreement with several accredited institutional investors for the issuance of an aggregate of $900,000 principal amount Original Issue Discount Secured Convertible Notes (the "Convertible Notes") and we received a gross amount of $750,000. The convertible notes are due two years from the date of issuance. The convertible notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of (i) $.07 or (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by thirty-five percent (35%). In connection with the issuance of the convertible notes, the noteholders shall receive warrants to purchase shares of our common stock. Furthermore we entered into a Registration Rights Agreement in order to register the above-referenced securities and are required to register 200% of our common shares underlying the convertible notes and the warrants.

The secured convertible notes mature on two years from the date of issuance. The convertible notes are convertible at any time at the option of the holder into shares of our common stock, provided at no time may a holder of our convertible notes and its affiliates own more than 4.9% of our outstanding common stock. The conversion price of our common stock used in calculating the number of shares issuable upon conversion of the convertible notes, is the lesser of:

o Sixty-five percent of the average of the lowest three intra-day trading prices for our common stock during the twenty trading day period ending one trading day prior to the date the conversion notice is sent by the holder to the borrower; and

o     a fixed conversion price of $0.07.

We are be obligated to pay a penalty of $2,000 per day to the investors if we fail to deliver the shares of our common stock issuable upon a conversion of the convertible notes within two business days following the receipt of the investors' notice of conversion.

Since the issuance of our convertible notes to the investors of our September 2005 private placement, an aggregate of $583,287 principal amount of such notes remain unconverted. We are registering an aggregate of 151,500,000 shares of our common stock underlying such unconverted notes in this prospectus.

The number of shares of common stock issuable upon conversion of the convertible notes is determined by dividing that portion of the principal of the convertible notes to be converted by the conversion price. For example, assuming conversion of $583,287 of convertible notes which remain unconverted at a conversion price of $0.004 per share, the number of shares issuable, ignoring the 4.9% limitation discussed above, upon conversion would be:

$583,287/ $0.004 145,821,750

The conversion price of the convertible notes are subject to equitable adjustments if we distribute a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' ownership. Also, the convertible notes fixed conversion price gets lowered in the event we issue shares of our common stock or any rights, options, warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTCBB. The fixed conversion price gets lowered upon such issuance to the amount of the consideration per share received by us.

The convertible notes are secured by a security agreement and an intellectual property security agreement under which we pledged substantially all of our assets, including our goods, fixtures, equipment, inventory, contract rights, receivables and intellectual property.

DESCRIPTION OF WARRANTS

The warrants purchased by the investors pursuant to the September 16, 2005 Subscription Agreement entitle the investors to purchase 1,500,000 shares of our common stock at an exercise price equal to $0.07 per share.

The warrants expire five years from the date of issuance. The warrants are subject to exercise price adjustments upon the occurrence of certain events including stock dividends, stock splits, mergers, reclassifications of stock or our recapitalization. The exercise price of the warrants is also subject to reduction if we issue shares of our common stock on any rights, options or warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTC Bulletin Board.

REGISTRATION RIGHTS

We are obligated to file a registration statement registering 200% of the shares of our common stock issuable upon conversion of the promissory notes and 100% of the shares of our common stock issuable upon exercise of the Class A warrants no later than 35 days after the initial closing date and cause it to be effective within 90 days after the initial closing date. If we do not meet the aforementioned filing and effectiveness deadlines, we shall pay to each investor an amount equal to 2% for each 30 days or part thereof, thereafter of the purchase price of the notes remaining unconverted and purchase price of the shares of our common stock issued upon conversion of the notes.

                              PLAN OF DISTRIBUTION

We are registering a total of 217,960,000 shares of our common stock that are being offered by the selling shareholders. As used in this prospectus, "selling shareholders" includes the pledgees, donees, transferees or others who may later hold the selling shareholders' interests in the common stock. We will pay the costs and fees of registering the common shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common shares. We will not receive the proceeds from the sale of the shares by the selling shareholders. However, some of the shares we are registering will be issued upon the exercise of warrants held by the selling shareholders. Although the selling shareholders are not required to exercise the warrants, if they do so we will receive the proceeds from the exercise, unless those warrants are exercised pursuant to the cashless exercise provisions thereof.

The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The shares being offered by the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions, which may involve block transactions:

o on the Over-the-Counter Bulletin Board or on such other market on which the common stock may from time to time be trading;

o     in privately-negotiated transactions;

o     through the writing of options on the shares;

o     short sales; or

o     any combination thereof.

The sale price to the public may be:

o     the market price prevailing at the time of sale;

o     a price related to such prevailing market price;

o     at negotiated prices; or

o     such other price as the selling stockholders determine from time to time.

The selling shareholders may also sell shares under Rule 144 or Regulation S under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay all fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered by the selling shareholders. We will receive proceeds of $0.07 per share from the exercise of warrants by the selling shareholders, unless those warrants are exercised pursuant to the cashless exercise provisions thereof.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The name, age and a description of the positions held by our directors, executive officers and key employees are as follows:

NAME                       AGE           TITLE

Charles Miseroy             74           Chief Executive Officer,
                                         President, Acting Chief
                                         Financial Officer

Fred De Luca                75           Director and Secretary

Federico G. Cabo            61           Director

There are no family relationships among any of our directors or officers.

The size of our Board of Directors is currently fixed at two members. Members of the Board serve until the next annual meeting of stockholders and until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board.

None of our directors or executive officers has, during the past five years,

o had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

o been convicted in a criminal proceeding and none of our directors or executive officers is subject to a pending criminal proceeding,

o been subject to any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities, or

o been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Mr. Miseroy brings to our company nearly forty years of international financial and executive expertise and experience. From 1986 to the present, Mr. Miseroy has been a business and tax consultant to a variety of small to medium size companies, including First Gargo Net Inc. in Los Angeles, California and from 2000 to the present, the Administrator for the Heard Family Trust in Pasadena, California. From 1979 to 1985 he served as Chief Financial Officer and Executive Vice President of N.I.D.C., (National Investment Development Corporation) located in Los Angeles, California, a major syndication and multi-dwelling residential development company. His background includes a six-year tenure with Price Waterhouse & Co. in The Hague, Netherlands as a Chartered Accountant.

In 1970, Mr. Cabo began his series of entreprenureal successes by founding Cabo Distributing Co., a beer, wine and spirits distribution company, which through his leadership became the leader in sales of Mexican beer brands which included Corona, Carta Blanca, Dos Equis, Bohemia, Pacifico and others. He sold the company in 1998 when annual sales had reached $20 million. He then transitioned from distribution to production and in February 1998 co-founded American Craft Brewing Co. (Ambrew), where he served as Director and was majority shareholder of this public company. In June 1998, he also founded Fabrica de Tequilas Finos S.A., a tequila distilling company located in Tequila, Jalisco, Mexico, selling premium tequila to a network of wholesalers throughout the U.S., Canada and Europe. Mr. Cabo served as President of this company from inception to the present date. In August 1998, he expanded his activity in production and distribution by serving as Director and President of Cerveceria Mexicana S.A. de C.V., the 3rd largest brewery in Mexico, which was sold to Coors Brewing Co. in May 2000. From May 2000 to September 2004, Mr. Cabo continued his service as president of Fabrica de Tequilas Finos S.A., a tequila distributing company selling to a network of wholesalers throughout the U.S., Canada and Europe. Mr. Cabo graduated as a Civil Engineer from the Universidad Nacional Autonoma De Mexico (UNAM) in 1967, and was employed through 1969 as a Special Applications Engineer at ITT Barton, a liquid gas level and gas flow instrumentation company.

Fred De Luca, Director and Secretary. On July 21, 2004, Fred De Luca, Secretary, was appointed to the Board of Directors. Mr. De Luca practiced corporate law over a twenty nine year period until retiring to serve as legal consultant and board of directors member to various private and publicly traded companies. Mr. De Luca earned his under graduate degree at University California Los Angeles
(UCLA) and his law degree at Southwestern University School of Law.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of February 10, 2006 as to each person who is known to us to be the beneficial owner of more than 5% of our outstanding Common Stock and as to the security and percentage ownership of each of our executive officers and directors and all of our officers and directors as a group. The term "executive officer" is defined as the Chief Executive Officer, President and the Chief Financial Officer. Except where specifically noted, each person listed in the table has sole voting and investment power with respect to the shares listed.

--------------------------------------------------------------------------------
                   Name and Address                                      Percent
 Title of                 Of                    Amount and Nature          Of
   Class         Beneficial Owners (1)         Of Beneficial Ownership    Class
--------------------------------------------------------------------------------
Common Stock     Edward W. Withrow III (2)(7)     11,188,914              9.11%
and Warrants
--------------------------------------------------------------------------------
Common Stock     Fred De Luca (3)(5)(6)(7)        10,208,934              8.31%
and Warrants     Treasurer,Secretary and
                 Director
--------------------------------------------------------------------------------
Common Stock     Charles Miseroy (6)(7)           17,000,000             13.84%
                 CEO, President, CFO
--------------------------------------------------------------------------------
Common Stock     Norman A. Kunin (4)               7,173,503              5.84%
and Warrants
--------------------------------------------------------------------------------
Common Stock     Kyle Withrow  (4)                 7,000,000               6.6%
--------------------------------------------------------------------------------
Common Stock     Federico G. Cabo (4)(5)           5,000,665              4.07%
                 Director
--------------------------------------------------------------------------------
Common Stock     All officers and directors       32,209,599             26.22%
                 As a group (two persons)
--------------------------------------------------------------------------------

(1) The address for Mr. Edward W.Withrow, III, Mr. DeLuca, Mr. Kunin, Mr. Kyle Withrow and Mr. Cabo is c/o Addison-Davis Diagnostics, Inc., 143 Triunfo Canyon Road, Suite 104, Westlake Village, California 91361. The address for Mr. Miseroy is 12318 Foxcroft Place, Granada Hills CA 91344

(2) Includes 5,000,000 shares deemed beneficially owned by Edward W. Withrow III by virtue of his right to acquire them within 60 days of the date of this Annual Report that would be required to be reported pursuant to Rule 13d-3 of the Securities Exchange Act of 1934. These shares represent warrants granted to Huntington Chase LLC, a limited liability company in which Mr. Withrow is the sole member and managing member.

(3) Includes 1,330 shares issued to SAGS-3 LLC, a limited liability company in which Mr. De Luca is the sole member and managing member and 1,500,000 shares deemed beneficially owned by Mr. DeLuca by virtue of his right to acquire them within 60 days of the date of this Annual Report that would be required to be reported pursuant to Rule 13d-3 of the Securities Exchange Act of 1934. The 1,500,000 shares represent warrants granted to Mr. DeLuca for consulting services.

(4) 5% Shareholder.

(5) Director

(6) Executive Officer

(7) 10% Shareholder

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, Article Ninth of our Certificate of Incorporation includes a provision that eliminates the personal liability of each of our directors for monetary damages for breach of such director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director shall be limited to the fullest extent allowed by the amendment. However, any repeal or modification of the indemnity provided by the General Corporation Law shall not adversely affect any limitation on the personal liability of our directors.

Our Certificate of Incorporation requires us, to the extent and in the manner provided by the General Corporation Law, to indemnify any person against expenses, (including attorneys' fees), judgments, fines and amounts paid in settlement, that are actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was one of our directors or officers.

Our Bylaws provide that we must, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify our directors and officers for actions they took in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests. With respect to any criminal action or proceeding, the officer or director must have had no reasonable cause to believe that his conduct was unlawful. We are required by our Bylaws to advance, prior to the final disposition of any proceeding, promptly following request therefore, all expenses incurred by any officer or director in connection with such proceeding. If the General Corporation Law is amended to provide narrower rights to indemnification than are available under our Bylaws, such amendment shall not apply to alleged actions or omissions that precede the effective date of such amendment. Our Bylaws permit us to indemnify our employees and agents to the fullest extent permitted by the General Corporation Law.

Section 145 of the General Corporation Law of the State of Delaware permits indemnification of a corporation's agents (which includes officers and directors) because he is a party (or he is threatened to be made a party) to any action or proceeding by reason of the fact that the person is or was an agent of the corporation or because he is a party (or he is threatened to be made a party) to any action or proceeding brought by or on behalf of a corporation. If the agent is successful on the merits in defense of any action or proceeding, the corporation must indemnify the agent against expenses actually and reasonably incurred by the agent in such defense. Indemnification must be authorized in the specific case upon a determination that indemnification is proper because the person has met the applicable standard of conduct to require indemnification. This provision of the General Corporation Law of the State of Delaware is not exclusive of any other rights to which persons seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  ORGANIZATION

CORPORATE HISTORY

Addison-Davis Diagnostics, Inc. (referred to in this prospectus as "we", "us", or "our") was formed on April 4, 1989 under the name Chelsea Atwater, Inc. On March 19, 1997 we changed our name to Cerx Entertainment Corporation, and on March 23, 1998 we changed our name to Cerx Venture Corporation. Prior to 1999 we had limited operations while we were seeking a business to acquire. On July 15, 1999, we effected a merger with EBonlineinc.com, Inc., a Delaware corporation, and changed our name to MoneyZone.com, Inc. (referred to in this prospectus as "MoneyZone"). On July 18, 2002, we announced that we had entered into a Merger Agreement with QuickTest 5, Inc., a Delaware corporation.

Effective January 9, 2003, pursuant to the terms of the Merger and Plan of Reorganization between MoneyZone.com, Inc. and QuickTest 5, Inc., Quicktest merged with and into MoneyZone (the "Merger"), the separate corporate existence of Quicktest ceased, and MoneyZone continued as the surviving entity and changed its name to "QT 5, Inc." and its symbol on the Over The Counter Bulletin Board to "QTFV". Prior to the Merger, our Board of Directors and the holders of a majority of the outstanding shares of common stock authorized and approved by written consent an amendment to our Certificate of Incorporation increasing the total number of shares of our authorized common stock from 25,000,000 shares to 100,000,000 shares. Prior to the Merger but also effective on January 9, 2003, we effectuated a 5 for 1 forward split of our outstanding shares of common stock. On November 3, 2003 we effected an increase of the total number of shares of our authorized common stock from 100,000,000 to 300,000,000 shares. In July 2004 we effected an increase of the total number of shares of our authorized common stock from 300,000,000 to 5,000,000,000 shares. On April 26, 2004 we effected a 1 for 10 reverse stock split of our outstanding shares of common stock and on November 26, 2004 we effected a 1 for 150 reverse stock split of our outstanding shares of common stock and changed our name to "Addison-Davis Diagnostic, Inc."

All shares reported in this prospectus reflect the forward stock split and both reverse stock splits unless otherwise noted. All shares reported in this prospectus prior to May 2004 are reflected on a pre 1 for 150 reverse split basis unless otherwise noted.

On February 7, 2003 we formed Nico International, Inc., a wholly owned subsidiary.

On April 19, 2004 we formed Xact Aid, Inc., a wholly owned subsidiary.

On May 9, 2005, in connection with the spin-off of Xact Aid, Inc., the Company distributed all 2,001,000 shares of its outstanding common stock that we owned to our shareholders (along with a copy of the Xact Aid prospectus). Xact Aid, Inc. filed a registration statement with the Securities and Exchange Commission, which was declared effective on April 18, 2005, registering all 2,001,000 shares of Xact Aid common stock owned by the Company. In addition, Xact Aid has filed an application on Form 211 with the NASD to have the 2,001,000 shares traded on the Over-The-Counter-Bulletin Board.

                                  OUR BUSINESS

We are currently the owner of a patent-pending and FDA 510(K) cleared urine specimen rapid drug screening test for drugs-of-abuse called Drug Stop, which we have sold in limited quantities and are preparing to market through wider distribution channels including the grant of a license for over-the-counter sale upon which we will receive a royalty for each unit sold. We had also test-marketed a licensed FDA 510(K) cleared product called EZ F.O.B.T., a fecal occult quick-test for unseen blood in the stool to detect early signs which may lead to colon cancer and other intestinal diseases, however based upon unfavorable results of test-marketing from our distributor we have ceased the marketing effort on EZ F.O.B.T..

In April 2005, the Company entered into a Settlement and Release Agreement with Insta Med Manufacturing, Inc. ("Insta Med") in settlement of certain disputes between the Company and Insta Med concerning the license agreement dated October 17, 2003 and the February 6, 2004 modification thereto, wherein the license agreement and modification were rescinded and the rights to sell and market the Target System reverted back to Insta Med and Insta Med assigned all its right title and interest in that Drug Test Cup, Patent Pending Application No. 09752712 together with any and all approvals issued by the Federal Drug Administration ("FDA") for the Drug Test named "Drug Stop" FDA No. K 991465 Regulatory Class II approval for over-the-counter ("OTC") as well as any and all 510(K) number attached.

In November 2005, we granted an exclusive worldwide License of Intellectual Property ("License") to brand develop, manage, provide sales strategy, manufacture and to sell and distribute our Drug Stop drug-test product for over-the -counter (OTC) sales. The License shall remain in full force and effect for a period of five (5) years and shall automatically be extended for an additional five (5) year period so long as neither party causes a termination of the License pursuant to its terms. As consideration for granting the License, we shall receive a royalty equal to Five Percent (5%) of the gross revenues derived from sales of the Drug Stop product sold over-the-counter "OTC" in stores, calling centers, internet or other over-the-counter means during the term of the License.

Management believes that we cannot afford the financial burden of ongoing developmental costs associated with the Target System and its related analyzing equipment, in addition to the extended period of time necessary to bring those products to market and revenue production. Outright ownership of our self-regulating urine specimen quick-test for drugs of abuse Drug Stop product results in the addition of a valuable asset that is currently revenue producing, and licensing the sale and distribution of Drug Stop, where possible, and adding licensed products that are immediately marketable without additional cost is, in management's opinion, the direction which we should pursue. In order to contain overhead and eliminate certain costs of manufacture and distribution, we have entered into sales representative and distribution agreements for institutional sales of DrugStop, granted a license to sell Drug Stop on the OTC market (see November 2005 License above), and are in negotiations to sell and distribute Drug Stop to Federal and State agencies nationwide.

Management is seeking to license other quick-test biomed products that do not require significant development costs. Management recognizes that we must generate some additional resources to fund overhead until the eventual achievement of sufficient revenue leading to sustained profitable operations. However, no assurance can be given that debt or equity financing will be available to us on satisfactory terms. Our success is dependent upon numerous items, including further product licensing and successful and effective sales strategies and management believes that revenues generated by these products will lead to future profitability.

THE MARKET & STATUS OF LAUNCH OF PRODUCTS

There is a global market for rapid drug screening testing of individuals in order to determine the presence of certain drugs of abuse. We believe that we can capture a segment of that market with our urine specimen rapid drug screening test prior to utilization of more extensive reference laboratory tests. Test kits are currently used to screen for illegal drugs in the workplace by government, correctional and law enforcement agencies, and are used outside the employment environment by rehabilitation centers, clinics, physicians and hospitals and by consumers. These provide an easy, private, inexpensive way for consumers to undergo testing. We believe that these factors may encourage high-risk individuals, or those who are simply "too busy" to make an appointment with a physician, to use the home test kits.

Reference laboratories, correctional institutions, manufacturing facilities vying to become drug-free workplaces ("Drug-free Workplaces"), public utilities and governmental federal, state, county and city agencies are being targeted. We will be targeting the $2.2 Billion substance abuse market with our Drug Stop product. Our Drug Stop product has received a 510(K) FDA Clearance for the test as well as FDA clearance for sale to the Over-The-Counter market. We plan to take advantage of various State incentive programs for a "Drug Free Workplace." The Government's Drug Free Workplace initiative's biggest incentive is to offer Workers Compensation Insurance discounts to companies that have mandatory drug testing. We believe these incentives will open corporations to implementing drug testing programs.

Recent studies show that illicit drug use is as equally implicated as alcohol in DUI arrests in the United States and 65-85% of the DUI problem in Europe. In 1997, in the U.S., 73% of all illegal drug users were employed and more than 14% of American workers had a drug or alcohol abuse problem. Drugs and alcohol use have been implicated in up to 50% of all emergency room trauma visits in the United States. Police officers making traffic stops, emergency room doctors and nurses, and employers sending workers out in trucks, trains and planes all need a test to provide an immediate indication of performance "under-the-influence."

We have signed a strategic sales and marketing agreement with Ohio Surgical, LLC. Ohio Surgical will be responsible for setting up and maintaining institutional sales and distribution channels for Drug Stop. Ohio Surgical is an Ohio-based company serving the healthcare community for 25 years. They specialize in innovative, niche products and services that represent quality and value not found elsewhere in the healthcare market. Ohio Surgical provides diversified products from diagnostic to specialty infusion products.

We have been awarded, through a public bid process, to exclusively supply Miami-Dade County, FL our Drug Stop product for the Turner Guilford Knight Correctional Center. The Turner Guilford Knight Correctional Center has 1,300 beds for male and female inmates of various levels of custody and has an active drug testing program.

In November 2005, we granted an exclusive worldwide License of Intellectual Property ("License") to brand develop, manage, provide sales strategy, manufacture and to sell and distribute our Drug Stop drug-test product for over-the-counter (OTC) sales. We anticipate the OTC program to commence at the end of the second calender quarter of 2006.

THE EFFECT OF GOVERNMENT REGULATION ON OUR BUSINESS

We believe that we are currently in compliance with applicable FDA regulations and we intend to work diligently to assure compliance with current and future regulations that impact our business. We cannot assure you, however, that future regulations will not be enacted which might adversely impact our operations.

The Medical Device Amendments of 1976" (the "Medical Device Act"), a section of the Federal Food, Drug & Cosmetic Act, establishes complex procedures for compliance based upon FDA regulations that designate devices as Class I (general controls, such as compliance with labeling and record-keeping requirements), Class II (performance standards in addition to general controls) or Class III (pre-market approval application before commercial marketing).

Our Drug Stop product is regulated by the FDA and, in the worldwide market, government agencies like the FDA. We may be unsuccessful in obtaining regulatory approvals for our future products, even though we may invest a significant amount of time and money into seeking such approvals. Therefore, management intends to focus on the sale of our Drug Stop product and be extremely selective in moving forward with developing or acquiring future products until it has thoroughly evaluated the viability of such product or products in the marketplace. If our products do not receive the regulatory approvals we need to sell them, our revenues and operating results could be adversely affected and the value of your investment may decline.

Our Drug Stop product is a Class I and Class II product. This product has been approved by the FDA for sale in the professional market and is approved for sale over-the-counter.

LICENSES AND OTHER INTELLECTUAL PROPERTY

In April 2005, we entered into a Settlement and Release Agreement with Insta Med Manufacturing, Inc. ("Insta Med") in settlement of certain disputes between us and Insta Med concerning the license agreement dated October 17, 2003 and the February 6, 2004 modification thereto, wherein the license agreement and modification were rescinded and the rights to sell and market the Target System reverted back to Insta Med and Insta Med assigned all its right title and interest in that Drug Test Cup, Patent Pending Application No. 09752712 together with any and all approvals issued by the Federal Drug Administration ("FDA") for the Drug Test named "Drug Stop" FDA No. K 991465 Regulatory Class II approval for over-the-counter ("OTC") as well as any and all 510(K) number attached.

In May 2005, in connection with the spin-off of Xact Aid, Inc., we ceased to have an interest in any confidential and proprietary information relating to the Xact Aid products or (Know-How), words, symbols and logos identifying and distinguishing Xact Aid products (Trademarks), registrations and application for Trademarks, domain names including source codes, user name and passwords, all designs and copyrights in connection with the Trademarks.

In November 2005, we granted an exclusive worldwide License of Intellectual Property ("License") to brand develop, manage, provide sales strategy, manufacture and to sell and distribute our Drug Stop drug-test product for over-the -counter (OTC) sales. The License shall remain in full force and effect for a period of five (5) years and shall automatically be extended for an additional five (5) year period so long as neither party causes a termination of the License pursuant to its terms. As consideration for granting the License, we shall receive a royalty equal to Seven and One Half Percent (7.5%) of the gross revenues derived from sales of the DrugStop product sold over-the-counter "OTC" in stores, calling centers, internet or other over-the-counter means during the term of the License.

COMPETITION

Our urine specimen rapid drug screening test is not unique in the marketplace. There are a number of similar products that may offer similar results using different specimens and methods.

COMPLIANCE WITH ENVIRONMENTAL LAWS

Our manufacturing and distribution is outsourced to third parties. To our knowledge, federal, state or local environmental laws do not effect our operations and we have not spent any funds to comply with any such laws.

EMPLOYEES

As of February 10, 2006 we have 3 full-time employees.

                             DESCRIPTION OF PROPERTY

Our office facilities are located at 143 Triunfo Canyon Road, Suite 104, Westlake Village, California 91361. We lease this 1,300 square foot facility at market rates. Our current rent is $2,745.40 per month. The lease provides for a rent increase at the rate of 4% for the second year of the term, which will increase our rent to $2,855.22 per month for the period August 1, 2006 to July 31, 2007. The lease expires on July 31, 2007. We believe that this space is sufficient for our needs for the foreseeable future. Our former lessor sought only possession of our prior premises and on or about July 15, 2005 we moved to our new premises and vacated possession of the prior premises.

                                LEGAL PROCEEDINGS

On November 15, 2002, Fidelity Mortgage, Inc. ("Fidelity") filed a lawsuit against us alleging that we breached a sublease with Fidelity. Fidelity is seeking $156,400 in damages plus interest, costs and attorneys' fees. We are in the process of defending this litigation and have recorded a liability of $156,400 in the accompanying audited consolidated balance sheet.

On June 10, 2004, Impact Displays Inc. filed a complaint against us demanding payment of $146,830 representing the balance due on a $346,830 invoice, against which we paid $200,000, for shelving to display our NICOWater(TM) product in Rite Aid Pharmacy stores. In its answer to the complaint, we alleged that (1) the goods sold were at the special request of third-parties (ie Rite Aid and Impact Displays) and that either of those third parties still have possession of the goods; (2) that the plaintiff overcharged for the goods; and (3) that plaintiff, in violation of state and federal law, had an illegal tying arrangement with Rite Aid wherein only the shelving manufactured by plaintiff could be used for the display of our product. Management believes that we will prevail and will have no liability regarding this lawsuit.

On January 5, 2005, Steven H. Reder ("Reder"), a former officer and director of the Company, filed a lawsuit against us alleging breach of his employment agreement, wrongful discharge, libel and breach of promissory note. Mr. Reder claims that on June 15, 2004 we issued a note to Mr. Reder in the amount of $220,750, which reflected the sums due to Mr. Reder for unpaid compensation due by us as of June 15, 2004. We have successfully demurred to a cause of action for libel, which has been omitted from Reder's First Amended Complaint. We have made no payments to Mr. Reder on this note. Management views this lawsuit as lacking in merit and is defending the same vigorously. This matter is set for trial on March 21, 2006.

On August 4, 2005, Bristol Investment Fund, Ltd. filed a summons with notice to appear against us for breach of contract. The relief sought is liquidated and compensatory damages. The Company has tendered the sum of $80,000 to Bristol Investment Fund, Ltd in payment of the outstanding principal balance due on the note in the amount of $60,086 plus accrued interest and penalties. The Company has retained counsel to respond to the Summons. The Company anticipates resolving the matter and does not consider this as having a material adverse effect on the operations of the Company.

We are, from time to time, involved in various other legal and related proceedings which arise in the ordinary course of operating our business. In the opinion of management, the amount of ultimate liability, if any, with respect to these other actions will not materially affect the consolidated financial position or results of operations of the Company.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

In April 2005, the Company entered into a Settlement and Release Agreement with Insta Med Manufacturing, Inc. ("Insta Med") in settlement of certain disputes between the Company and Insta Med concerning the license agreement dated October 17, 2003 and the February 6, 2004 modification thereto. As a result, the license agreement and modification were rescinded and the rights to sell and market the Target System reverted back to Insta Med and Insta Med assigned all its right title and interest in that Drug Test Cup, Patent Pending Application No. 09752712 together with any and all approvals issued by the Federal Drug Administration ("FDA") for the Drug Test named "Drug Stop" FDA No. K 991465 Regulatory Class II approval for over-the-counter ("OTC") as well as any and all 510(K) number attached.

Management believes that it is not in our best interest to assume the financial burden of ongoing developmental costs associated with the Target System and its related analyzing equipment, in addition to the extended period of time necessary to bring those products to market and revenue production. Outright ownership of the Drug Stop product results in the addition of a valuable asset that is currently revenue producing, and licensing the sale and distribution of Drug Stop, where possible, and adding licensed products that are immediately marketable without additional cost is, in management's opinion, the direction which we should pursue.

As the current owner of Drug Stop, a patent-pending and FDA 510(K) cleared self-regulating urine specimen rapid drug screening test for drugs-of-abuse which we have sold in limited quantities, we are preparing to market this product through wider institutional distribution. channels. Drug Stop is one of several drugs-of-abuse tests that is also cleared by the F.D.A. for over-the-counter sale. We have focused on healthcare professionals, hospitals, certain branches of the government, correctional institutions and the workplace environment, and have entered into sales representative and distribution agreements to sell Drug Stop with a seasoned and established distribution company with twenty five years experience in selling biomedical products. We have recently granted an exclusive worldwide License of Intellectual Property ("License") to brand develop, manage, provide sales strategy, manufacture and to sell and distribute our Drug Stop drug-test product for over-the-counter (OTC) sales

Management is seeking to license other quick-test biomed products that do not require significant development costs. Management recognizes that we must continue to generate additional resources to fund overhead until the eventual achievement of sufficient revenue leading to sustained profitable operations. Our success is dependent upon numerous items, including further product licensing and successful and effective sales strategies and management believes that revenues generated by these products will lead to future profitability.

GENERAL OVERVIEW AND GOING CONCERN

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited balance sheet as of June 30, 2005 and the audited statements of operations and cash flows for the fiscal years ended June 30, 2005 and 2004, and the related notes thereto, and our unaudited consolidated balance sheet as of September 30, 2005 and the unaudited consolidated statements of operations and cash flows for the three month period ended September 30, 2005 and 2004, and the related notes thereto. These statements have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require management to make certain estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The important facts and factors described in this discussion and elsewhere in this document sometimes have effected, and in the future could effect, our actual results, and could cause our actual results to differ materially from those expressed in any forward-looking statements made by us or on our behalf.

As reported in the Report of Independent Registered Public Accounting Firm on our June 30, 2005 financial statements, we have incurred losses from operations and we have not generated significant net sales revenue that raised substantial doubt about our ability to continue as a going concern. As reported on our September 30, 2005 financial statements, we have incurred losses from operations and we have not generated significant net sales revenue.

On May 9, 2005, in connection with the spin-off of Xact Aid, Inc., the Company distributed all 2,001,000 shares of its outstanding common stock that we owned to our shareholders (along with a copy of the Xact Aid prospectus). Xact Aid, Inc. filed a registration statement with the Securities and Exchange Commission, which was declared effective on April 18, 2005, registering all 2,001,000 shares of Xact Aid common stock owned by the Company. In addition, Xact Aid has filed an application on Form 211 with the NASD to have the 2,001,000 shares traded on the Over-The-Counter-Bulletin Board.

Although we are now the current owner of Drug Stop, a patent-pending and FDA 510(K) cleared self-regulating urine specimen rapid drug screening test for drugs-of-abuse, and are commencing the marketing and sales of Drug Stop, management recognizes that we must generate additional resources to fund overhead and for the eventual achievement of revenue and sustained profitable operations. Our success is dependent upon numerous items, including the successful development of effective marketing strategies to customers in a competitive market for new products. Although we have commenced marketing our Drug Stop product, we anticipate that it may not enter the market until the first calendar quarter of 2006 and management believes that revenues generated by this product will lead to future profitability.

Also, during the fiscal year ended June 30, 2005, management successfully obtained additional capital through sales and issuance of callable convertible notes from which we received gross proceeds of $1,300,000. During the three month period ended September 30, 2005, management successfully obtained additional capital through sales and issuance of original issue discount convertible notes from which we received gross proceeds of $900,000. In December 2005, management successfully obtained additional capital through sales and issuance of original issue discount convertible notes from which we received gross proceeds of $264,000. However, no assurance can be given that the convertible note funding will generate sufficient cash to satisfy our need for additional capital or that other debt or equity financing will be available to us on satisfactory terms.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

INFLATION

Management believes that inflation has not had a material effect on the Company's results of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements, as defined in Regulation S-B Section 303.

CRITICAL ACCOUNTING POLICIES

In preparing our financial statements, we make estimates, assumptions and judgments that can have a significant effect on our revenues, income or loss from operations, and net income or net loss, as well as on the value of certain assets on our balance sheet. We believe that there are several accounting policies that are critical to an understanding of our historical and future performance as these policies affect the reported amounts of revenues, expenses, and significant estimates and judgments applied by management. While there are a number of accounting policies, methods and estimates affecting our financial statements, the following policies are considered critical. In addition, you should refer to our accompanying audited and unaudited balance sheets as of June 30, 2005 and September 30, 2005, respectively, and the audited and unaudited statements of operations and cash flows for the fiscal years ended June 30, 2005 and 2004 and the three month periods ended September 30, 2005 and 2004, respectively, and the related notes thereto, for further discussion of our accounting policies.

STOCK-BASED COMPENSATION.

We account for non-employee stock-based compensation under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting For Stock-Based Compensation." SFAS No. 123 defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25, as amended ("APB 25"), "Accounting for Stock Issued to Employees." Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of our Common Stock and the grant price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied. We have elected to account for our stock-based compensation to employees under APB 25.

REVENUE RECOGNITION.

We recognize revenue at the time of shipment of our products to our customers.

RESULTS OF OPERATIONS - THREE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED WITH THREE MONTHS ENDED SEPTEMBER 30, 2004

During the three months ended September 30, 2005, our revenues were $1,977 and we incurred a net loss of $1,026,073, compared to revenue of $1,424 and a net loss of $1,293,690 during the three months ended September 30, 2004. Cost of sales for the three month period ended September 30, 2005 and 2004 were $1,200 and $42, respectively. General and administrative expenses for the three months ended September 30, 2005 were $716,608, compared to $763,454, for the three months ended September 30, 2004. The decrease in expenses of $46,846 for the current three month period were due substantially to a combination of decreases in selling expenses of approximately $25,070, salaries of approximately $172,468, moving expenses of approximately $15,635, rent of approximately $11,511, professional fees of approximately $58,657, insurance of $11,766 and reimbursement of certain office expenses of approximately $22,727, offset by increases in web expenses of approximately $15,348, various consulting services of approximately $204,949, investor relations expense of approximately $50,000 and sundry expenses of approximately $691. During the three-month period ended September 30, 2005, we issued 20,000,000 shares of common stock for various advisory consulting services pursuant to agreements. On the date of issuance the fair market value of the common stock was $400,000. During the three months ended September 30, 2005 and 2004, we recorded interest expense of $309,466 and $524,381, respectively, representing primarily accrued interest and amortization of a discount on convertible debentures and notes. Also, during the three month periods ended September 30, 2005 and 2004 we had other income of zero and $34,273, respectively.

RESULTS OF OPERATIONS - FISCAL YEAR ENDED JUNE 30, 2005 COMPARED WITH FISCAL YEAR ENDED JUNE 30, 2004

In May 2005, Xact Aid, Inc., formerly a wholly owned subsidiary whose operations were consolidated with ours for accounting and financial statement purposes, was spun off from our company. Consequently, the results of operations of Xact Aid, Inc. are included in the financial statements herein as loss from discontinued operations for the period from July 1, 2004 to the date of the spin-off (May 9, 2005) and for the fiscal year ended June 30, 2004, totaling $800,301 and $68,093, respectively.

During the fiscal year ended June 30, 2005, we had revenues of $5,176 from the initial sales during the marketing phase of our Drug Stop product, as compared to $192,109 during the fiscal year ended June 30, 2004. Revenues during the fiscal year ended June 30, 2004 were earned from the sale of NICOWater(TM). Sales of NICOWater(TM) ceased on January 8,2004 due to the loss of the NICO patent. Cost of sales for the fiscal year ended June 30, 2005 was $2,838 as compared to $109,437 for the fiscal year ended June 30, 2004. Other costs and expenses for the fiscal year ended June 30, 2005 totaled $1,634,864 as compared to $4,876,505 for the fiscal year ended June 30, 2004. The net decrease in general and administrative expense for the fiscal year ended June 30, 2005 was due primarily to a combination of the following:

(i) a decrease in selling and marketing expenses of approximately $909,539 due primarily to the discontinuance of our NICOWater(TM) product;

(ii) a decrease in consulting fees totaling approximately $212,423, due primarily to a decrease in issuance of the Company' stock for medical and marketing consulting services in connection with the Company's loss of NICOWater(TM);

(iii) a decrease in executive salaries of approximately $627,284 and other salaries of approximately $117,866, in addition to a decrease in related payroll tax expense of approximately $95,919, due to the installation of new management and cost saving measures;

(iv) a decrease in legal and accounting fees totaling approximately $532,159, of which approximately $373,377 were associated with non-recurring general corporate legal fees and legal expense in connection with the NICOWater(TM) arbitration;

(v) a decrease in insurance expense of approximately $278,150 due primarily to the discontinuance of product liability insurance in connection with NICOWater(TM); and

(vi) a decrease of approximately $388,302 attributable to net decreases in various other expenses.

Other income for the fiscal years ended June 30, 2005 and June 30, 2004 consisted of forgiveness of debt and gain on settlement of accounts payable of $107,976 and zero, respectively. Other expenses for the fiscal years ended June 30, 2005 and June 30, 2004 consisted of amortization of debt discount and financing expense in the amount of $970,464 and $1,139,534, respectively, interest in the amount of $322,212 and $262,110, respectively. Other expenses were zero in the fiscal year ended June 30, 2005, however, in the fiscal year ended June 30, 2004 other expenses included write-offs in connection with the loss of NICOWater(TM) in the amount of $730,131, a write-off of notes receivable in the amount of $139,500 and $27,919 of losses on settlements of accounts payable.

As a result of the above, we incurred a net loss of $3,617,527 for the fiscal year ended June 30, 2005 as compared to a net loss of $7,161,005 for the fiscal year ended June 30, 2004.

LIQUIDITY AND CAPITAL RESOURCES

Our capital requirements, particularly as they relate to the marketing and sales of Drug Stop and the introduction and launch of our new products, if any, could continue to be significant. Our future cash requirements and the adequacy of available funds will depend on many factors, including whether or not the market accepts Drug Stop and, if there is market acceptance, the pace at which it develops and the pace at which we are able to launch new products, if any, and the pace at which the market for new products develops.

During the fiscal year ended June 30, 2005 and the three month period ended September 30, 2005, management successfully obtained additional capital through sales and issuance of convertible notes from which we received gross proceeds of $1,300,000 and $900,000, respectively, however, we cannot assure you that the proceeds received from the sale and issuance of convertible notes will provide all the additional capital necessary for us to become profitable. During the next 12 months, if we fail to earn revenues in an amount sufficient to fund our operations and we do not obtain the credit facility, we will have to raise capital through an additional offering of our securities or from additional loans. We cannot guarantee that financing will be available to us, on acceptable terms or at all. If we do not earn revenues sufficient to support our business and we fail to obtain other financing, either through an offering of our securities or by obtaining additional loans, we may be unable to maintain our operations.

As of June 30, 2005, our current assets included $158,275 in cash, $29,488 in accounts receivable and inventory valued at $1,525. Also included in current assets is prepaid expenses of $428,794, $337,000 of which represents the prepayment of corporate marketing expenses and $91,794 is prepaid interest in connection with our convertible debt financing. As of June 30, 2005, non current assets included $100,000 in prepaid interest and $122,955 of deferred financing costs, both related to the callable convertible secured note financing. We have also reflected $358,684 as the value of our patent and related FDA clearance for our DrugStop product. Our current liabilities at June 30, 2005 included accounts payable and accrued expenses of $1,013,265, a liability in the amount of $156,400 for unpaid lease payments we assumed from Moneyzone, notes payable of $334,250 and $207,049 in notes payable due to related parties.

We had a net loss of $3,617,527 for the fiscal year ended June 30, 2005 as opposed to a net loss of $7,161,005 for the fiscal year ended June 30, 2004. The decrease in the net loss is attributable to eliminating costs and expenses associated with our NICOWater(TM) product and patent and cost efficiencies resulting from installation of new management.

Net cash used in operating activities was $1,939,044 for the year ended June 30, 2005. The primary use of cash for the fiscal year ended June 30, 2005 was to fund our net loss, offset by $1,034,805 for amortization of debt discount and non-cash interest expense, $230,728 representing the fair market value of options, warrants and common stock issued during the fiscal year for services rendered. To conserve cash, we have historically paid some consultant and employee salaries with our common stock. During the next 12 months, if we cannot generate sufficient funds to operate our business from product sales, we may be required to sell additional debt or equity securities or borrow funds from related parties. We cannot be certain that we will be successful in obtaining financing if we need it.

Net cash used in operating activities was $1,939,044 for the year ended June 30, 2005.

Cash flows from investing activities for the fiscal year ended June 30, 2005 consisted of the purchase of property and equipment for net cash provided by investing activities of $238.

Cash flows used in investing activities for the fiscal year ended June 30, 2004 consisted of $5,000 for acquisition and $7,207 used in the purchase of property and equipment for net cash used in investing activities of $12,207.

Net cash provided by financing activities for the fiscal year ended June 30, 2005 included proceeds from notes payable (net of prepaid interest of $16,500 in the amount of $95,798, payments of notes payable to related parties in the amount of $71,226, proceeds from the issuance of convertible debentures of $1,531,261 (net of issuance costs and prepaid interest of $599,000) and proceeds from the exercise of options and warrants in the amount of $230,728. Net cash provided by financing activities for the fiscal year ended June 30, 2004 included proceeds from the sale of common stock in the amount of $150,000, proceeds from notes payable to related parties in the amount of $112,500, proceeds from the issuance of convertible debentures of $3,401,000 (net of issuance costs of $599,000) and proceeds from the exercise of options in the amount of $133,333. We also made payments on notes payable in the amount of $339,430, resulting in net cash provided by financing activities for the fiscal year ended June 30, 2005 in the amount of $3,457,403. . Since we are in the early sales and marketing stages for DrugStop, our only product, its manufacture and sale is an unproven business model that may not be successful and will ultimately depend upon demand for the product. Although it is the opinion of management that due to the growth of this product and potential new products, our business will grow and prosper, at this time it is impossible for us to predict the degree to which demand for our product will evolve or whether our potential market-share will be large enough to provide any meaningful revenue or profit for us.

As at September 30, 2005, current assets included $390,453 in cash, $6,810 in accounts receivable, $2,275 in inventories, $456,086 in prepaid expenses primarily in connection with our convertible note financings and a $100,000 escrow receivable in connection with our September 2005 original issue discount convertible note financing.

Also reflected are net property and equipment of $24,562 and other assets including net deferred financing costs of $153,255, patent and FDA clearance of $358,684, prepaid interest of $100,000 and sundry of $3,509.

Current liabilities in the amount of $1,593,532 include accounts payable and accrued expenses of $997,100. Also included are a lease liability of $156,400 related to assumed pre-merger Moneyzone liabilities, notes payable of $334,250 and a note payable to related parties of $15,000. Convertible debentures and notes payable in the amount of $2,185,927 are net of unamortized debt discount of $3,360,105.relating to our convertible debentures and notes. We had negative working capital in the amount of $537,908 at September 30, 2005.

During the three months ended September 30, 2005, our net cash position increased by $232,178 from a beginning balance of $158,275 as of June 30, 2005. During the three months ended September 30, 2005, we had a loss from operations of $1,026,073. We had $ 6,404 cash flows used in investing activities and net cash flows provided by financing activities were $1,314,706. During this period, our operating activities utilized net cash of $1,076,124.

Also during the three months ended September 30, 2005, our trade accounts payable and accrued expenses increased by $20,700 and our notes payable decreased by $192,049 due to our utilization of the convertible debenture funding.

The Company does not currently have any material commitments for capital expenditures in the short term other than those expenditures incurred in the ordinary course of business.

Since inception, our operating and investing activities have used all cash generated from our financing activities. We anticipate continued revenues from sales of our products, however, we will have an ongoing need to raise additional capital to meet working capital requirements in order to fund the growth and development of the business.

RECENT SIGNIFICANT EVENTS

A. DECEMBER 23, 2005 ORIGINAL ISSUE DISCOUNT SECURED CONVERTIBLE NOTES

On December 23, 2005, we entered into a Subscription Agreement with several accredited institutional investors for the issuance of an aggregate of $264,000 principal amount Original Issue Discount Secured Convertible Notes (the "Convertible Notes") and we received a gross amount of $220,000. The convertible notes are due two years from the date of issuance. The convertible notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of (i) $.07 or (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by thirty-five percent (35%). In connection with the issuance of the convertible notes, the noteholders shall receive warrants to purchase shares of our common stock. Furthermore we entered into a Registration Rights Agreement in order to register the above-referenced securities.

The secured convertible notes mature on two years from the date of issuance. The convertible notes are convertible at any time at the option of the holder into shares of our common stock, provided at no time may a holder of our convertible notes and its affiliates own more than 4.9% of our outstanding common stock. The conversion price of our common stock used in calculating the number of shares issuable upon conversion of the convertible notes, is the lesser of

o Sixty-five percent of the average of the lowest three intra-day trading prices for our common stock during the twenty trading day period ending one trading day prior to the date the conversion notice is sent by the holder to the borrower; and

o     a fixed conversion price of $0.07.

The number of shares of common stock issuable upon conversion of the convertible notes is determined by dividing that portion of the principal of the convertible notes to be converted by the conversion price. For example, assuming conversion of $264,000 of convertible notes on January 4, 2006, a conversion price of $0.0058 per share, the number of shares issuable, ignoring the 4.9% limitation discussed above, upon conversion would be: $264,000/ $0.0058 = 45,517,241 shares

The conversion price of the convertible notes are subject to equitable adjustments if we distribute a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' ownership. Also, the convertible notes fixed conversion price gets lowered in the event we issue shares of our common stock or any rights, options, warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTCBB. The fixed conversion price gets lowered upon such issuance to the amount of the consideration per share received by us.

The convertible notes are secured by a security agreement and an intellectual property security agreement under which we pledged substantially all of our assets, including our goods, fixtures, equipment, inventory, contract rights, receivables and intellectual property.

The warrants purchased by the investors pursuant to the December 23, 2005 Subscription Agreement entitle the investors to purchase 460,000 shares of our common stock at an exercise price equal to $0.07 per share.

The warrants expire five years from the date of issuance. The warrants are subject to exercise price adjustments upon the occurrence of certain events including stock dividends, stock splits, mergers, reclassifications of stock or our recapitalization. The exercise price of the warrants is also subject to reduction if we issue shares of our common stock on any rights, options or warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTC Bulletin Board.

If we at any time propose to register any of our securities under the 1933 Act for sale to the public, we are obligated to include 100% of the shares of our common stock issuable upon conversion of the promissory notes and 100% of the shares of our common stock issuable upon exercise of the Class A warrants in such registration statement.

B. LICENSE OF INTELLECTUAL PROPERTY

In November 2005, we granted an exclusive worldwide License of Intellectual Property ("License") to brand develop, manage, provide sales strategy, manufacture and to sell and distribute our Drug Stop drug-test product for over-the -counter (OTC) sales. The License shall remain in full force and effect for a period of five (5) years and shall automatically be extended for an additional five (5) year period so long as neither party causes a termination of the License pursuant to its terms. As consideration for granting the License, we shall receive a royalty equal to Seven and One Half Percent (7.5%) of the gross revenues derived from sales of the DrugStop product sold over-the-counter "OTC" in stores, calling centers, internet or other over-the-counter means during the term of the License.

C. FILING OF SCHEDULE 14C TO EFFECT A ONE TO 175 REVERSE STOCK SPLIT

Pursuant to the written consent of a majority of stockholders dated November 23, 2005, in lieu of a special meeting of the stockholders, the Company will amend its certificate of incorporation to effect a one-for-175 Reverse Stock Split of the Company's common stock. As of the Record Date, the Company's authorized capitalization consisted of 2,000,000,000 shares of common stock, par value $.001 per share, ("Common Stock") of which 97,070,648 shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing proposal by resolution dated November 23, 2005, and having sufficient voting power to approve such proposal through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on January 26, 2006.

FINANCIAL STATEMENT INDEX

FINANCIAL STATEMENTS FOR ADDISON-DAVIS DIAGNOSTICS, INC. (F/K/A QT 5, INC.)

Report of Independent Registered Public Accounting Firm                        F-1 - F-2

Consolidated Balance Sheet as of June 30, 2005                                 F-3

Consolidated Statements of Operations for the years ended June 30, 2005        F-4
and 2004

Consolidated Statements of Stockholder' Deficit for the years ended
June 30, 2005 and 2004                                                         F-5

Consolidated Statements of Cash Flows for the years ended June 30, 2005
and 2004                                                                       F-6 - F-7

Notes to the Consolidated Financial Statements                                 F-8 - F-25

Consolidated Balance Sheet as of September 30, 2005                            F-26

Consolidated Statements of Operations for the three months ended
September 30, 2005 and 2004                                                    F-27

Consolidated Statements of Cash Flows for the three months ended
September 30, 2005 and 2004                                                    F-28 - F-29

Notes to the Consolidated Financial Statements                                 F-30 - F-40

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                                ARMANDO C. IBARRA

                          Certified Public Accountants
                           A Professional Corporation

Armando C. Ibarra, C.P.A.           Members of the California Society of
                                     Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD     Members of the American Institute of
                                     Certified Public Accountants

                                    Registered with the Public Company Oversight
                                     Accounting Board

To the Board of Directors
Addison-Davis Diagnostics, Inc.

             Report of Independent Registered Public Accounting Firm

We have audited the accompanying consolidated balance sheet of Addison-Davis Diagnostics, Inc. as of June 30, 2005 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Addison-Davis Diagnostics, Inc. as of June 30, 2004, were audited by other auditors whose report dated August 19, 2004, expressed an unqualified opinion on those statements. Their report included an explanatory paragraph regarding going concern.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Addison-Davis Diagnostics, Inc., as of June 30, 2005, and the results of their operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ARMANDO C. IBARRA, CPA

September 8, 2005
Chula Vista, Ca. 91910

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Addison-Davis Diagnostics, Inc. (formerly known as QT 5, Inc.)

We have audited the accompanying consolidated statements of operations, stockholders' deficit and cash flows of Addison-Davis Diagnostics, Inc. (formerly known as QT 5, Inc.) (the "Company") for the year ended June 30, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of the Company for the year ended June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. During the year ended June 30, 2004, the Company incurred a net loss of $7,161,005, with only $192,109 of revenues. In addition, the Company lost its arbitration with the patent holder of NICOWater(TM), and subsequently lost the rights to the patent and the related right to sell the Company's only product that had been producing revenues for the Company. These factors, among others, as discussed in Note 1 to the consolidated financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Successful completion of the Company's transition to the attainment of profitable operations is dependent upon its obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company's cost structure. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                              CORBIN & COMPANY, LLP

Irvine, California
August 19, 2004

                         ADDISON-DAVIS DIAGNOSTICS, INC.

                           CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                                  June 30, 2005
                                                                 --------------
Current assets:
     Cash                                                        $      158,275
     Accounts receivable                                                 29,488
     Inventories                                                          1,525
     Escrow receivable                                                  300,000
     Prepaid expenses                                                   128,794
                                                                 --------------

         Total current assets                                           618,082

Property and equipment, net of accumulated
 depreciation of $17,943                                                 19,705
Deferred financing cost, net of accumulated
 amortization of $636,855                                               122,955
Prepaid interest                                                        100,000
Patent and FDA Clearance                                                358,684
Other assets                                                              3,493
                                                                 --------------

                                                                 $    1,222,919
                                                                 ==============
                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Accounts payable and accrued expenses                       $      976,400
     Accrued salaries                                                    36,865
     Lease liability                                                    156,400
     Notes payable                                                      334,250
     Notes payable to related parties                                   207,049
                                                                 --------------

         Total current liabilities                                    1,710,964

Convertible notes payable, net of unamortized debt
 discount of $2,649,259                                               1,219,329

         Total liabilities                                            2,930,293
                                                                 --------------

Stockholders' deficit:
     Common stock, $0.001 par value; 5,000,000,000
       shares authorized; 13,836,973 shares issued
       and outstanding                                                   13,837
     Additional paid-in capital                                      18,374,703
     Accumulated deficit                                            (20,095,914)
                                                                 --------------
         Total stockholders' deficit                                 (1,707,374)
                                                                 --------------
                                                                 $    1,222,919
                                                                 ==============

          See accompanying notes to consolidated financial statements

                         ADDISON-DAVIS DIAGNOSTICS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    For The Year   For The Year
                                                       Ended          Ended
                                                      June 30,       June 30,
                                                        2005           2004
                                                    ------------   ------------
Revenue                                             $      5,176   $    192,109

Costs and expenses:
      Cost of revenue                                     (2,838)      (109,437)
      General and administrative                      (1,634,864)    (4,876,505)
      Loss on patent arbitration                              --       (730,131)
                                                    ------------   ------------

Operating loss                                        (1,632,526)    (5,523,964)

Other income (expense):
      Interest, net                                   (1,292,676)    (1,401,644)
      Other, net                                         107,976       (167,304)
                                                    ------------   ------------

Net loss before loss from discontinued
 operations                                           (2,817,226)    (7,092,912)

Loss from discontinued operations                       (800,301)       (68,093)
                                                    ------------   ------------

Net loss                                            $ (3,617,527)  $ (7,161,005)
                                                    ============   ============

Net   loss available to common stockholders
       per common share: Basic and diluted:
      Loss from continuing operations               $      (0.51)  $    (101.23)
      Loss from discontinued operations                    (0.14)         (0.97)
                                                    ------------   ------------
Net loss                                            $      (0.65)  $    (102.20)
                                                    ============   ============
Weighted average shares outstanding:
      Basic and diluted                                5,527,547         70,067
                                                    ============   ============

          See accompanying notes to consolidated financial statements

                         ADDISON-DAVIS DIAGNOSTICS, INC.

                       STATEMENTS OF STOCKHOLDERS' DEFICIT

                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

                                                            Additional      Pre-paid
                                     Common Stock            Paid-in       Consulting    Accumulated
                                Shares         Amount        Capital        Expense        Deficit         Total
                             ------------   ------------   ------------   ------------   ------------   ------------
Balance, June 30, 2003             27,214   $         27   $  9,962,735   $   (428,957)  $(10,185,776)  $   (651,971)

Issuance of shares from
 escrow for license                    --             --        358,684             --             --        358,684

Issuance of common stock
 for services                      24,060             24        646,001             --             --        646,025

Issuance of common stock
 on settlement of notes
 payable                            1,000              1        314,999             --             --        315,000

Issuance of common stock
 for cash                             667             --        150,000             --             --        150,000

Shares issued to employees
 for services rendered and
 past due salaries                 37,712             38        155,729             --             --        155,767

Issuance of common stock
 for conversion of
 convertible promissory
 note                             129,174            129      1,139,668             --             --      1,139,797

Issuance of common stock
 for settlement of
 accounts payable                     885              1        167,069             --             --        167,070

Shares issued in connection
 with convertible note
 antidilution provision               688              1             (1)            --             --             --

Issuance of common stock
 upon exercise of warrants          8,889              9        133,324             --             --        133,333

Shares issued in connection
 with convertible notes
 payable                               67             --         16,000             --             --         16,000

Estimated fair value of
 deferred financing
 costs, beneficial
 conversion features
 and warrants issued in
 connection with
 convertible notes payable             --             --      3,214,150             --             --      3,214,150

Amortization of prior year
 prepaid consulting expense            --             --             --        428,957             --        428,957

Net loss                                                                                   (7,161,005)    (7,161,005)
                             ------------   ------------   ------------   ------------   ------------   ------------
Balance, June 30, 2004            230,356            230     16,258,358             --    (17,346,781)    (1,088,193)

Shares issued to employees
 for services Rendered
 and past due salaries            697,667            698        167,882             --             --        168,500

Shares issued in connection
 with Convertible notes
 payable                        8,777,145          8,777        221,951             --             --        230,728

Issuance of common stock
 for services                   4,065,138          4,065        256,293             --             --        260,358

Issuance of common stock
 on settlement Of notes
 payable to a related party        66,667             67          7,131             --             --          7,198

Estimated fair value of
 deferred financing Costs,
 beneficial conversion
 features and Warrants
 issued in connection with
 Convertible notes payable             --             --      1,531,261             --             --      1,531,261

Distribution of net assets
 of Xact Aid, Inc. In
 spin-off                              --             --        (68,093)            --        868,394        800,301

Net loss                               --             --             --             --     (3,617,527)    (3,617,527)
                             ------------   ------------   ------------   ------------   ------------   ------------
Balance, June 30, 2005         13,836,973         13,837     18,374,703             --    (20,095,914)    (1,707,374)
                             ============   ============   ============   ============   ============   ============

                See accompanying notes to financial statements

                         ADDISON-DAVIS DIAGNOSTICS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          For The Year Ended   For The Year Ended
                                                                             June 30, 2005        June 30, 2004
                                                                          ------------------   ------------------
Cash flows from operating activities:
   Net loss                                                               $       (3,617,527)  $       (7,161,005)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
       Depreciation and amortization                                                   8,480               11,194
       Amortization of debt discount and non-cash interest
         expense                                                                     745,883            1,139,532
         Amortization of prepaid compensation                                             --              428,957
       Loss on issuance of shares for settlement of accounts
         payable                                                                          --               46,562
       Issuance of shares for settlement of notes payable                              7,198              202,500
       Fair market value of options and warrants issued                                   --                   --
       Gain on extinguishment of debt                                               (108,403)                  --
       Common stock and options issued for services                                  428,858              646,025
         Provision for uncollectible related party note receivable                        --              139,500
         Loss on patent arbitration                                                       --              507,873
         Loss on discontinued operations                                             800,301
         Changes in operating assets and liabilities, net of acquired business:
           Accounts receivable                                                        27,816               61,269
           Inventories, net                                                           34,345             (205,644)
           Deferred costs                                                            (20,094)              21,551
           Prepaid expenses                                                         (193,018)             (38,338)
           Other assets                                                                6,652                   --
           Accounts payable and accrued expenses                                      (3,903)           1,095,116
           Deferred revenue                                                               --              (86,184)
           Deferred rent expense                                                          --              (10,900)
                                                                          ------------------   ------------------

   Net cash used in operating activities                                          (1,939,044)          (3,201,992)
                                                                          ------------------   ------------------

Cash flows from investing activities:
   Cash paid for acquisition                                                              --               (5,000)
   Purchases of property and equipment                                                   238               (7,207)
                                                                          ------------------   ------------------

   Net cash (used in) provided by investing activities                                   238              (12,207)
                                                                          ------------------   ------------------

Cash flows from financing activities:
   Proceeds from sale of stock                                                            --              150,000
   Proceeds from notes payable to related parties                                    (71,226)             112,500
   Payments on notes payable                                                          95,798             (225,000)
   Payments on notes payable to related parties                                           --              (67,500)
   Proceeds from convertible debentures, net of issuance
    costs and prepaid interest of $599,000 in 2004                                 1,531,261            3,400,000
   Proceeds from exercise of options and warrants                                    230,728              133,333
   Payments on installment financing                                                      --              (46,930)
                                                                          ------------------   ------------------

   Net cash provided by financing activities                                       1,786,561            3,457,403
                                                                          ------------------   ------------------

CONTINUED

                         ADDISON-DAVIS DIAGNOSTICS, INC.

                                                                          For The Year Ended   For The Year Ended
                                                                             June 30, 2005        June 30, 2004
                                                                          ------------------   ------------------
Net increase in cash                                                                (152,245)             243,204

Cash, beginning of year                                                              310,520               67,316
                                                                          ------------------   ------------------

Cash, end of year                                                                    158,275   $          310,520
                                                                          ==================   ==================

Supplemental disclosure of cash flow information:

   Cash paid during the year for:
       Interest                                                           $               --   $               --
                                                                          ==================   ==================
       Income taxes                                                       $               --   $               --
                                                                          ==================   ==================

   Common stock issued for settlement of accounts
     payable and accrued liabilities                                      $               --   $          276,275
                                                                          ==================   ==================

   Shares issued upon settlement of note payable                          $               --   $          112,500
                                                                          ==================   ==================

   Stock issued from escrow for license                                   $               --   $          358,684
                                                                          ==================   ==================

   Issuance of note payable for inventory                                 $               --   $           30,702
                                                                          ==================   ==================

   Issuance of equity instruments in connection with
   deferred finance costs                                                 $               --   $          238,810
                                                                          ==================   ==================

   Amortization of deferred financing costs and debt
   discount against additional paid-in capital upon
   conversion of notes payable                                            $               --   $        1,275,846
                                                                          ==================   ==================

   Shares issued on conversion of notes payable                           $               --   $        2,415,643
                                                                          ==================   ==================

   Debt discount recognized related to convertible debentures             $               --   $        2,991,340
                                                                          ==================   ==================

   Shares issued for anti-dilution provision                              $               --   $              103
                                                                          ==================   ==================

   Accrued expenses converted to note payable                             $               --   $          496,025
                                                                          ==================   ==================

   Distribution of Xact Aid, Inc. net assets in spin-off                  $         (800,301)  $               --
                                                                          ==================   ==================

          See accompanying notes to consolidated financial statements

                         ADDISON-DAVIS DIAGNOSTICS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BACKGROUND AND ORGANIZATION

Addison-Davis Diagnostics, Inc. (formerly QT 5, Inc.) (the "Company") is currently the owner of a patent-pending and FDA 510(K) cleared urine specimen rapid drug screening test for drugs-of-abuse called DrugStop, which we have sold in limited quantities and are preparing to market through wider distribution channels. We are also test-marketing a licensed FDA 510(K) cleared product called EZ F.O.B.T., a fecal occult quick-test for unseen blood in the stool to detect early signs which may lead to colon cancer and other intestinal diseases.

On May 9, 2005, in connection with the spin-off of Xact Aid, Inc., formerly a wholly-owned subsidiary of the Company, the Company distributed all 2,001,000 shares of its outstanding common stock that we owned to our shareholders (along with a copy of the Xact Aid prospectus). Xact Aid, Inc. filed a registration statement with the Securities and Exchange Commission, which was declared effective on April 18, 2005, registering all 2,001,000 shares of Xact Aid common stock owned by the Company. In addition, Xact Aid has filed an application on Form 211 with the NASD to have the 2,001,000 shares traded on the Over-The-Counter-Bulletin Board.

In April 2005, the Company entered into a Settlement and Release Agreement with Insta Med Manufacturing, Inc. ("Insta Med") in settlement of certain disputes between the Company and Insta Med concerning the license agreement dated October 17, 2003 and the February 6, 2004 modification thereto, wherein the license agreement and modification were rescinded and the rights to sell and market the Target System reverted back to Insta Med and Insta Med assigned all its right title and interest in that Drug Test Cup, Patent Pending Application No. 09752712 together with any and all approvals issued by the Federal Drug Administration ("FDA") for the Drug Test named "Drug Stop" FDA No. K 991465 Regulatory Class II approval for over-the-counter ("OTC") as well as any and all 510(K) number attached.

In April 2004, the Company entered into an Agreement of Sale of Assets with Xact Aid Investments, Inc., a California corporation ("Seller") to acquire the Xact Aid line of first aid products for minor injuries ("Xact Aid Products"). The assets acquired were, including all goodwill appurtenant thereto, (a) inventory;
(b) confidential and proprietary information relating to the Xact Aid Products ("Know-How"); (c) words, symbols and logos identifying and distinguishing Xact Aid Products ("Trademarks"); (d) registrations and application for Trademarks;
(e) Seller's domain names including source codes, user name and passwords; (f) all designs and copyrights in connection with the Trademarks ("Designs"); and
(g) all records and materials relating to Seller's suppliers and customer list. In addition, Seller agreed to not use or employ in any manner the names "Xact Aid" or "Exact Aid" and shall change Seller's name so as not to conflict with the foregoing restricted names. In full consideration for all the acquired assets, the Company paid $5,000 in cash at the closing and a promissory note in the amount of $30,702 payable in equal monthly installments of $5,000 until paid in full, for a total purchase price of $35,702. Current Xact Aid Products include wound-specific First Aid Packs for insect bites, minor burns, burns, scrapes, cuts and sprains which provide materials to clean, treat, dress and maintain a specific type of minor injury. On April 19, 2004 the Company formed Xact Aid, Inc., a Nevada corporation and wholly owned subsidiary, for the purpose of receiving an assignment of the assets acquired by the Company in the Xact Aid transaction and operating the business of marketing and selling the Xact Aid Products. Xact Aid, Inc., a Nevada corporation, was spun off in May 2005.

In October 2003, the Company entered into a License Agreement of Intellectual Property with VMM, LLC. In consideration for the License Agreement, the Company released 2,174 previously issued shares of its common stock from escrow valued at $358,684 (or $165.00 per share, which was the fair market value of the stock on the date of the License Agreement). The term of the License Agreement was one year, although so long as the Company met certain proposed sales projections, the License Agreement would be extended for four additional one-year terms. After this period, if neither party terminated the License Agreement, it would be extended for an additional five-year term. The term of the License Agreement would have become effective four months after all required regulatory clearances had been obtained for certain of the licensed products and after the licensor had obtained a manufacturer to manufacture the products in accordance with the terms of the License Agreement.

In February 2004, the Company entered into a Modification to the License, the significant modifications of which were: (a) additional F.D.A. 510(k) cleared items which the Company had the right to market and sell; (b) the first year of the term of the License Agreement was set to commence six (6) months after (i) the obtaining of an F.D.A. 510(k) clearance for the HIV 1 & 2 as well as all statutory waiting periods in respect of the same shall have expired with no restrictive conditions which may have a material adverse effect on marketing the HIV 1&2 product ; and (ii) VMM has obtained a manufacturer to manufacture the Products consistent with agreed upon pricing; and (c) revised sales performance goals and if such goals are not achieved, a right to extend the duration of the License Agreement upon payment to Licensor of $200,000 for each year, limited to two one (1) year extensions until sales performance goals are achieved. On June 23, 2004, we received a Notice of Assignment and Assumption Agreement by and between VMM and Insta Med , whereby VMM sold, assigned and transferred all its right title and interest in the intellectual property described in the Modification Agreement. The Company was to begin the amortization of the License Agreement at the time the required regulatory clearances are obtained and the License Agreement becomes effective. The Company anticipated to amortizing the License Agreement over the estimated useful life of five years using a straight-line method.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Addison-Davis Diagnostics, Inc. and its wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred net losses of $3,617,527 and $7,161,005, respectively, with only $5,176 and $192,109 of revenue, respectively, during the years ended June 30, 2005 and 2004. The Company also had an accumulated deficit of $20,095,914 and negative working capital of $1,092,882, with $158,275 in cash at June 30, 2005. Management recognizes that the Company must obtain additional funding for the eventual achievement of sustained profitable operations. The Company's success is dependent upon numerous items, including the successful development of effective marketing strategies to customers of current and new products in a competitive market coupled with faster service and a variety of options. In April 2005, the Company rescinded its license to market the Target System diagnostic products and was assigned all rights, title and interest in the patent-pending Drug Stop product, together with all approvals issued by the F.D.A. Management believes that ownership, sales and marketing of this product will have a significant effect on future profitability. During the fiscal year ended June 30, 2005, management successfully obtained capital through the sale and issuance of convertible notes, from which the Company received gross proceeds of approximately $1,300,000 (see Note 8). However, no assurance can be given that the convertible debt financing will provide sufficient cash to satisfy the Company's need for additional capital or that other debt or equity financing will be available to the Company on satisfactory terms. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates. Significant estimates made by management are, among others, the realization of prepaid expenses and long-lived assets, collectibility of receivables, provision for slow moving and obsolete inventories and the valuation allowance on deferred tax assets.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying values of the Company's financial instruments as of June 30, 2005, including cash, receivables, accounts payable and accrued expenses, and notes payable, approximate their respective fair values due to their short maturities. The fair value of notes payable to related parties is not determinable as these transactions are with related parties. The fair value of convertible notes payable is not determinable as similar instruments cannot be located.

CONCENTRATION OF CREDIT RISK

The financial instrument which potentially subjects the Company to concentration of credit risk is cash. The Company maintains cash balances at certain high quality financial institutions, and at times such balances may exceed the Federal Deposit Insurance Corporation $100,000 insurance limit. As of June 30, 2005, there was approximately $58,419 of uninsured cash balances.

INVENTORIES

Inventories are stated at the lower of cost or estimated net realizable value and consist of finished goods. Cost is determined under the average cost method. Should customer orders be canceled or decline, the ultimate net realizable value of such products could be less than the carrying value of such amounts. At June 30, 2005, management believes that inventories are carried at the lower of cost or net realizable value.

PREPAID EXPENSES AND PREPAID INTEREST

As discussed in Note 7, the Company has prepaid interest of $173,294 in connection with the issuance of convertible debt. The Company has recorded such amount as prepaid expenses for the current portion and prepaid interest for the long term portion and is amortizing such amounts to interest expense over the life of the debt. The Company also has prepaid interest of $16,500 in connection with an original issue discount note payable to Robert G. Pautsch in the total principal amount of $66,500 dated December 31, 2004 and payable on demand.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Repairs and maintenance are charged to expense as incurred while significant improvements are capitalized. Upon retirement or other disposition of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation, with any resulting gain or loss included in the consolidated statements of operations.

IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets and certain identifiable intangibles to be held and used by an entity are reviewed by the management of the Company for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. As of June 30, 2005, management of the Company believes that no impairment has been indicated. There can be no assurances, however, that market conditions will not change or demand for the Company's products will develop which could result in impairment of long-lived assets in the future.

INCREASE IN AUTHORIZED SHARES AND STOCK SPLIT

On April 26, 2004, a majority of the Company's stockholders approved a one for ten reverse stock split and on July 26, 2004 approved an increase in the number of authorized common stock shares to 5,000,000,000 shares. On November 26, 2004 a majority of the Company's stockholders approved a one for one hundred fifty reverse stock split. In addition, the Company amended its articles of incorporation to adjust the common stock par value to $0.001 per share. All references in the consolidated financial statements and the accompanying notes referring to common shares, share prices, per share amounts, and stock plans have been adjusted to give retroactive effect to the reverse stock splits and par value change.

REVENUE RECOGNITION

The Company recognizes revenue at the time of shipment of its products to customers.

ADVERTISING

The Company expenses the cost of advertising when incurred as general and administrative expense. Advertising expense was approximately $1,510 and $378,985 for the years ended June 30, 2005 and 2004, respectively, and is included in general and administrative expenses on the accompanying consolidated statements of operations.

STOCK-BASED COMPENSATION

The Company uses the intrinsic value method of accounting for stock-based compensation to employees in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees." The Company accounts for non-employee stock-based compensation under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." At June 30, 2005, the Company has two stock-based employee compensation plans, which are described more fully in Note 9. During the years ended June 30, 2005 and 2004, no compensation expense was recognized in the accompanying consolidated statements of operations for options issued to employees pursuant to APB 25, as all options granted in fiscal 2005 and 2004 under those plans had exercise prices equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based compensation:

                                                          Year Ended June 30,
                                                 ----------------------------------
                                                      2005                 2004
                                                 ---------------    ---------------
Net loss as reported                             $    (3,617,527)   $    (7,161,005)

Deduct:
     Total stock-based employee compensation
       expense under APB 25                                   --                 --

Add:
     Total stock-based employee compensation
       under fair value based method for all
       awards, net of related tax effects                     --           (110,000)
                                                 ---------------    ---------------

Pro forma net loss                               $    (3,617,527)   $    (7,271,005)
                                                 ===============    ===============

Basic and diluted loss per share - as reported   $         (0.65)   $       (102.20)
                                                 ===============    ===============
Basic and diluted loss per share - pro forma     $         (0.65)   $       (103.77)
                                                 ===============    ===============

INCOME TAXES

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

LOSS PER SHARE

Basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. All potentially dilutive shares, 6,082,380 and 2,631 as of June 30, 2005 and 2004, respectively, have been excluded from dilutive loss per share, as their effect would be anti-dilutive for fiscal 2005 and 2004.

COMPREHENSIVE INCOME

Comprehensive income is not presented in the Company's consolidated financial statements since the Company did not have any items of comprehensive income in any period presented.

SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

As the Company operates in one segment, the Company has not made segment disclosures in the accompanying consolidated financial statements.

COMPARATIVE CONSOLIDATED STATEMENTS OF OPERATIONS

In May 2005, Xact Aid, Inc., formerly a wholly owned subsidiary whose operations were consolidated with ours for accounting and financial statement purposes, was spun off from our company. Consequently, the results of operations of Xact Aid, Inc. are included in the financial statements herein for the period from July 1, 2004 to the date of the spin-off (May 9, 2005) and for the fiscal year ended June 30, 2004, totaling $800,301 and $68,093, respectively, as discontinued operations., For the periods presented, Xact Aid, Inc. had no revenues. The spin-off of Xact Aid, Inc. to the Company's shareholders was recorded as a dividend at the net book value of the net liabilities distributed, totaling $800,301.

RECLASSIFICATIONS

Certain 2004 amounts have been reclassified to conform to the 2005 presentation.

SIGNIFICANT RECENT ACCOUNTING PRONOUNCEMENTS

The FASB has issued SFAS No. 123R, "Share-Based Payment." The new rule requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. This statement precludes the recognition of compensation expense under APB Opinion No. 25's intrinsic value method. Public entities will be required to apply Statement 123R in the first interim or annual reporting period that begins after June 15, 2005. The Company has not yet assessed the impact of SFAS No. 123R on its financial statements.

NOTE 3 - NOTES RECEIVABLE

On January 1, 2003, the Company entered into promissory notes receivable in the total amount of $199,500 with two former stockholders of Moneyzone.com, Inc. ("Moneyzone"), an entity that the Company merged with and into in January 2003. These notes accrue interest at a rate of 4% per annum and were payable on January 1, 2004. The notes were entered into as consideration for a contingent liability and assumed defense costs relating to Moneyzone's lease liability resulting from abandoned office space (see Note 10) and other remaining accounts payable of Moneyzone assumed in the merger. Pursuant to the terms of the notes, the amount of the notes shall be automatically adjusted to the amount of actual liability and defense costs incurred by the Company related to the litigation, and shall also be reduced by any amounts of Moneyzone's outstanding accounts payable which the Company does not actually pay within one year or which are forgiven or negotiated to lower amounts. These notes are secured by 266 shares of the Company's common stock owned by former stockholders. As the collection of the notes is not reasonably assured, the Company wrote off the entire remaining amount of $139,500 of the notes receivable during the fiscal year ended June 30, 2004 to other expense.

NOTE 3 - ESCROW RECEIVABLE

On June 22, 2005, we entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $800,000 principal amount 10% Callable Secured Convertible Notes and we received the gross amount of $800,000 ("June 2005 Convertible Notes"). In connection with the June 2005 Convertible Notes transaction, $337,000 was held in Escrow; $300,000 to fund a corporate marketing program for the Company and $37,000 to fund a contingent premium for key man life insurance with the Company as beneficiary. In June 2005, $300,000 was disbursed from the Escrow for corporate marketing and is reflected as prepaid expenses in the audited financial statements included herein. $37,000 remains in the Escrow.

NOTE 4 - PATENT PENDING AND F.D.A. CLEARANCES

In October 2003, the Company entered into a License Agreement of Intellectual Property with VMM, LLC (see Note 1). In consideration for the License Agreement, the Company released 2,174 previously issued shares of its common stock from escrow valued at $358,684 (or $165.00 per share, which was the fair market value of the stock on the date of the License Agreement). The term of the License Agreement was one year, although so long as the Company met certain proposed sales projections, the License Agreement would be extended for four additional one-year terms. After this period, if neither party terminated the License Agreement, it would be extended for an additional five-year term. The term of the License Agreement would become effective four months after all required regulatory clearances had been obtained for certain of the licensed products and after the licensor has obtained a manufacturer to manufacture the products in accordance with the terms of the License Agreement. The Company would begin amortizing the License Agreement at the time the required regulatory clearances were obtained and the License Agreement became effective. The Company anticipated amortizing the License Agreement over the estimated useful life of five years using a straight-line method.

In February 2004, the Company entered into a Modification to the License, the significant modifications of which were: (a) additional F.D.A. 510(k) cleared items which the Company had the right to market and sell; (b) the first year of the term of the License Agreement shall be set to commence six (6) months after
(i) the obtaining of an F.D.A. 510(k) clearance for the HIV 1 & 2 as well as all statutory waiting periods in respect of the same shall have expired with no restrictive conditions which may have a material adverse effect on marketing the HIV 1&2 product ; and (ii) VMM had obtained a manufacturer to manufacture the Products consistent with agreed upon pricing; and (c) revised sales performance goals and if such goals are not achieved, a right to extend the duration of the License Agreement upon payment to Licensor of $200,000 for each year, limited to two one (1) year extensions until sales performance goals were achieved. On June 23, 2004, we received a Notice of Assignment and Assumption Agreement by and between our Licensor, VMM, LLC ("VMM") and Insta Med Manufacturing, Inc. ("InstaMed"), whereby VMM sold, assigned and transferred all its right title and interest in the intellectual property described in the Modification Agreement.

In April 2005, the Company entered into a Settlement and Release Agreement with Insta Med Manufacturing, Inc. ("Insta Med") in settlement of certain disputes between the Company and Insta Med concerning the license agreement dated October 17, 2003 and the February 6, 2004 modification thereto, wherein the license agreement and modification were rescinded and the rights to sell and market the Target System reverted back to Insta Med and Insta Med assigned all its right title and interest in that Drug Test Cup, Patent Pending Application No. 09752712 together with any and all approvals issued by the Federal Drug Administration ("FDA") for the Drug Test named "Drug Stop" FDA No. K 991465 Regulatory Class II approval for over-the-counter ("OTC") as well as any and all 510(K) number attached. The Company has reflected a value of $358,684 to the Drug Stop product right, title and interest, together with F.D.A. approvals, the same value originally recorded for the License.

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at June 30, 2005:

Furniture and fixtures            $     17,341
Computer equipment and software         20,307
Less: accumulated depreciation         (17,943)
                                  ------------

                                  $     19,705
                                  ============

Depreciation expense approximated $8,480 and $8,500 for the years ended June 30, 2005 and 2004, respectively.

NOTE 6 - NOTES PAYABLE

In April 2004, the Company entered into an Agreement of Sale of Assets with Xact Aid Investments, Inc. In full consideration for all the acquired assets, the Company paid $5,000 in cash at the closing and a non-interest bearing promissory note in the amount of $30,702 payable in equal monthly installments of $5,000 until paid in full, for a total purchase price of $35,702. The balance of the note was $20,702 at June 30, 2004 and $15,700 on November 15, 2004. The Company allocated all of the purchase price to inventories. On November 15, 2004, as part of the spin-off of the Company's former wholly owned subsidiary, Xact Aid, Inc. ("Xact Aid"), the Company sold the Xact Aid line of first aid products for minor injuries to Xact Aid,Inc. In full consideration for all assets, Xact Aid, Inc. agreed to (i) repay funds advanced by the Company for Xact Aid operating expenses from inception to September 30, 2004, which were repaid in November 2004 and December 2004 in the aggregate amount of $191,682; (ii) assume a promissory note issued to Xact Aid Investments in the amount of approximately $15,700 and (iii) issue 2,000,000 shares of its common stock to the Company.

On June 15, 2004, the Company executed and delivered a Promissory Note Secured By Security Agreement (the "Owens Note") in the amount of $107,198 payable to Timothy J. Owens ("Owens"), the former Chief Executive Officer of the Company. The Owens Note was executed for payment of accrued and unpaid compensation. The Owens Note bears interest at the rate of 6% per annum and is payable interest only commencing July 15, 2004 and continuing until December 31, 2004, when the principal and any accrued interest shall be due and payable. To secure the performance of its obligation pursuant to the Owens Note, the Company has granted a security interest in the Company's equipment, accounts receivable, inventory and fixed assets. During the fiscal year ended June 30, 2005, Owens converted the entire principal balance plus all unpaid accrued interest on the Owens Note to 686,667 shares of restricted common stock of the Company.

On June 15, 2004, the Company executed and delivered a Promissory Note Secured By Security Agreement (the "Reder Note") in the amount of $220,750 payable to Steven H. Reder ("Reder"), the former President of the Company. The Reder Note was executed for payment of accrued and unpaid compensation. The Reder Note bears interest at the rate of 6% per annum and is payable interest only commencing July 15, 2004 and continuing until December 31, 2004, when the principal and any accrued interest shall be due and payable. To secure the performance of its obligation pursuant to the Reder Note, the Company has granted a security interest in the Company's equipment, accounts receivables, inventory and fixed assets. On January 5, 2005 filed a lawsuit against the Company alleging breach of his employment agreement, wrongful discharge, libel and breach of promissory note (see Note 9 - Litigation).

On December 31, 2004, the Company executed and delivered an Original Issue Discount Promissory Note in the total principal amount of $66,500 payable to Robert G. Pautsch. The principal balance and all accrued interest is payable on demand.

On February 3, 2005, the Company executed and delivered a Promissory Note in the amount of $25,000 payable to Robert G. Pautsch. The principal balance and all accrued interest is payable on demand.

On March 3, 2005, the Company executed and delivered a Promissory Note in the amount of $25,000 payable to Robert G. Pautsch. The principal balance and all accrued interest is payable on demand.

NOTE 7 - NOTES PAYABLE TO RELATED PARTIES

On April 30, 2004, the Company executed and delivered a Promissory Note Secured By Security Agreement (the "De Luca Note") in the amount of $68,000 payable to Fred De Luca ("De Luca"), a consultant to and director/secretary of the Company. The De Luca Note was executed for payment of accrued and unpaid consulting fees due to De Luca. The De Luca Note bears interest at the rate of 6% per annum and is payable interest only each month commencing June 1, 2004 and continuing until December 31, 2004, when the principal and any accrued interest shall be due and payable. To secure the performance of its obligation pursuant to the De Luca Note, the Company has pledged One Thousand (1,000) shares of common stock of Xact Aid, Inc. held by the Company. On October 15, 2004, Xact Aid assumed the $68,000 promissory note payable by the Company and secured by the assets of the Company in order to facilitate Xact Aid's anticipated spin-off from the Company.

On June 10, 2004, the Company executed and delivered a Promissory Note Secured By Security Agreement (the "Kunin Note") in the amount of $100,077 payable to Norman A. Kunin ("Kunin"), a consultant to and former Chief Financial Officer of the Company. The Kunin Note was executed for payment of accrued and unpaid compensation and expenses accumulated prior to the date that Kunin terminated employment with the Company. The Kunin Note bears interest at the rate of 6% per annum with principal and interest payable through December 31, 2004 in accordance with that certain Separation Agreement and General Release between the Company and Kunin dated June 10, 2004. To secure the performance of its obligation pursuant to the Kunin Note, the Company has granted a security interest in the Company's equipment, accounts receivable, inventory and fixed assets. . During the fiscal year ended June 30, 2005 the Company paid $38,092 to Kunin, which reduced the outstanding principal balance of the note to $61,985. On June 30, 2005, Kunin forgave the remaining principal balance and all accrued interest on the Kunin Note. The forgiveness was recorded as other income - forgiveness of debt on the consolidated operating statement.

On January 25, 2005, the Company executed and delivered a Promissory Note in the amount of $25,000 payable to the Esther M De Luca Family Trust. The note bears interest at the rate of 8% per annum and is payable on demand.

On February 24, 2005, the Company executed and delivered a Promissory Note in the amount of $15,000 payable to the Esther M De Luca Family Trust. The note bears interest at the rate of 8% per annum and is payable on demand.

NOTE 8 - CONVERTIBLE DEBENTURES AND NOTES PAYABLE

AUGUST 2003 CONVERTIBLE DEBENTURES

On August 22, 2003, the Company entered into a Securities Purchase Agreement with certain investors pursuant to which the Company issued 6% convertible debentures in the total principal amount of $2,000,000 (the "August 2003 Debentures"). The first payment of $1,000,000 in gross proceeds was provided at the first closing, as defined. On October 15, 2003, the holders advanced $200,000 of the remaining $1,000,000 in gross proceeds prior to the date they were required to do so. In November 2003, the Company received the remaining $800,000 in gross proceeds due at the second closing. The August 2003 Debentures are payable on August 22, 2006. The interest of 6% per annum is payable quarterly in cash or shares of the Company's common stock, at the option of the Company, plus an additional interest of 15% per annum will accrue daily if all accrued interest is not paid in full when due. The August 2003 Debentures are convertible at the option of the holder into shares of the Company's common stock at $112.50 with a forced conversion option by the Company if certain closing prices are attained, as defined. The Company is required to register the shares that might be issued under the agreement and is subject to liquidated damages if agreed upon timetables are not met, as defined. The August 2003 Debentures also require that, in the event that the Company loses its patent relating to NICOWater(TM), the conversion price shall thereafter equal the lesser of (A) the set price or (B) 60% of the average of the 5 closing prices for the 5 trading days immediately prior to the applicable conversion date. The holders have agreed that the set price will be fixed at $15.00 per share. The Company has registered additional shares of common stock to cover such additional conversion shares. As of June 30, 2005, a total of $1,950,000 of the August 2003 Debentures was converted into 42,250 shares of the Company's common stock.

In connection with the Securities Purchase Agreement, the Company also issued warrants to purchase 8,889 shares of the Company's common stock at an exercise price of $112.50 per share. On October 15, 2003, as a consideration to receiving an early advance of $200,000, the Company reduced the exercise price of the warrants to purchase 8,889 shares of the Company's common stock and a warrant to purchase 1,333 shares of the Company's common stock issued as part of the commission fee in connection with the August 2003 Debentures financing (see below) from $112.50 to $15.00. In addition, the Company granted to the August 2003 Debentures purchasers a continuing security interest in substantially all of the Company's assets and agreed to refrain from issuing shares or granting options to the Company's employees, officers or directors in excess of 33 shares per month for a period of 12 months, without the prior written consent of the convertible debenture purchasers. So long as the Company is in compliance with their obligations under the August 2003 Debentures, the convertible debenture purchasers agreed to subordinate their security interests to a factor lien as was required for the Company to factor its accounts receivable.

In connection with the issuance of detachable warrants and the beneficial conversion feature of the August 2003 Debentures, the Company has recorded a debt discount of $1,274,667. The Company is amortizing the discount using the effective interest method through August 2006. The Company is immediately recording the corresponding unamortized debt discount related to beneficial conversion feature as interest expense and related to detachable warrants as additional paid-in capital when the related debenture is converted into the Company's common stock.

On August 19, 2003, the Company also issued warrants to purchase 133 shares of the Company's common stock as part of the commission fee in connection with the August 2003 Debentures. The warrants had an exercise price of $112.50 per share and expire in five years. On October 15, 2003 as a consideration to receiving an early advance of $200,000, the Company reduced the exercise price from $112.50 to $15.00. The Company recorded the value of the warrant at $220,114 (under the Black-Scholes pricing model) as an issuance cost, which is included as a deferred financing cost in the accompanying consolidated balance sheet as of June 30, 2004. During the fiscal year ended June 30, 2004, the Company incurred other issuance costs totaling $237,000 and an additional $16,000 related to the issuance of the Company's common stock for finders fees (see Note 9), which were all recorded as deferred financing costs in the accompanying consolidated balance sheet. The Company is amortizing the deferred financing cost to interest expense using the straight-line method, adjusted prospectively for the reduction in the warrant value as a result of the exercise price reduction discussed above, through August 2006 and recording the remaining unamortized portion to additional paid-in capital when the related debenture is converted into the Company's common stock.

FEBRUARY 2004 CONVERTIBLE DEBENTURES

On February 13, 2004, the Company entered into a Securities Purchase Agreement with certain investors pursuant to which the Company issued convertible debentures with an original issue discount of 20% in the total principal amount of $1,000,000 (the "February 2004 Debentures"). The funds were received in two closings. The first closing, pursuant to which the Company received gross proceeds of $350,000 in financing, took place on February 13, 2004 with an additional $150,000 received on February 18, 2004. On March 12, 2004, the Company received $300,000 in gross proceeds, representing the balance of the total financing, pursuant to the registration statement registering the shares in connection with the financing being declared effective. The February 2004 Debentures have a term of two years. At any time after the original issue date, the February 2004 Debentures may be convertible into shares of the Company's common stock at the option of the holder. The number of shares of common stock issuable upon a conversion is determined by the quotient obtained by dividing the outstanding principal amount of the February 2004 Debentures to be converted by the set price. The set price is defined as $15.00. The Company has reserved and registered 66,667 shares of its common stock to cover the conversion of the February 2004 Debentures. As of June 30, 2005, a total of $572,066 of the February 2004 Debentures was converted into 2,059,365 shares of the Company's common stock.

In connection with the February 2004 Debentures, the Company also issued warrants (the "February 2004 Debenture Warrants"). The February 2004 Debenture Warrants were issued at the first closing and were immediately exercisable following the first closing at an exercise price of $15.00 per share. The February 2004 Debenture Warrants expire five years from the date of issuance. By exercising the February 2004 Debenture Warrants, each holder of the February 2004 Debentures is entitled to purchase a number of shares of common stock equal to one-half of the number of shares of common stock into which the shareholder may convert the February 2004 Debentures. The Company has reserved 33,333 shares of our common stock, the number of shares that may be purchased through the exercise of the February 2004 Debenture Warrants.

In connection with the issuance of detachable warrants and the beneficial conversion feature of the February 2004 Debentures, the Company has recorded a debt discount of $1,000,000. The Company is amortizing the discount using the effective interest method through February 2006. The Company is immediately recording the corresponding unamortized debt discount related to beneficial conversion feature as interest expense and related to detachable warrants as additional paid-in capital when the related debenture is converted into the Company's common stock.

On February 13, 2004, the Company also issued warrants to purchase 67 shares of the Company's common stock as part of the commission fee in connection with the February 2004 Debentures. The warrants have an exercise price of $15.00 per share and expire in five years. The Company recorded the value of the warrant of $2,696 (under the Black-Scholes pricing model) as an issuance cost, which is included in the deferred financing cost in the accompanying condensed consolidated balance sheet. During the fiscal year ended June 30, 2004, the Company incurred other issuance costs totaling $109,500 which were all recorded as deferred financing costs in the accompanying consolidated balance sheet. The Company is amortizing the deferred financing costs to interest expense using the straight-line method through February 2006 and recording the remaining unamortized portion to additional paid-in capital when the related debenture is converted into the Company's common stock.

MAY 2004 10% CALLABLE CONVERTIBLE NOTES

On May 28, 2004, the Company entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $1,000,000 principal amount 10% Callable Secured Convertible Notes ("May 2004 Callable Notes") . The Company received the first tranche in the gross amount of $400,000 in May 2004 and balance of two additional tranches in the aggregate gross amount of $600,000 in June 2004. The Company has received net proceeds from the May 2004 Callable Notes of $800,000. The remaining $200,000 has been retained by the accredited investors for interest payments due through maturity. The Company has included such amounts as prepaid expenses in the accompanying consolidated balance sheet and is amortizing such amounts to interest expense over the life of the notes. The 10% convertible notes are due two years from the date of issuance. The 10% convertible notes are convertible at the option of the holders into shares of the Company's common stock. The conversion price is equal to the lesser of (i) $12.00 or (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by forty percent (40%).

In the event the Company breaches one or more of its covenants, representations or warranties, the Company may be obligated to pay liquidated damages as defined in the agreements. The May 2004 Callable Notes are callable by the Borrower by making a cash payment ranging from 130% to 150% of the amounts borrowed plus accrued interest, as defined. The May 2004 Callable Notes are collateralized by substantially all of the Company's assets.

The Company has initially registered 1,111,111 shares of its common stock to cover the conversion of the May 2004 Callable Notes. As of June 30, 2005, a total of $128,196 of the May 2004 Callable Notes was converted into 6,500,145 shares of the Company's common stock.

In connection with the May 2004 Callable Notes, the Company also issued warrants to purchase 20,000 shares of the Company's common stock at an exercise price of $5.25 per share that expire five years from the date of issuance. The Company has registered 40,000 shares of its common stock to cover these warrants.

In connection with the issuance of detachable warrants and the beneficial conversion feature of the May 2004 Callable Notes, the Company has recorded a debt discount of $716,673. The Company is amortizing the discount using the effective interest method, adjusted prospectively for any reduction in the warrant value as a result in the exercise price reduction through May and June of 2006. The Company is immediately recording the corresponding unamortized debt discount related to the beneficial conversion feature as interest expense and related to the detachable warrants as additional paid-in capital when the related note is converted into the Company's common stock.

During the fiscal year ended June 30, 2004, the Company incurred issuance costs of $52,500 which were recorded as deferred financing costs in the accompanying consolidated balance sheet. The Company is amortizing the deferred financing cost to interest expense using the straight-line method through August 2006 and recording the remaining unamortized portion to additional paid-in capital when the related debenture is converted into the Company's common stock.

During the fiscal year ended June 30, 2005, the Company recorded interest expense related to the amortization of the debt discount and debt issuance costs totaling $970,464. During the fiscal year ended June 30, 2005, the Company recorded additional paid-in capital related to the conversion of the debentures of $1,531,261. At June 30, 2005, the Company has remaining unamortized debt issuance costs and debt discounts of $122,955 and $1,219,329, respectively, associated with convertible debentures not yet converted.

AUGUST 2004 10% CALLABLE CONVERTIBLE NOTES

On August 12, 2004, the Company entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $500,000 principal amount 10% Callable Secured Convertible Notes ("August 2004 Callable Notes") . The 10% convertible notes are due two years from the date of issuance. The 10% convertible notes are convertible at the option of the holders into shares of the Company's common stock. The conversion price is equal to the lesser of (i) $0.84 and (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by fifty percent (50%).

In the event the Company breaches one or more of its covenants, representations or warranties, the Company may be obligated to pay liquidated damages as defined in the agreements. The August 2004 Callable Notes are callable by the Borrower by making a cash payment ranging from 130% to 150% of the amounts borrowed plus accrued interest, as defined. The August 2004 Callable Notes are collateralized by substantially all of the Company's assets.

The Company has registered approximately 3,333,333 shares of its common stock to cover the conversion of the August 2004 Callable Notes.

In connection with the August 2004 Callable Notes, the Company also issued warrants to purchase 10,000 shares of the Company's common stock at an exercise price of $0.84 per share that expire five years from the date of issuance. The Company has reserved and registered 20,000 shares of its common stock to cover these warrants.

In connection with the issuance of detachable warrants and the beneficial conversion feature of the August 2004 Callable Notes, the Company has provided a debt discount of $500,000. The Company is amortizing the discount using the effective interest method through August 2006. The Company is immediately recording the corresponding unamortized debt discount related to the beneficial conversion feature as interest expense and related to the detachable warrants as additional paid-in capital when the related note is converted into the Company's common stock.

The Company incurred cash issuance costs of $120,000 which were recorded as deferred financing costs. The Company is amortizing the deferred financing costs to interest expense using the straight-line method, through August 2006 and recording the remaining unamortized portion to additional paid-in capital when the related debenture is converted into the Company's common stock.

JUNE 2005 10% CALLABLE CONVERTIBLE NOTES

On June 22, 2005, we entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $800,000 principal amount 10% Callable Secured Convertible Notes and we received the gross amount of $800,000. The 10% convertible notes are due two years from the date of issuance. The 10% convertible notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of (i) $.017 and (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by sixty percent (60%). In connection with the issuance of the 10% convertible notes, the noteholders shall receive warrants to purchase shares of our common stock. Furthermore we entered into a Registration Rights Agreement in order to register the above-referenced securities and are required to register 200% of our common shares underlying the 10% convertible notes and the warrants.

Under the terms of the securities purchase agreements, in the event the Company breaches one or more of its covenants or representations or warranties, the Company may be obligated to pay to the investors liquidated damages equal to three percent (3%) of the outstanding notes per month, prorated for partial months, in cash or unregistered shares of common stock (issued at a price equal to the conversion price of the notes determined as of the time of payment), at the option of the investors, for such time that the breach remains uncured.

The secured convertible notes bear interest at 10% per annum and mature on two years from the date of issuance. The 10% notes are convertible at any time at the option of the holder into shares of our common stock, provided at no time may a holder of our 10% notes and its affiliates own more than 4.9% of our outstanding common stock. The conversion price of our common stock used in calculating the number of shares issuable upon conversion of the 10% convertible notes, is the lesser of (i) Sixty percent of the average of the lowest three intra-day trading prices for our common stock during the twenty trading day period ending one trading day prior to the date the conversion notice is sent by the holder to the borrower; and (ii) a fixed conversion price of $0.017.

We are be obligated to pay a penalty of $2,000 per day to the investors if we fail to deliver the shares of our common stock issuable upon a conversion of the convertible notes within two business days following the receipt of the investors' notice of conversion.

The number of shares of common stock issuable upon conversion of the convertible notes is determined by dividing that portion of the principal of the convertible notes to be converted by the conversion price.

The convertible notes are secured by a security agreement and an intellectual property security agreement under which we pledged substantially all of our assets, including our goods, fixtures, equipment, inventory, contract rights, receivables and intellectual property.

The warrants purchased by the investors pursuant to the June 22, 2005 securities purchase agreement entitle the investors to purchase 47,058,824 shares of our common stock at an exercise price equal to $0.0170 per share.

The warrants expire five years from the date of issuance. The warrants are subject to exercise price adjustments upon the occurrence of certain events including stock dividends, stock splits, mergers, reclassifications of stock or our recapitalization. The exercise price of the warrants is also subject to reduction if we issue shares of our common stock on any rights, options or warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTC Bulletin Board.

NOTE 9 - STOCKHOLDERS' DEFICIT

COMMON STOCK

During the fiscal year ended June 30, 2004, the Company:

(i) issued 24,060 shares for services under the 2003 Plan, valued at $719,298, (or an average price of $30.00 per share, which were recorded at the fair value on the dates of issuance), of which $646,025 was recorded as general and administrative expense in the accompanying consolidated statements of operations based on the related services provided. The remaining balance of $73,273 will be recorded during fiscal 2005 as the services are provided;

(ii) issued 129,174 shares of the Company's previously registered common stock, pursuant to the conversion of $2,415,643 of convertible notes payable. In connection with the conversions, the Company has recorded the unamortized deferred financing costs, beneficial conversion features and warrant value to additional paid-in capital upon conversion, which totaled $1,275,846 for fiscal 2004;

(iii) issued 1,000 shares of its restricted common stock, valued at $315,000 (based on the fair value on the date of grant) to one of its shareholders in full payment of a non-interest bearing demand promissory note of $112,500 dated July 25, 2003. Based on the estimated fair value of the stock issued, the Company recognized interest expense of $202,500 in the accompanying consolidated statements of operations;

(iv) issued 885 shares of the Company's common stock under the 2003 Plan, valued at $167,070 (or an average price of $189.00 per share, which is the fair market value of the stock on the date of issuances), for settlement of accounts payable. The Company recorded a loss on settlement of accounts payable of $46,562 in other expense in the accompanying consolidated statement of operations;

(v) sold 667 shares of restricted common stock for $225.00 per share for which the Company received cash proceeds of $150,000;

(vi) issued 688 shares of common stock related to an anti-dilution provision to certain investors. Such shares represent the maximum number of shares required to be issued by the Company under the provisions of the related agreements;

(vii) issued 67 shares valued at $16,000 as finders fees, which has been recorded as deferred financing costs (see Note 9);

(viii) issued 8,889 shares for cash proceeds of $133,333 upon the exercise of warrants;

(ix) issued 37,712 shares of common stock valued at $155,767 to former employees for services rendered;

(x) issued 2,174 shares of common stock out of escrow valued at $358,684 for a license (see Note 4); and

(xi) amortized all prepaid consulting expenses of $428,957 as the related service periods were completed.

During the fiscal year ended June 30, 2005, the Company:

(i) issued 6,479,563 shares of the Company's previously registered common stock, pursuant to the conversion of $110,529 of convertible notes payable. In connection with the conversions, the Company has recorded the unamortized deferred financing costs, beneficial conversion features and warrant value to additional paid-in capital upon conversion, which totaled $104,049 for fiscal 2005;

(ii) issued 2,290,216 shares of the Company's previously registered common stock, pursuant to the conversion of $120,199 of convertible notes payable. In connection with the conversions, the Company has recorded the unamortized deferred financing costs, beneficial conversion features and warrant value to additional paid-in capital upon conversion, which totaled $117,901 for fiscal 2005;

(iii) issued 650,000 shares of the Company's common stock for consulting services valued at $11,300 (or an average $0.02 per share, which was the estimated fair market value of the common stock on the date the shares were issued);

(iv) issued 66,667 shares the Company's common stock as a reduction of accrued salary payable valued at $7,198 to a former executive (or $0.12 per share, which was the estimated fair market value of the common stock on the date the shares were issued);

(v) issued 13,333 shares of the Company's common stock under the 2003 Plan, valued at $11,400 (or a price of $0.86 per share, which is the fair market value of the stock on the date of issuances), for services;

(vi) issued 400,000 shares of the Company's common stock under the 2003 Plan, valued at $18,800 (or a price of $0.05 per share, which is the fair market value of the stock on the date of issuances), for services;

(vii) issued 100,,000 shares of the Company's common stock under the 2003 Plan, valued at $3,300 (or a price of $0.03 per share, which is the fair market value of the stock on the date of issuances), for services;

(viii) issued 452,250 shares of the Company's common stock as a reduction of accounts payable in the amount of $27,225 (or an average $0.06 per share, which was the estimated fair market value of the common stock on the date the shares were issued);

(ix) issued 158,334 shares of the Company's common stock as additional compensation valued at $63,333 and a reduction of accrued salary payable valued at $95,000 to a former executive (or $1.05 per share, which was the estimated fair market value of the common stock on the date the shares were issued);

(x) issued 600,000 shares of the Company's common stock as a reduction of accrued salary payable valued at $72,802 to a former executive (or $0.12 per share, which was the estimated fair market value of the common stock on the date the shares were issued);

(xi) issued 1,000,000 shares of the Company's restricted common stock to an executive in connection with his initial employment. The Company recorded salary expense of $75,000 (or $0.12 per share, which was the fair market value of its common stock on the date the shares were issued.

STOCK OPTIONS

The Company has a stock option plan (the "2000 Plan"), as amended, that authorized the issuance of either incentive stock options (which can only be granted to employees) and non-qualified stock options, pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but no longer than a ten-year term. Under the 2000 Plan, the exercise price shall not be less than fair market value on the date of grant for the incentive stock options, and not less than 50% of the fair market value on the date of grant for non-qualified stock options.

On April 21, 2003, the Company adopted an incentive equity stock plan (the "2003 Plan") that allows for the issuance of incentive stock options (which can only be granted to employees), non-qualified stock options, stock awards, or stock bonuses pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but no longer than a ten-year term. Under the 2003 Plan, the exercise price shall not be less than fair market value on the date of grant for the incentive stock options, and not less than 85% of the fair market value on the date of grant for non-qualified stock options. The number of options under both plans available for grant at June 30, 2005 was 256,137.

The Company has no options granted during the years ended June 30, 2004 and June 30, 2005 and has no options outstanding as of June 30, 2005.

The Black-Scholes option valuation method was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

WARRANTS

From time to time, the Company issues warrants pursuant to various employment, consulting and third party agreements.

During the fiscal year ended June 30, 2004, the Company:

(i) issued a warrant to purchase 667 shares of the Company's common stock at $750.00 per share to a third party. The warrant expires in 5 years and vests immediately. The common stock purchase warrant agreement also included a right by the Company to call any or all shares of the common stock issued under warrant agreement from the warrant holder for (i) $3,000.00 per share for the first 333 shares and (ii) $4,500.00 per share for the remaining 334, which right expired on July 9, 2004.

(ii) issued a warrant to purchase 500 restricted shares of the Company's common stock at $360.00 per share (the fair market value of the stock on the date of grant) to one of its former officers in connection with his employment agreement and recorded $0 of compensation expense under APB 25 as the warrant had an exercise price equal to the market value of the underlying common stock on the date of grant.

(iii) issued, pursuant to the Securities and Purchase Agreement and in connection with the August 2003 Debenture (see Note 8), warrants to purchase 8,889 shares of the Company's common stock at $112.50 per share, expiring in five years. The fair value of the warrants was recorded as a debt discount (see
Note 8). On October 15, 2003, as a consideration to receiving an early advance of $200,000, the Company reduced the exercise price of these warrants from $112.50 to $15.00 (see Note 8). As of June 30, 2005, all of these warrants have been exercised for total proceeds of $133,333.

(iv) issued a warrant to purchase 133 shares of the Company's common stock as part of the commission fee in connection with the August 2003 Debenture (see
Note 8). The warrant had an exercise price of $112.50 per share and expires in five years. On October 15, 2003 as a consideration to receiving an early advance of $200,000, the Company reduced the exercise price of this warrant from $112.50 to $15.00. The Company recorded the revised warrant value of $220,114, using the Black-Scholes option pricing model, as a debt issuance cost (see Note 8).

(v) issued, pursuant to the Securities and Purchase Agreement and in connection with the February 2004 Debenture (see Note 8), warrants to purchase 33,333 shares of the Company's common stock at $15.00 per share, expiring in five years. The fair value of the warrants was recorded as a debt discount (see Note
8).

(vi) issued a warrant to purchase 67 shares of the Company's common stock as part of the commission fee in connection with the February 2004 Debenture (see
Note 8). The warrant has an exercise price of $15.00 per share and expires in five years. The Company recorded the warrant value of $2,696 ,using the Black-Scholes option pricing model, as a debt issuance cost (see Note 8).

(vii) issued, pursuant to the Securities and Purchase Agreement and in connection with the May 2004 Callable Notes (see Note 8), warrants to purchase 20,000 shares of the Company's common stock at $5.25 per share. The warrants expire five years from the date of issuance and are subject to exercise price adjustments upon the occurrence of certain events, including stock dividends, stock splits, mergers, reclassifications of stock or the Company's recapitalization. The exercise price of the warrants is also subject to reduction if the Company issues shares of its common stock on any rights, options or warrants to purchase shares of its common stock at a price less than the market price of its shares as quoted on the OTC Bulletin Board. The Company recorded the warrant value of $50,006, using the Black Scholes option pricing model, as a debt discount (see Note 8).

(viii) issued a warrant to purchase 6,667 restricted shares of the Company's common stock at $4.50 per share (in excess of the fair market value of the stock on the date of grant) to one of its former executive officers in connection with a consulting agreement for the period from June 2004 through June 2007. The warrants vest over the term of the agreement, have a total value of $15,000 (based on the Black Scholes option pricing model) and expire in June 2009. The related consulting expense for fiscal 2004 was insignificant.

Certain common stock purchase warrant agreements with certain investors included a right by the Company to call any or all shares of the common stock issued under warrant agreement from the warrant holder for (i) $3,000.00 per share for the first 633 shares and (ii) $4,500.00 per share for the remaining 634 shares, which right expired on June 9, 2004.

During the fiscal year ended June 30, 2005, the Company:

(i) issued a warrant to purchase 6,667 restricted shares of the Company's common stock at $4.50 per share (in excess of the fair market value of the stock on the date of grant) to one of its officers in connection with a consulting agreement for the period from June 2004 through June 2007. The warrants vest over the term of the agreement, have a total value of $15,000 (based on the Black Scholes option pricing model) and expired in June 2009. The related consulting expense for fiscal 2005 was insignificant.

(ii) issued, pursuant to the Securities and Purchase Agreement and in connection with the August 2004 Callable Notes (see Note 8), warrants to purchase 10,000 shares of the Company's common stock at $0.84 per share. The warrants expire five years from the date of issuance and are subject to exercise price adjustments upon the occurrence of certain events, including stock dividends, stock splits, mergers, reclassifications of stock or the Company's recapitalization. The exercise price of the warrants is also subject to reduction if the Company issues shares of its common stock on any rights, options or warrants to purchase shares of its common stock at a price less than the market price of its shares as quoted on the OTC Bulletin Board. The Company recorded the warrant value of $50,006 using the Black Scholes option pricing model, as a debt discount (see Note 8).

(iii) issued, pursuant to the Securities and Purchase Agreement and in connection with the June 2005 Callable Notes (see Note 8), warrants to purchase 6,000,000 shares of the Company's common stock at $0.025 per share. The warrants expire five years from the date of issuance and are subject to exercise price adjustments upon the occurrence of certain events, including stock dividends, stock splits, mergers, reclassifications of stock or the Company's recapitalization. The exercise price of the warrants is also subject to reduction if the Company issues shares of its common stock on any rights, options or warrants to purchase shares of its common stock at a price less than the market price of its shares as quoted on the OTC Bulletin Board. The Company recorded the warrant value of $118,685 using the Black Scholes option pricing model, as a debt discount (see Note 8).

The following represents a summary of the warrants outstanding for the years ended June 30, 2005 and 2004:

                                                              Weighted Average
                                                               Exercise Price
                                        Number of Warrants        Per Share
                                        ------------------   ------------------
Outstanding at June 30, 2003                         4,347   $           430.50

    Granted                                         70,256                16.50
    Exercised                                       (8,889)               (1.50)
    Forfeited/Cancelled                             (1,747)             (249.00)
                                        ------------------   ------------------
Outstanding at June 30, 2004                        63,967                40.50

    Granted                                      8,315,995                 0.40
    Exercised                                   (2,297,582)                (.05)
    Forfeited/Cancelled                                 --                (1.66)
                                        ------------------   ------------------
Outstanding at June 30, 2005                     6,082,380   $             0.53
                                        ==================   ==================
Exercisable at June 30, 2005                     6,082,380   $             0.53
                                        ==================   ==================

The following summarizes information about warrants outstanding at June 30, 2005

                                        Warrants Outstanding                           Warrants Exercisable
                        ------------------------------------------------------    ----------------------------
                                              Weighted
                                               Average            Weighted                           Weighted
                          Number of           Remaining           Average          Number of          Average
     Range of               Shares           Contractual          Exercise           Shares          Exercise
 Exercise Prices         Outstanding        Life (Years)           Price          Exercisable          Price
-------------------     ---------------    ----------------    ---------------    -------------    -----------
    $0.025-$0.84           6,010,000            4.9             $     0.03          6,010,000      $      0.03
     $4.50-$15.00             67,273            3.8             $     9.94             67,273      $      9.94
 $112.50-$1,125.00             5,107            3.0             $   466.77              5,107      $    466.77
                        ------------                            ----------        -----------      -----------
                           6,082,380                            $     0.53          6,082,380      $      0.53
                        ============                            ==========        ===========      ===========

The fair value of each warrant granted during the year ended June 30, 2004 to consultants is estimated using the Black-Scholes option pricing model on the date of grant using the following assumptions: (i) no dividend yield, (ii) average volatility of 227 percent (iii) weighted average risk free interest rate of approximately 2.00 percent, and (iv) average expected life of 1 year.

The fair value of warrants granted during the year ended June 30, 2005 to consultants and employees totaling 6,667 warrants is zero ( the share price being in excess of the fair market value of the stock on the date of grant) and were valued in accordance with SFAS 123.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENT

The Company vacated its office facility at 5655 Lindero Canyon Road in July 2005. The Company leased that facility ("Prior Lease") under an operating lease agreement expiring June 30, 2009. Under the lease, the Company pays $5,950 per month through June 30, 2005, $6,110 per month through June 30, 2006, $6,271 per month through June 30, 2007, $6,432 per month through June 30, 2008 and $6,593 per month through June 30, 2009. The total amount of rent paid during the year ended June 30, 2005 and 2004 was $72,230 and $100,548, respectively.

The Prior Lease lessor sought only possession of the Prior Lease premises and on or about July 15, 2005 the Company moved to its new premises and vacated possession of the Prior Lease premises. The Company's contingent lease obligation under the Prior Lease would have been $304,872.

The Company entered into a new operating lease agreement at its current facility at 143 Triunfo Canyon Road on July 1, 2005 expiring June 30, 2007 ("Current Lease"). Under the Current Lease, the Company pays $2,745 per month through June 30, 2006 and $2,855 per month through June 30, 2007.

The future minimum annual lease payments under the Current Lease at June 30, 2005 are as follows:

Years Ending
  June 30,
-----------

   2006          $       32,940
   2007                  34,260
                 --------------
                 $       67,200
                 ==============

EMPLOYMENT AGREEMENT

Effective September 24, 2004, the Company entered into an employment agreement with Edward W. Withrow III, employing Mr. Withrow as Chief Executive Officer. The agreement expires on October 1, 2007 and provides for a base annual salary in the amount of $198,000, with annual increases not to exceed 10% as determined by the Board of Directors. The agreement provides for a signing bonus of $75,000 payable in cash in four quarterly payments commencing January 1, 2005, and the issuance of 1,000,000 shares of the Company's common stock, which had a fair market value on the date of issuance of $75,000. The agreement also provides for a performance cash bonus based upon meeting certain sales goals and per-share common stock prices for the Company. At the discretion of the Board of Directors, Mr. Withrow could be entitled to Incentive Stock Options pursuant to the Company's qualified Incentive Stock Option Plan.

On July 8, 2005, the employment agreement entered into between the Company and Edward W. Withrow III on September 24, 2004 was terminated upon mutual consent of both parties. On July 9, 2005 the Company entered into a consulting agreement with Huntington Chase LLC, a limited liability company in which Mr. Withrow is the sole member and the managing member ("Consultant"), to retain the exclusive services of Mr. Withrow as Chief Executive Officer, President and Acting Chief Financial Officer of the Company (the "Executive Consulting Agreement"). The Executive Consulting Agreement, effective July 8, 2005, expires on October 1, 2007 and provides for a base annual fee in the amount of $96,000 and the issuance, within ten days following the date of effectiveness, of 3,800,000 restricted shares of the Company's common stock, which had a fair market value on the date of issuance of $76,000. The agreement also provides for a performance cash bonus based upon meeting certain sales goals and per-share common stock prices for the Company. At the discretion of the Board of Directors, Consultant could be entitled to Incentive Stock Options pursuant to the Company's qualified Incentive Stock Option Plan. (see Note 13-Subsequent Events)

LITIGATION

On November 15, 2002, Fidelity Mortgage, Inc. ("Fidelity") filed a lawsuit against the Company alleging that the Company breached a sublease with Fidelity. The alledged breach occurred prior to the January 2003 Merger with Moneyzone (see Item 1. - Corporate History). Fidelity is seeking $156,400 in damages plus interest, costs and attorneys' fees. The Company is in the process of defending this litigation and has recorded a liability of $156,400 in the accompanying audited consolidated balance sheet. There has been no activity or actions filed by the plaintiff since the Merger with Moneyzone.

On June 10, 2004, Impact Displays Inc. filed a complaint against us demanding payment of $146,830 representing the balance due on a $346,830 invoice, against which we paid $200,000, for shelving to display our NICOWater(TM) product in Rite Aid Pharmacy stores. In its answer to the complaint, we alleged that (1) the goods sold were at the special request of third-parties (ie Rite Aid and Impact Displays) and that either of those third parties still have possession of the goods; (2) that the plaintiff overcharged for the goods; and (3) that plaintiff, in violation of state and federal law, had a tying arrangement with Rite Aid wherein only the shelving manufactured by plaintiff could be used for the display of our product. Management believes that we will prevail and will have no liability regarding this lawsuit.

On January 5, 2005, Steven H. Reder ("Reder"), a former officer and director of the Company, filed a lawsuit against us alleging breach of his employment agreement, wrongful discharge, libel and breach of promissory note. On June 15, 2004 we issued a note to Mr. Reder in the amount of $220,750, which reflected the sums due to Mr. Reder for unpaid compensation due by us as of June 15, 2004 (see Note 9). The note bears interest at the rate of 6% per annum payable monthly commencing June 15, 2004 and continuing until December 31, 2004, when the entire principal and accrued interest shall be due and payable. The Company has successfully demurred to a cause of action for libel, which has been omitted from Reder's First Amended Complaint. We have made no payments to Mr. Reder on this note. Management views this lawsuit as lacking in merit and is defending the same vigorously. The Court has ordered the parties to participate in a mediation and to return for a Post-Mediation Status conference on October 28, 2005.

On August 4, 2005, Bristol Investment Fund, Ltd. filed a summons with notice to appear against us for breach of contract. The relief sought is liquidated and compensatory damages. The Company has tendered the sum of $80,000 to Bristol Investment Fund, Ltd in payment of the outstanding principal balance due on the note in the amount of $60,086 plus accrued interest and penalties. The Company has retained counsel to respond to the Summons. The Company anticipates resolving the matter and does not consider this as having a material adverse effect on the operations of the Company.

We are, from time to time, involved in various other legal and related proceedings which arise in the ordinary course of operating our business. In the opinion of management, the amount of ultimate liability, if any, with respect to these other actions will not materially affect the consolidated financial position or results of operations of the Company.

LOSS ON PATENT ARBITRATION

On April 7, 2002, the Company entered into an agreement relating to the formulation of nicotine water-based products. The agreement was effective upon the execution and delivery of the assignment of patent. The assignment of patent was executed and delivered on June 26, 2002. In May 2003, Mr. Marshall Anluaf Thompson, owner of the NICO Patent, alleged that he was entitled to terminate the assignment of the NICO Patent based upon the Company's failure to meet certain conditions required by the assignment agreement, including performance conditions. The dispute was heard by a panel of arbitrators who, on January 8, 2004, concluded that Mr. Thompson was entitled to terminate the assignment agreement. Immediately following the decision, the Company stopped marketing NICOWater(TM). Due to the Company's loss of the NICO Patent and the Company's subsequent decision to stop marketing NICOWater(TM), the Company's product NICOWater(TM) could no longer be sold and the Company incurred the following costs in connection with the patent arbitration, which are reflected as loss on patent arbitration in the accompanying consolidated statement of operations for the year ended June 30, 2004:

Write-off of accounts receivable                                        $ 33,957
Write-off of inventories                                                 294,039
Write-off of prepaid royalties                                           135,023
Litigation costs                                                         222,258
Write-off of patent                                                       44,854
                                                                        --------
                                                                        $730,131
                                                                        ========

INDEMNITIES AND GUARANTEES

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include certain agreements with the Company's officers, under which the Company may be required to indemnify such person for liabilities arising out of their employment relationship. The duration of these indemnities and guarantees varies and, in certain cases, is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

NOTE 11 - RELATED PARTY TRANSACTIONS

On April 30, 2004, the Company executed and delivered a Promissory Note Secured By Security Agreement (the "De Luca Note") in the amount of $68,000 payable to Fred De Luca ("De Luca"), a consultant to and director/secretary of the Company. The De Luca Note was executed for payment of accrued and unpaid consulting fees due to De Luca. The De Luca Note bears interest at the rate of 6% per annum and is payable interest only each month commencing June 1, 2004 and continuing until December 31, 2004, when the principal and any accrued interest shall be due and payable. To secure the performance of its obligation pursuant to the De Luca Note, the Company has pledged One Thousand (1,000) shares of common stock of Xact Aid, Inc. held by the Company. On October 15, 2004, Xact Aid assumed the $68,000 promissory note payable by the Company and secured by the assets of the Company in order to facilitate Xact Aid's anticipated spin-off from the Company.

On June 10, 2004, the Company executed and delivered a Promissory Note Secured By Security Agreement (the "Kunin Note") in the amount of $100,077 payable to Norman A. Kunin ("Kunin"), a consultant to and former Chief Financial Officer of the Company. The Kunin Note was executed for payment of accrued and unpaid compensation and expenses accumulated prior to the date that Kunin left the employ of the Company. The Kunin Note bears interest at the rate of 6% per annum with principal and interest payable through December 2004 in accordance with that certain Separation Agreement and General Release between the Company and Kunin dated June 10, 2004. To secure the performance of its obligation pursuant to the Kunin Note, the Company has granted a security interest in the Company's equipment, accounts receivable, inventory and fixed assets. During the fiscal year ended June 30, 2005 the Company paid $38,092 to Kunin, which reduced the outstanding principal balance of the note to $61,985. On June 30, 2005, Kunin forgave the remaining principal balance and all accrued interest on the Kunin Note.

Interest expense on the related party notes payable was insignificant for the year ended June 30, 2005.

See Note 9 for a description of all equity instruments issued to employees and other related parties.

NOTE 12 - INCOME TAXES

No current provision for federal income taxes is required for the year ended June 30, 2005 and 2004, since the Company incurred net operating losses through June 30, 2005.

The tax effect of temporary differences that give rise to significant portions of the deferred tax asset at June 30, 2005 are presented below:

Deferred tax asset:
     Net operating loss carryforward                                $ 6,787,987
     Equity compensation                                                175,013
     Reserves and accruals                                               37,000
                                                                    -----------
                                                                      7,000,000

Less valuation allowance                                             (7,000,000)
                                                                    -----------

Net deferred tax asset                                              $        --
                                                                    ===========

The valuation allowance increased by $660,000and $2,552,000 during the years ended June 30, 2005 and 2004, respectively.

The provision for income taxes for the years ended June 30, 2005 and 2004 differs from the amount computed by applying the U.S. Federal income tax rate of 34% to income before income taxes primarily as a result of state income taxes and changes in the valuation allowance.

As of June 30, 2005, the Company had net operating loss carryforwards of approximately $20,000,000 available to offset future taxable federal and state income. The federal and state carryforward amounts expire in varying amounts through 2025 and 2012, respectively.

NOTE 13 - BASIC AND DILUTED LOSS PER COMMON SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per common share computations for the years ended June 30, 2005 and 2004:

                                                  2005                2004
                                             ---------------    ---------------
Numerator for basic and diluted loss per
  common share - net loss before loss from
  discontinued operations                    $    (2,817,226)   $    (7,092,212)
Loss from discontinued operations                   (800,301)          ( 68,093)
                                             ---------------    ---------------
Net loss                                     $    (3,617,527)   $    (7,161,005)
                                             ===============    ===============
Denominator for basic and diluted loss per
  common share - weighted average shares           5,527,547             70,067
                                             ===============    ===============

Per share - basic and diluted:
Loss per common share before loss from
  discontinued operations                    $         (0.51)   $       (101.23)
Loss from discontinued operations                      (0.14)             (0.97)
                                             ---------------    ---------------
Net loss                                     $         (0.65)   $       (102.20)
                                             ===============    ===============

NOTE 14 - SUBSEQUENT EVENTS (UNAUDITED)

AUGUST 2005 CONVERTIBLE DEBENTURE

In July 2005, the Company's Board of Directors and the holders of a majority of the outstanding shares of Common Stock authorized and approved by written consent an amendment to the Company's Certificate of Incorporation decreasing the authorized amount of common stock from 5,000,000,000 shares to 2,000,000,000 shares. Form PRE 14c was filed with the Securities and Exchange Commission on August 26, 2005. The Company intends to mail copies of the Information Statement to its shareholders upon the approval of the Securities and Exchange Commission and, after the prescribed waiting period, file the Amendment to its Certificate of Incorporation with the State of Delaware

In August 2005, the Company entered into a Securities Purchase Agreement with an accredited institutional investor for the issuance of a $50,000 principal amount 6% convertible debenture with an original issue discount of 20%. The debenture is due February 2006. The debenture is convertible at the option of the holder into the Company's shares of common stock at a fixed conversion price of $0.01 per share and bears the same terms and conditions as the February 2004 Convertible Debentures. As of August 24, 2005, the entire $50,000 in principal amount remains outstanding.

SEPTEMBER 2005 ORIGINAL ISSUE DISCOUNT CONVERTIBLE DEBENTURE

In September 2005, the Company entered into a Subscription Agreement with several accredited institutional investors pursuant to which the Company issued a convertible debenture with an original issue discount of 20% in the total principal amount of $750,000 (the "September 2005 Convertible Debenture"). Gross proceeds of $750,000 were received at the closing on September 15, 2005, of which $150,000 was retained in an escrow account pending disbursement for corporate marketing expenses. The September 2005 Convertible Debenture has a term of two years. At any time after the original issue date, the September 2005 Convertible Debenture may be convertible into shares of the Company's common stock at the option of the holder. The number of shares of common stock issuable upon a conversion is equal to the lessor of (i) $0.07, or (ii) 65% of the average of the three lowest intra-day trading prices of the Company's common stock as reported by Bloomberg L.P. for the twenty trading days preceding a conversion date. The Company has reserved and will register approximately 55,384,614 shares of its common stock to cover the conversion of the September 2005 Convertible Debenture.

In connection with the September 2005 Convertible Debenture, the Company also issued warrants (the " September 2005 Convertible Debenture Warrants"). The September 2005 Convertible Debenture Warrants will be issued at each closing date and are immediately exercisable following the date of the closing at an exercise price equal to the lessor of (i) $0.07, or (ii) 65% of the average of the three lowest intra-day trading prices of the Company's common stock as reported by Bloomberg L.P. for the twenty trading days preceding a conversion date. The September 2005 Convertible Debenture Warrants expire five years from the date of issuance. Two September 2005 Convertible Debenture Warrants will be issued for each One Dollar of September 2005 Convertible Debenture principal amount. The Company has reserved and will register 1,800,000 shares of its common stock, the number of shares that may be purchased through the exercise of the September 2005 Convertible Debenture Warrants.

In connection with the issuance of detachable warrants and the beneficial conversion feature of the September 2005 Convertible Debenture, the Company will record a debt discount which the Company will amortize using the effective interest method through September 2007. The Company is immediately recording the corresponding unamortized debt discount related to beneficial conversion feature as interest expense and related to detachable warrants as additional paid-in capital when the related debenture is converted into the Company's common stock.

In September 2005, the Company also issued 500,000 restricted shares of the Company's common stock as a due diligence fee in connection with the September 2005 Convertible Debenture. The Company is amortizing the deferred financing costs to interest expense using the straight-line method through September 2007 and recording the remaining unamortized portion to additional paid-in capital when the related debenture is converted into the Company's common stock.

                         ADDISON-DAVIS DIAGNOSTICS, INC.

                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

              ASSETS                                                 September
                                                                     30, 2005
                                                                   ------------

Current assets:
     Cash                                                          $    390,453
     Accounts receivable                                                  6,810
     Inventories                                                          2,275
     Escrow receivable                                                  100,000
     Prepaid expenses                                                   556,086
                                                                   ------------

         Total current assets                                         1,055,624

Property and equipment, net of
  accumulated depreciation
  of $19,490                                                             24,562
Deferred financing cost, net of
  accumulated amortization
  of $647,655                                                           153,255
Prepaid interest                                                        100,000
Patent and FDA Clearance                                                358,684
Other assets                                                              3,509
                                                                   ------------

                                                                   $  1,695,634
                                                                   ============
 LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Accounts payable and accrued
       expenses                                                    $    997,100
     Accrued interest                                                    90,782
     Lease liability                                                    156,400
     Notes payable                                                      334,250
     Notes payable to related
       parties                                                           15,000
                                                                   ------------

         Total current liabilities                                    1,593,532

Convertible notes payable, net of
  unamortized debt discount
  of $3,360,105                                                       2,185,927

         Total liabilities                                            3,779,459
                                                                   ------------

Stockholders' deficit:
     Common stock, $0.001 par
       value; 5,000,000,000 shares
       authorized; 50,933,455
       shares issued and
       outstanding                                                       50,933
     Additional paid-in capital                                      18,987,231
     Accumulated deficit                                            (21,121,989)
                                                                   ------------

         Total stockholders'
           deficit                                                   (2,083,825)
                                                                   ------------

                                                                   $  1,695,634
                                                                   ============

          See accompanying notes to consolidated financial statements

                         ADDISON-DAVIS DIAGNOSTICS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                    For The          For The
                                                     Three            Three
                                                 Months Ended     Months Ended
                                                   September        September
                                                    30, 2005         30, 2004
                                                --------------   --------------
Revenue                                         $        1,977   $        1,424

Costs and expenses:
      Cost of revenue                                   (1,200)             (42)
      General and administrative                      (717,385)        (764,836)
                                                --------------   --------------

Operating loss                                        (716,608)        (763,454)

Other expense:
      Interest                                        (309,465)        (524,381)
      Other, net                                            --           34,278
                                                --------------   --------------

Net loss before loss from
  discontinued operation                        $   (1,026,073)  $   (1,253,557)

Loss from discontinued operation                            --          (40,133)
                                                --------------   --------------

Net loss                                        $   (1,026,073)  $   (1,293,690)
                                                ==============   ==============
Net   loss available to common
        stockholders per common
        share:
      Basic and diluted:
      Net loss before loss from
        discontinued operation                  $        (0.05)  $        (4.01)
      Loss from discontinued
        operation                                           --            (0.13)
                                                --------------   --------------
Net loss                                        $        (0.05)  $        (4.14)
                                                ==============   ==============
Weighted average shares
  outstanding:
      Basic and diluted                              5,527,547          312,143
                                                ==============   ==============

           See accompanying notes to consolidated financial statements

                         ADDISON-DAVIS DIAGNOSTICS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                    For The          For The
                                                     Three            Three
                                                 Months Ended     Months Ended
                                                   September        September
                                                    30, 2005         30, 2004
                                                --------------   --------------

Cash flows from operating activities:
   Net loss                                     $   (1,026,073)  $   (1,293,690)
   Adjustments to reconcile net loss to
     net cash used in operating
     activities:
       Depreciation and amortization                     1,547              969
       Amortization of debt discount
         and non-cash interest expense                 309,465               --
       Issuance of shares for settlement
         of notes payable                                   --               --
       Fair market value of options
         and warrants issued                                --               --
       Common stock and options issued
         for services                                       --               --
         Provision for uncollectible
          related party note receivable                     --               --
         Loss on patent arbitration                         --               --
         Changes in operating assets
          and liabilities, net of
          acquired business:
           Accounts receivable                          22,678           (8,997)
           Inventories, net                               (750)              --
           Deferred costs                              (30,300)         (10,946)
           Prepaid expenses                           (427,292)         (31,788)
           Other assets                                    (16)              --
    Accounts payable and accrued expenses               53,917         (140,828)
                                                --------------   --------------

   Net cash used in operating activities            (1,076,124)      (1,485,260)
                                                --------------   --------------

Cash flows from investing activities:
   Cash paid for acquisition                                --           (1,000)
   Purchases of property and equipment                  (6,404)              --
                                                --------------   --------------

   Net cash (used in) provided by
     investing activities                               (6,404)          (1,000)
                                                --------------   --------------

Cash flows from financing activities:
   Change in common stock                               37,096          390,139
   Change in paid in capital                           612,528          191,534
   Change in Convertible debentures                    966.828          756,240
   Change in notes payable                                  --           (5,000)
   Change in notes to related parties                 (192,049)        (116,132)
   Prior period adjustment                                  --           (1,160)
   Proceeds from escrowed funds                        200,000
                                                --------------   --------------

   Net cash provided by financing
     activities                                      1,314,706        1,215,621
                                                --------------   --------------

CONTINUED

                         ADDISON-DAVIS DIAGNOSTICS, INC.

                                   (UNAUDITED)

                                                     For The          For The
                                                      Three            Three
                                                  Months Ended     Months Ended
                                                    September        September
                                                     30, 2005         30, 2004
                                                 --------------  --------------
Net increase in cash                                    232,178        (270,639)

Cash, beginning of year                                 158,275         310,520
                                                 --------------  --------------

Cash, end of period                                     390,453  $       39,881
                                                 ==============  ==============

Supplemental disclosure of cash flow
  information:

   Cash paid during the year for:
       Interest                                  $           --  $      524,381
                                                 ==============  ==============
       Income taxes                              $           --  $           --
                                                 ==============  ==============

          See accompanying notes to consolidated financial statements

                         ADDISON-DAVIS DIAGNOSTICS, INC.
                 Notes to the Consolidated Financial Statements
                            As of September 30, 2005

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying September 30, 2005 financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2005 and 2004 and for all periods presented have been made. Certain information and Footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's June 30, 2004 audited financial statements. The results of operations for periods ended September 30, 2005 and 2004 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred net losses of $2,817,226 and $7,161,005, respectively, with only $5,176 and $192,109 of revenue, respectively, during the years ended June 30, 2005 and 2004. Also, the Company incurred net losses of $1,026,073 and $1,293,690, respectively, with only $1,977 and $1,424 of revenue, respectively, during the three month periods ended September 30, 2005 and 2004. The Company also had an accumulated deficit of $21,121,989 and negative working capital of $537,908, with $390,453 in cash at September 30, 2005. Management recognizes that the Company must obtain additional funding for the eventual achievement of sustained profitable operations. The Company's success is dependent upon numerous items, including the successful development of effective marketing strategies to customers of current and new products in a competitive market coupled with faster service and a variety of options. In April 2005, the Company rescinded its license to market the Target System diagnostic products and was assigned all rights, title and interest in the patent-pending Drug Stop product, together with all approvals issued by the F.D.A. Management believes that ownership, sales and marketing of this product will have a significant effect on future profitability. During the three month period ended September 30, 2005, management successfully obtained capital through the sale and issuance of original issue discount convertible debentures, from which the Company received gross proceeds of approximately $750,000 (see Note 9). However, no assurance can be given that the convertible debt financing will provide sufficient cash to satisfy the Company's need for additional capital or that other debt or equity financing will be available to the Company on satisfactory terms. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

NOTE 3 - DESCRIPTION OF BUSINESS

The Company operates through its parent company and one subsidiary:

1. Addison-Davis Diagnostics, Inc. (the parent Company)

2. Nico International, Inc.(inactive)

NOTE 4 - PREPAID INTEREST

The Company has prepaid interest of $616,303, primarily in connection with the issuance of convertible debt in May 2004, August 2004, June 2005 and September 2005. The Company has recorded such amount as prepaid expenses for the current portion and prepaid interest for the long term portion and is amortizing such amounts to interest expense over the life of the debt.

                         ADDISON-DAVIS DIAGNOSTICS, INC.
                 Notes to the Consolidated Financial Statements
                            As of September 30, 2005

NOTE 5 - DECREASE IN AUTHORIZED SHARES

The securities being offered by the selling shareholders are shares of our common stock. We are authorized by our Articles of Incorporation, as amended, to issue 5,000,000,000 shares of common stock, $0.001 par value. Our common stock is traded on the over-the-counter bulletin board. On September 29, 2005, we filed a Definitive Form 14c with the Securities and Exchange Commission and on or abour October 10, 2005 an Information Statement was mailed to our registered shareholders to amend our Articles of Incorporation to reduce the amount of our authorized common stock from 5,000,000,000 shares to 2,000,000,000 shares ("Amendment"). The Amendment to our Articles of Incorporation was filed with the State of Delaware on November 1, 2005.

NOTE 6 - LOSS PER SHARE

Basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. All potentially dilutive shares as of September 30, 2005 and 2004, respectively, have been excluded from dilutive loss per share, as their effect would be anti-dilutive.

NOTE 7- PATENT PENDING AND F.D.A. CLEARANCES

In April 2005, the Company entered into a Settlement and Release Agreement with Insta Med Manufacturing, Inc. ("Insta Med") in settlement of certain disputes between the Company and Insta Med concerning the license agreement dated October 17, 2003 and the February 6, 2004 modification thereto, wherein the license agreement and modification were rescinded and the rights to sell and market the Target System reverted back to Insta Med and Insta Med assigned all its right title and interest in that Drug Test Cup, Patent Pending Application No. 09752712 together with any and all approvals issued by the Federal Drug Administration ("FDA") for the Drug Test named "Drug Stop" FDA No. K 991465 Regulatory Class II approval for over-the-counter ("OTC") as well as any and all 510(K) number attached. The Company has reflected a value of $358,684 to the Drug Stop product right, title and interest, together with F.D.A. approvals, the same value originally recorded for the License.

NOTE 8 - NOTES PAYABLE

On June 15, 2004, the Company executed and delivered a Promissory Note Secured By Security Agreement (the "Reder Note") in the amount of $220,750 payable to Steven H. Reder ("Reder"), the former President of the Company. The Reder Note was executed for payment of accrued and unpaid compensation. The Reder Note bears interest at the rate of 6% per annum and is payable interest only commencing July 15, 2004 and continuing until December 31, 2004, when the principal and any accrued interest shall be due and payable. To secure the performance of its obligation pursuant to the Reder Note, the Company has granted a security interest in the Company's equipment, accounts receivables, inventory and fixed assets. On January 5, 2005 filed a lawsuit against the Company alleging breach of his employment agreement, wrongful discharge, libel and breach of promissory note (see Note 9 - Litigation). As at September 30, 2005, the principal balance due on the Reder Note was $217,750.

On December 31, 2004, the Company executed and delivered an Original Issue Discount Promissory Note in the total principal amount of $66,500 payable to Robert G. Pautsch. The principal balance and all accrued interest is payable on demand. As at September 30, 2005, the principal balance due on this note was $66,500.

On February 3, 2005, the Company executed and delivered a Promissory Note in the amount of $25,000 payable to Robert G. Pautsch. The principal balance and all accrued interest is payable on demand. As at September 30, 2005, the principal balance due on this note was $25,000.

On March 3, 2005, the Company executed and delivered a Promissory Note in the amount of $25,000 payable to Robert G. Pautsch. The principal balance and all accrued interest is payable on demand. As at September 30, 2005, the principal balance due on this note was $25,000.

                         ADDISON-DAVIS DIAGNOSTICS, INC.
                 Notes to the Consolidated Financial Statements
                            As of September 30, 2005

NOTE 9 - NOTES PAYABLE TO RELATED PARTIES

On February 24, 2005, the Company executed and delivered a Promissory Note in the amount of $15,000 payable to the Esther M De Luca Family Trust. The note bears interest at the rate of 8% per annum and is payable on demand. As at September 30, 2005, the principal balance due on this note was $15,000.

NOTE 10 - CONVERTIBLE DEBENTURES AND NOTES PAYABLE

AUGUST 2003 CONVERTIBLE DEBENTURES

On August 22, 2003, the Company entered into a Securities Purchase Agreement with certain investors pursuant to which the Company issued 6% convertible debentures in the total principal amount of $2,000,000 (the "August 2003 Debentures"). The first payment of $1,000,000 in gross proceeds was provided at the first closing, as defined. On October 15, 2003, the holders advanced $200,000 of the remaining $1,000,000 in gross proceeds prior to the date they were required to do so. In November 2003, the Company received the remaining $800,000 in gross proceeds due at the second closing. The August 2003 Debentures are payable on August 22, 2006. The interest of 6% per annum is payable quarterly in cash or shares of the Company's common stock, at the option of the Company, plus an additional interest of 15% per annum will accrue daily if all accrued interest is not paid in full when due. The August 2003 Debentures are convertible at the option of the holder into shares of the Company's common stock at $112.50 with a forced conversion option by the Company if certain closing prices are attained, as defined. The Company is required to register the shares that might be issued under the agreement and is subject to liquidated damages if agreed upon timetables are not met, as defined. The August 2003 Debentures also require that, in the event that the Company loses its patent relating to NICOWater(TM), the conversion price shall thereafter equal the lesser of (A) the set price or (B) 60% of the average of the 5 closing prices for the 5 trading days immediately prior to the applicable conversion date. The holders have agreed that the set price will be fixed at $15.00 per share. The Company has registered additional shares of common stock to cover such additional conversion shares. As of September 30, 2005, a total of $1,950,000 of the August 2003 Debentures were converted into 422,504 shares of the Company's common stock.

In connection with the Securities Purchase Agreement, the Company also issued warrants to purchase 8,889 shares of the Company's common stock at an exercise price of $112.50 per share. On October 15, 2003, as a consideration to receiving an early advance of $200,000, the Company reduced the exercise price of the warrants to purchase 8,889 shares of the Company's common stock and a warrant to purchase 133 shares of the Company's common stock issued as part of the commission fee in connection with the August 2003 Debentures financing (see below) from $112.50 to $15.00. In addition, the Company granted to the August 2003 Debentures purchasers a continuing security interest in substantially all of the Company's assets and agreed to refrain from issuing shares or granting options to the Company's employees, officers or directors in excess of 33 shares per month for a period of 12 months, without the prior written consent of the convertible debenture purchasers. So long as the Company is in compliance with their obligations under the August 2003 Debentures, the convertible debenture purchasers agreed to subordinate their security interests to a factor lien as was required for the Company to factor its accounts receivable.

In connection with the issuance of detachable warrants and the beneficial conversion feature of the August 2003 Debentures, the Company has recorded a debt discount of $1,274,667. The Company is amortizing the discount using the effective interest method through August 2006. The Company is immediately recording the corresponding unamortized debt discount related to beneficial conversion feature as interest expense and related to detachable warrants as additional paid-in capital when the related debenture is converted into the Company's common stock.

On August 19, 2003, the Company also issued warrants to purchase 133 shares of the Company's common stock as part of the commission fee in connection with the August 2003 Debentures. The warrants had an exercise price of $112.50 per share and expire in five years. On October 15, 2003 as a consideration to receiving an early advance of $200,000, the Company reduced the exercise price from $112.50 to $15.00. The Company recorded the value of the warrant at $220,114 (under the Black-Scholes pricing model) as an issuance cost, which is included as a deferred financing cost in the accompanying consolidated balance sheet as of June 30, 2004. During the fiscal year ended June 30, 2004, the Company incurred other issuance costs totaling $237,000 and an additional $16,000 related to the issuance of the Company's common stock for finders fees (see Note 9), which were all recorded as deferred financing costs in the accompanying consolidated balance sheet. The Company is amortizing the deferred financing cost to interest expense using the straight-line method, adjusted prospectively for the reduction in the warrant value as a result of the exercise price reduction discussed above, through August 2006 and recording the remaining unamortized portion to additional paid-in capital when the related debenture is converted into the Company's common stock.

                         ADDISON-DAVIS DIAGNOSTICS, INC.
                 Notes to the Consolidated Financial Statements
                            As of September 30, 2005

NOTE 10 - CONVERTIBLE DEBENTURES AND NOTES PAYABLE-continued

FEBRUARY 2004 CONVERTIBLE DEBENTURES

On February 13, 2004, the Company entered into a Securities Purchase Agreement with certain investors pursuant to which the Company issued convertible debentures with an original issue discount of 20% in the total principal amount of $1,000,000 (the "February 2004 Debentures"). The funds were received in two closings. The first closing, pursuant to which the Company received gross proceeds of $350,000 in financing, took place on February 13, 2004 with an additional $150,000 received on February 18, 2004. On March 12, 2004, the Company received $300,000 in gross proceeds, representing the balance of the total financing, pursuant to the registration statement registering the shares in connection with the financing being declared effective. The February 2004 Debentures have a term of two years. At any time after the original issue date, the February 2004 Debentures may be convertible into shares of the Company's common stock at the option of the holder. The number of shares of common stock issuable upon a conversion is determined by the quotient obtained by dividing the outstanding principal amount of the February 2004 Debentures to be converted by the set price. The set price is defined as $15.00. The Company has reserved and registered 66,667 shares of its common stock to cover the conversion of the February 2004 Debentures. As of September 30, 2005, a total of $572,066 of the February 2004 Debentures was converted into 1,400,671 shares of the Company's common stock.

In connection with the February 2004 Debentures, the Company also issued warrants (the "February 2004 Debenture Warrants"). The February 2004 Debenture Warrants were issued at the first closing and were immediately exercisable following the first closing at an exercise price of $15.00 per share. The February 2004 Debenture Warrants expire five years from the date of issuance. By exercising the February 2004 Debenture Warrants, each holder of the February 2004 Debentures is entitled to purchase a number of shares of common stock equal to one-half of the number of shares of common stock into which the shareholder may convert the February 2004 Debentures. The Company has reserved 33,333 shares of our common stock, the number of shares that may be purchased through the exercise of the February 2004 Debenture Warrants.

In connection with the issuance of detachable warrants and the beneficial conversion feature of the February 2004 Debentures, the Company has recorded a debt discount of $1,000,000. The Company is amortizing the discount using the effective interest method through February 2006. The Company is immediately recording the corresponding unamortized debt discount related to beneficial conversion feature as interest expense and related to detachable warrants as additional paid-in capital when the related debenture is converted into the Company's common stock.

On February 13, 2004, the Company also issued warrants to purchase 67 shares of the Company's common stock as part of the commission fee in connection with the February 2004 Debentures. The warrants have an exercise price of $15.00 per share and expire in five years. The Company recorded the value of the warrant of $2,696 (under the Black-Scholes pricing model) as an issuance cost, which is included in the deferred financing cost in the accompanying condensed consolidated balance sheet. During the fiscal year ended June 30, 2004, the Company incurred other issuance costs totaling $109,500 which were all recorded as deferred financing costs in the accompanying consolidated balance sheet. The Company is amortizing the deferred financing costs to interest expense using the straight-line method through February 2006 and recording the remaining unamortized portion to additional paid-in capital when the related debenture is converted into the Company's common stock.

MAY 2004 10% CALLABLE CONVERTIBLE NOTES

On May 28, 2004, the Company entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $1,000,000 principal amount 10% Callable Secured Convertible Notes ("May 2004 Callable Notes") . The Company received the first tranche in the gross amount of $400,000 in May 2004 and balance of two additional tranches in the aggregate gross amount of $600,000 in June 2004. The Company has received net proceeds from the May 2004 Callable Notes of $800,000. The remaining $200,000 has been retained by the accredited investors for interest payments due through maturity. The Company has included such amounts as prepaid expenses in the accompanying consolidated balance sheet and is amortizing such amounts to interest expense over the life of the notes. The 10% convertible notes are due two years from the date of issuance. The 10% convertible notes are convertible at the option of the holders into shares of the Company's common stock. The conversion price is equal to the lesser of (i) $12.00 or (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by forty percent (40%).

In the event the Company breaches one or more of its covenants, representations or warranties, the Company may be obligated to pay liquidated damages as defined in the agreements. The May 2004 Callable Notes are callable by the Borrower by making a

                         ADDISON-DAVIS DIAGNOSTICS, INC.
                 Notes to the Consolidated Financial Statements
                            As of September 30, 2005

NOTE 10 - CONVERTIBLE DEBENTURES AND NOTES PAYABLE-continued

cash payment ranging from 130% to 150% of the amounts borrowed plus accrued interest, as defined. The May 2004 Callable Notes are collateralized by substantially all of the Company's assets.

The Company has initially registered 1,111,111 shares of its common stock to cover the conversion of the May 2004 Callable Notes. As of September 30, 2005, a total of $128,196 of the May 2004 Callable Notes was converted into 6,500,337 shares of the Company's common stock.

In connection with the May 2004 Callable Notes, the Company also issued warrants to purchase 20,000 shares of the Company's common stock at an exercise price of $5.25 per share that expire five years from the date of issuance. The Company has registered 40,000 shares of its common stock to cover these warrants.

In connection with the issuance of detachable warrants and the beneficial conversion feature of the May 2004 Callable Notes, the Company has recorded a debt discount of $716,673. The Company is amortizing the discount using the effective interest method, adjusted prospectively for any reduction in the warrant value as a result in the exercise price reduction through May and June of 2006. The Company is immediately recording the corresponding unamortized debt discount related to the beneficial conversion feature as interest expense and related to the detachable warrants as additional paid-in capital when the related note is converted into the Company's common stock.

During the fiscal year ended June 30, 2004, the Company incurred issuance costs of $52,500 which were recorded as deferred financing costs in the accompanying consolidated balance sheet. The Company is amortizing the deferred financing cost to interest expense using the straight-line method through August 2006 and recording the remaining unamortized portion to additional paid-in capital when the related debenture is converted into the Company's common stock.

During the fiscal year ended June 30, 2005, the Company recorded interest expense related to the amortization of the debt discount and debt issuance costs totaling $970,464. During the fiscal year ended June 30, 2005, the Company recorded additional paid-in capital related to the conversion of the debentures of $1,531,261. At June 30, 2005, the Company has remaining unamortized debt issuance costs and debt discounts of $122,955 and $1,219,329, respectively, associated with convertible debentures not yet converted.

AUGUST 2004 10% CALLABLE CONVERTIBLE NOTES

On August 12, 2004, the Company entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $500,000 principal amount 10% Callable Secured Convertible Notes ("August 2004 Callable Notes") . The 10% convertible notes are due two years from the date of issuance. The 10% convertible notes are convertible at the option of the holders into shares of the Company's common stock. The conversion price is equal to the lesser of (i) $0.84 and (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by fifty percent (50%).

In the event the Company breaches one or more of its covenants, representations or warranties, the Company may be obligated to pay liquidated damages as defined in the agreements. The August 2004 Callable Notes are callable by the Borrower by making a cash payment ranging from 130% to 150% of the amounts borrowed plus accrued interest, as defined. The August 2004 Callable Notes are collateralized by substantially all of the Company's assets.

The Company has registered approximately 3,333,333 shares of its common stock to cover the conversion of the August 2004 Callable Notes.

In connection with the August 2004 Callable Notes, the Company also issued warrants to purchase 10,000 shares of the Company's common stock at an exercise price of $0.84 per share that expire five years from the date of issuance. The Company has reserved and registered 20,000 shares of its common stock to cover these warrants.

In connection with the issuance of detachable warrants and the beneficial conversion feature of the August 2004 Callable Notes, the Company has provided a debt discount of $500,000. The Company is amortizing the discount using the effective interest

                         ADDISON-DAVIS DIAGNOSTICS, INC.
                 Notes to the Consolidated Financial Statements
                            As of September 30, 2005

NOTE 10 - CONVERTIBLE DEBENTURES AND NOTES PAYABLE-continued

method through August 2006. The Company is immediately recording the corresponding unamortized debt discount related to the beneficial conversion feature as interest expense and related to the detachable warrants as additional paid-in capital when the related note is converted into the Company's common stock.

The Company incurred cash issuance costs of $120,000 which were recorded as deferred financing costs. The Company is amortizing the deferred financing costs to interest expense using the straight-line method, through August 2006 and recording the remaining unamortized portion to additional paid-in capital when the related debenture is converted into the Company's common stock.

JUNE 2005 10% CALLABLE CONVERTIBLE NOTES

On June 22, 2005, we entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $800,000 principal amount 10% Callable Secured Convertible Notes and we received the gross amount of $800,000. The 10% convertible notes are due two years from the date of issuance. The 10% convertible notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of (i) $.017 and (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by sixty percent (60%). In connection with the issuance of the 10% convertible notes, the noteholders shall receive warrants to purchase shares of our common stock. Furthermore we entered into a Registration Rights Agreement in order to register the above-referenced securities and are required to register 200% of our common shares underlying the 10% convertible notes and the warrants.

Under the terms of the securities purchase agreements, in the event the Company breaches one or more of its covenants or representations or warranties, the Company may be obligated to pay to the investors liquidated damages equal to three percent (3%) of the outstanding notes per month, prorated for partial months, in cash or unregistered shares of common stock (issued at a price equal to the conversion price of the notes determined as of the time of payment), at the option of the investors, for such time that the breach remains uncured.

The secured convertible notes bear interest at 10% per annum and mature on two years from the date of issuance. The 10% notes are convertible at any time at the option of the holder into shares of our common stock, provided at no time may a holder of our 10% notes and its affiliates own more than 4.9% of our outstanding common stock. The conversion price of our common stock used in calculating the number of shares issuable upon conversion of the 10% convertible notes, is the lesser of (i) Sixty percent of the average of the lowest three intra-day trading prices for our common stock during the twenty trading day period ending one trading day prior to the date the conversion notice is sent by the holder to the borrower; and (ii) a fixed conversion price of $0.017.

We are be obligated to pay a penalty of $2,000 per day to the investors if we fail to deliver the shares of our common stock issuable upon a conversion of the convertible notes within two business days following the receipt of the investors' notice of conversion.

The number of shares of common stock issuable upon conversion of the convertible notes is determined by dividing that portion of the principal of the convertible notes to be converted by the conversion price.

The convertible notes are secured by a security agreement and an intellectual property security agreement under which we pledged substantially all of our assets, including our goods, fixtures, equipment, inventory, contract rights, receivables and intellectual property.

The warrants purchased by the investors pursuant to the June 22, 2005 securities purchase agreement entitle the investors to purchase 47,058,824 shares of our common stock at an exercise price equal to $0.0170 per share.

The warrants expire five years from the date of issuance. The warrants are subject to exercise price adjustments upon the occurrence of certain events including stock dividends, stock splits, mergers, reclassifications of stock or our recapitalization. The exercise price of the warrants is also subject to reduction if we issue shares of our common stock on any rights, options or warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTC Bulletin Board.

                         ADDISON-DAVIS DIAGNOSTICS, INC.
                 Notes to the Consolidated Financial Statements
                            As of September 30, 2005

NOTE 10 - CONVERTIBLE DEBENTURES AND NOTES PAYABLE-continued

AUGUST 2005 CONVERTIBLE DEBENTURE

In August 2005, the Company entered into a Securities Purchase Agreement with an accredited institutional investor for the issuance of a $50,000 principal amount 6% convertible debenture with an original issue discount of 20%. The debenture is due February 2006. The debenture is convertible at the option of the holder into the Company's shares of common stock at a fixed conversion price of $0.01 per share and bears the same terms and conditions as the February 2004 Convertible Debentures. As of September 30, 2005, the entire $50,000 in principal amount remains outstanding.

SEPTEMBER 2005 ORIGINAL ISSUE DISCOUNT SECURED CONVERTIBLE NOTES

On September 16, 2005, the Company entered into a Subscription Agreement with several accredited institutional investors for the issuance of an aggregate of $900,000 principal amount Original Issue Discount Secured Convertible Notes (the "Convertible Notes") and the Company received a gross amount of $750,000. The convertible notes are due two years from the date of issuance. The convertible notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of (i) $.07 or (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by thirty-five percent (35%). In connection with the issuance of the convertible notes, the noteholders shall receive warrants to purchase shares of the Company's common stock. Furthermore the Company entered into a Registration Rights Agreement in order to register the above-referenced securities and are required to register 200% of the Company's common shares underlying the convertible notes and 100% of the Company's common shares underlying the warrants.

The secured convertible notes mature on two years from the date of issuance. The convertible notes are convertible at any time at the option of the holder into shares of the Company's common stock, provided at no time may a holder of the Company's convertible notes and its affiliates own more than 4.9% of the Company's outstanding common stock. The conversion price of the Company's common stock used in calculating the number of shares issuable upon conversion of the convertible notes, is the lesser of: (i) Sixty-five percent of the average of the lowest three intra-day trading prices for the Company's common stock during the twenty trading day period ending one trading day prior to the date the conversion notice is sent by the holder to the borrower; and (ii) a fixed conversion price of $0.07.

The Company is obligated to pay a penalty of $2,000 per day to the investors if the Company fails to deliver the shares of its common stock issuable upon a conversion of the convertible notes within two business days following the receipt of the investors' notice of conversion.

The conversion price of the convertible notes are subject to equitable adjustments if the Company distributes a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' ownership. Also, the convertible notes fixed conversion price gets lowered in the event the Company issues shares of its common stock or any rights, options, warrants to purchase shares of its common stock at a price less than the market price of its shares as quoted on the OTCBB. The fixed conversion price gets lowered upon such issuance to the amount of the consideration per share received by the Company.

The convertible notes are secured by a security agreement and an intellectual property security agreement under which the Company pledged substantially all of its assets, including its goods, fixtures, equipment, inventory, contract rights, receivables and intellectual property.

The warrants purchased by the investors pursuant to the September 2005 Subscription Agreement entitle the investors to purchase 1,500,000 shares of the Company's common stock at an exercise price equal to $0.07 per share.

The warrants expire five years from the date of issuance. The warrants are subject to exercise price adjustments upon the occurrence of certain events including stock dividends, stock splits, mergers, reclassifications of stock or the Company's recapitalization. The exercise price of the warrants is also subject to reduction if the Company issues shares of its common stock or any rights, options or warrants to purchase shares of its common stock at a price less than the market price of its shares as quoted on the OTC Bulletin Board.

                         ADDISON-DAVIS DIAGNOSTICS, INC.
                 Notes to the Consolidated Financial Statements
                            As of September 30, 2005

NOTE 11 - STOCKHOLDERS' DEFICIT

COMMON STOCK

During the three month period ended September 30, 2005, the Company:

issued 16,596,482 shares of its common stock in connection with the conversion of $235,322 of convertible debenture debt;

issued 3,800,000 shares of its restricted common stock to its Chief Executive Officer in connection with an employment agreement. The common stock was valued at approximately $76,000 (based on the fair value on the date of grant) and was recorded by the Company as executive compensation;

issued 1,600,000 shares of its restricted common stock to its Secretary and Director in connection with a consulting agreement. The common stock was valued at approximately $32,000 (based on the fair value on the date of grant) and was recorded by the Company as consulting expense;

issued 10,000,000 shares of its restricted common stock to a consultant and related party in connection with a consulting agreement. The common stock was valued, in the aggregate, at approximately $200,000 (based on the fair value on the date of the grants) and was recorded by the Company as consulting expense;

issued 1,300,000 shares of its restricted common stock to a consultant and related party in connection with a consulting agreement. The common stock was valued, in the aggregate, at approximately $26,000 (based on the fair value on the date of the grants) and was recorded by the Company as consulting expense;

issued 3,300,000 shares of its restricted common stock to two consultants in connection with their consulting agreements. The common stock was valued, in the aggregate, at approximately $66,000 (based on the fair value on the date of the grants) and was recorded by the Company as consulting expense;

issued warrants to purchase 5,000,000 restricted shares of the Company's common stock at $0.06 per share (in excess of the fair market value of the stock on the date of grant) to a consultant of the Company in connection with a consulting agreement to provide chief executive officer services, and will value such warrant in accordance with SFAS 123 (see Note 12-Subsequent Events-Executive Consulting Agreement);

issued warrants to purchase 1,500,000 restricted shares of the Company's common stock at $0.06 per share (in excess of the fair market value of the stock on the date of grant) to a consultant and one of the directors of the Company in connection with a consulting agreement, and will value such warrant in accordance with SFAS 123;

issued warrants to purchase 1,500,000 restricted shares of the Company's common stock at $0.06 per share (in excess of the fair market value of the stock on the date of grant) to a consultant and related party in connection with a consulting agreement, and will value such warrant in accordance with SFAS 123;

issued warrants to purchase 750,000 restricted shares of the Company's common stock at $0.06 per share (in excess of the fair market value of the stock on the date of grant) to two consultants in connection with consulting agreements, and will value such warrant in accordance with SFAS 123.

                         ADDISON-DAVIS DIAGNOSTICS, INC.
                 Notes to the Consolidated Financial Statements
                            As of September 30, 2005

NOTE 11 - STOCKHOLDERS' DEFICIT -continued

COMMON STOCK

issued warrants to purchase 250,000 restricted shares of the Company's common stock at $0.06 per share (in excess of the fair market value of the stock on the date of grant) to an employee, and will value such warrant in accordance with SFAS 123.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

LITIGATION

On November 15, 2002, Fidelity Mortgage, Inc. ("Fidelity") filed a lawsuit against the Company alleging that the Company breached a sublease with Fidelity. The alledged breach occurred prior to the January 2003 Merger with Moneyzone (see Item 1. - Corporate History). Fidelity is seeking $156,400 in damages plus interest, costs and attorneys' fees. The Company is in the process of defending this litigation and has recorded a liability of $156,400 in the accompanying audited consolidated balance sheet. There has been no activity or actions filed by the plaintiff since the Merger with Moneyzone.

On June 10, 2004, Impact Displays Inc. filed a complaint against us demanding payment of $146,830 representing the balance due on a $346,830 invoice, against which we paid $200,000, for shelving to display our NICOWater(TM) product in Rite Aid Pharmacy stores. In its answer to the complaint, we alleged that (1) the goods sold were at the special request of third-parties (ie Rite Aid and Impact Displays) and that either of those third parties still have possession of the goods; (2) that the plaintiff overcharged for the goods; and (3) that plaintiff, in violation of state and federal law, had a tying arrangement with Rite Aid wherein only the shelving manufactured by plaintiff could be used for the display of our product. Management believes that we will prevail and will have no liability regarding this lawsuit.

On January 5, 2005, Steven H. Reder ("Reder"), a former officer and director of the Company, filed a lawsuit against us alleging breach of his employment agreement, wrongful discharge, libel and breach of promissory note. On June 15, 2004 we issued a note to Mr. Reder in the amount of $220,750, which reflected the sums due to Mr. Reder for unpaid compensation due by us as of June 15, 2004 (see Note 9). The note bears interest at the rate of 6% per annum payable monthly commencing June 15, 2004 and continuing until December 31, 2004, when the entire principal and accrued interest shall be due and payable. The Company has successfully demurred to a cause of action for libel, which has been omitted from Reder's First Amended Complaint. We have made no payments to Mr. Reder on this note. The Court ordered the parties to participate in a mediation and returned for a Post-Mediation Status conference on October 28, 2005. As a result, the matter was scheduled for trial in March 2006. Management views this lawsuit as lacking in merit and is defending the same vigorously.

On August 4, 2005, Bristol Investment Fund, Ltd. filed a summons with notice to appear against us for breach of contract. The relief sought is liquidated and compensatory damages. The Company has tendered the sum of $80,000 to Bristol Investment Fund, Ltd in payment of the outstanding principal balance due on the note in the amount of $60,086 plus accrued interest and penalties. The Company has retained counsel to respond to the Summons. The Company anticipates resolving the matter and does not consider this as having a material adverse effect on the operations of the Company.

We are, from time to time, involved in various other legal and related proceedings which arise in the ordinary course of operating our business. In the opinion of management, the amount of ultimate liability, if any, with respect to these other actions will not materially affect the consolidated financial position or results of operations of the Company.

                         ADDISON-DAVIS DIAGNOSTICS, INC.
                 Notes to the Consolidated Financial Statements
                            As of September 30, 2005

NOTE 13 - RELATED PARTY TRANSACTIONS

See Note 11 for a description of all equity instruments issued to employees and other related parties.

NOTE 14 - SIGNIFICANT EVENTS

EMPLOYMENT AGREEMENT

On July 8, 2005, the employment agreement entered into between the Company and Edward W. Withrow III on September 24, 2004 was terminated upon mutual consent of both parties. On July 9, 2005 the Company entered into a consulting agreement with Huntington Chase LLC, a limited liability company in which Mr. Withrow is the sole member and the managing member ("Consultant"), to retain the exclusive services of Mr. Withrow as Chief Executive Officer, President and Acting Chief Financial Officer of the Company (the "Executive Consulting Agreement"). The Executive Consulting Agreement, effective July 8, 2005, expires on October 1, 2007 and provides for a base annual fee in the amount of $96,000 and the issuance, within ten days following the date of effectiveness, of 3,800,000 restricted shares of the Company's common stock, which had a fair market value on the date of issuance of $76,000. The agreement also provides for a performance cash bonus based upon meeting certain sales goals and per-share common stock prices for the Company. At the discretion of the Board of Directors, Consultant could be entitled to Incentive Stock Options pursuant to the Company's qualified Incentive Stock Option Plan.

SEPTEMBER 2005 ORIGINAL ISSUE DISCOUNT SECURED CONVERTIBLE NOTES

On September 16, 2005, the Company entered into a Subscription Agreement with several accredited institutional investors for the issuance of an aggregate of $900,000 principal amount Original Issue Discount Secured Convertible Notes (the "Convertible Notes") and the Company received a gross amount of $750,000. The convertible notes are due two years from the date of issuance. The convertible notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of (i) $.07 or (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by thirty-five percent (35%). In connection with the issuance of the convertible notes, the noteholders shall receive warrants to purchase shares of the Company's common stock. Furthermore the Company entered into a Registration Rights Agreement in order to register the above-referenced securities and are required to register 200% of the Company's common shares underlying the convertible notes and 100% of the Company's common shares underlying the warrants.

The secured convertible notes mature on two years from the date of issuance. The convertible notes are convertible at any time at the option of the holder into shares of the Company's common stock, provided at no time may a holder of the Company's convertible notes and its affiliates own more than 4.9% of the Company's outstanding common stock. The conversion price of the Company's common stock used in calculating the number of shares issuable upon conversion of the convertible notes, is the lesser of: (i) Sixty-five percent of the average of the lowest three intra-day trading prices for the Company's common stock during the twenty trading day period ending one trading day prior to the date the conversion notice is sent by the holder to the borrower; and (ii) a fixed conversion price of $0.07.

The Company is obligated to pay a penalty of $2,000 per day to the investors if the Company fails to deliver the shares of its common stock issuable upon a conversion of the convertible notes within two business days following the receipt of the investors' notice of conversion.

The conversion price of the convertible notes are subject to equitable adjustments if the Company distributes a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' ownership. Also, the convertible notes fixed conversion price gets lowered in the event the Company issues shares of its common stock or any rights, options, warrants to purchase shares of its common stock at a price less than the market price of its shares as quoted on the OTCBB. The fixed conversion price gets lowered upon such issuance to the amount of the consideration per share received by the Company.

                         ADDISON-DAVIS DIAGNOSTICS, INC.
                 Notes to the Consolidated Financial Statements
                            As of September 30, 2005

NOTE 14 - SIGNIFICANT EVENTS-continued

SEPTEMBER 2005 ORIGINAL ISSUE DISCOUNT SECURED CONVERTIBLE NOTES

The convertible notes are secured by a security agreement and an intellectual property security agreement under which the Company pledged substantially all of its assets, including its goods, fixtures, equipment, inventory, contract rights, receivables and intellectual property.

The warrants purchased by the investors pursuant to the September 2005 Subscription Agreement entitle the investors to purchase 1,500,000 shares of the Company's common stock at an exercise price equal to $0.07 per share.

The warrants expire five years from the date of issuance. The warrants are subject to exercise price adjustments upon the occurrence of certain events including stock dividends, stock splits, mergers, reclassifications of stock or the Company's recapitalization. The exercise price of the warrants is also subject to reduction if the Company issues shares of its common stock or any rights, options or warrants to purchase shares of its common stock at a price less than the market price of its shares as quoted on the OTC Bulletin Board.

NOTE 15 - SUBSEQUENT EVENTS

From October 1, 2005 to November 10, 2005 the Company issued an aggregate of 6,660,000 shares of its previously registered common stock in connection with the conversion of $61,352 of convertible debenture and convertible note debt; and

On October 10, 2005 the Company issued 10,000,000 restricted shares of its common stock to four separate purchasers in connection with stock purchase agreements valued at $100,000 in the aggregate (or $0.01 per share).

COMMON STOCK AND WARRANTS

Subsequent to fiscal year ended June 30, 2005, the Company;

issued 12,476,482 shares of its previously registered common stock in connection with the conversion of $174,552 of convertible debenture and convertible note debt;

issued 3,800,000 shares of its restricted common ctock to its Chief Executive Officer in connection with an employment agreement. The common stock was valued at approximately $76,000 (based on the fair value on the date of grant) and was recorded by the Company as executive compensation;

issued 1,600,000 shares of its restricted common stock to its Secretary and Director in connection with a consulting agreement. The common stock was valued at approximately $32,000 (based on the fair value on the date of grant) and was recorded by the Company as consulting expense;

issued 10,000,000 shares of its restricted common stock to a consultant and related party in connection with a consulting agreement. The common stock was valued, in the aggregate, at approximately $200,000 (based on the fair value on the date of the grants) and was recorded by the Company as consulting expense;

issued 1,300,000 shares of its restricted common stock to a consultant and related party in connection with a consulting agreement. The common stock was valued, in the aggregate, at approximately $26,000 (based on the fair value on the date of the grants) and was recorded by the Company as consulting expense;

issued 3,300,000 shares of its restricted common stock to two consultants in connection with their consulting agreements. The common stock was valued, in the aggregate, at approximately $66,000 (based on the fair value on the date of the grants) and was recorded by the Company as consulting expens;

issued warrants to purchase 5,000,000 restricted shares of the Company's common stock at $0.06 per share (in excess of the fair market value of the stock on the date of grant) to a consultant of the Company in connection with a consulting agreement to provide chief executive officer services, and will value such warrant in accordance with SFAS 123 (see Note 13-Subsequent Events-Executive Consulting Agreement);

issued warrants to purchase 1,500,000 restricted shares of the Company's common stock at $0.06 per share (in excess of the fair market value of the stock on the date of grant) to a consultant and one of the directors of the Company in connection with a consulting agreement, and will value such warrant in accordance with SFAS 123;

issued warrants to purchase 1,500,000 restricted shares of the Company's common stock at $0.06 per share (in excess of the fair market value of the stock on the date of grant) to a consultant and related party in connection with a consulting agreement, and will value such warrant in accordance with SFAS 123;

issued warrants to purchase 750,000 restricted shares of the Company's common stock at $0.06 per share (in excess of the fair market value of the stock on the date of grant) to two consultants in connection with consulting agreements, and will value such warrant in accordance with SFAS 123.

issued warrants to purchase 250,000 restricted shares of the Company's common stock at $0.06 per share (in excess of the fair market value of the stock on the date of grant) to an employee, and will value such warrant in accordance with SFAS 123.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

MARKET INFORMATION

Our Common Stock trades on the NASD OTC Bulletin Board. Since November 26, 2004 it has traded under the symbol ADDI. From April 26, 2004 until November 26, 2004 it has traded under the symbol QTFI. From January 3, 2003 until April 26, 2004 , it has traded under the symbol QTFV. Prior to January 9, 2003, our Common Stock traded on the NASD OTC Bulletin Board under the symbol MOZN.

The table below sets forth the range of high and low bid quotes of our Common Stock for each quarter for the last two fiscal years as reported by Yahoo Finance. The bid prices represent inter-dealer quotations, without adjustments for retail mark-ups, markdowns or commissions and may not necessarily represent actual transactions. The following prices reflect both the 1 for 10 reverse stock split that was effected on April 26, 2004 and the 1 for 150 reverse stock split that was effected on November 26, 2004, respectively, as footnoted below.

                                           PERIOD           HIGH         LOW
                                       --------------     --------    --------
Fiscal Year Ended June 30, 2004        First Quarter        $0.39       $0.16
                                       Second Quarter       $0.15       $0.04
                                       Third Quarter        $0.07       $0.01
                                       Fourth Quarter       $0.06       $0.01(1)

Fiscal Year Ended June 30, 2005        First Quarter        $1.35       $0.06(1)
                                       Second Quarter       $0.10       $0.02(2)
                                       Third Quarter        $0.07       $0.02(2)
                                       Fourth Quarter       $0.08       $0.01(2)

Fiscal Year Ended June 30, 2006        First Quarter        $0.093      $0.017
                                       Second Quarter       $0.09       $0.004

(1) Reflects Post 10 for 1 reverse split.

(2) Reflects Post 150 for 1 reverse split.

HOLDERS

There were approximately 500 holders of our Common Stock of record as of December 31, 2005.

DIVIDENDS

We have never declared or paid cash dividends on our common stock, and our present policy is not to pay cash dividends on our common stock. Any payment of cash dividends in the future will be wholly dependent upon our earnings, financial condition, capital requirements and other factors deemed relevant by our board of directors. It is not likely that cash dividends will be paid in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY INCENTIVE PLANS

Set forth in the table below is information regarding awards made through compensation plans or arrangements through June 30, 2005, the most recently completed fiscal year.

------------------------------------------------------------------------------------------------------------
                                                                                   Number of securities
                                                                                   remaining available for
                                                                                   future issuance under
                              Number of securities to    Weighted average          equity compensation
                              be issued upon exercise    price of                  plans (excluding
                              of outstanding options,    outstanding options,      securities reflected in
Plan Category                 warrants and rights        warrants and rights       column 2)
------------------------------------------------------------------------------------------------------------
Equity Compensation Plans
Approved by Security Holders             N/A                       N/A                        N/A
------------------------------------------------------------------------------------------------------------
Equity Compensation Plans
Not Approved by Security
Holders                                   --                      $ --                        256,137
------------------------------------------------------------------------------------------------------------

Our 2000 Stock Option Plan (the "2000 Plan"), as amended, authorizes the issuance of options and common stock to officers, employees, directors and consultants. The common stock reserved for issuance pursuant to the 2000 Plan has been registered on an S-8 Registration Statement. The 2000 Plan allows for the issuance of either incentive stock options (which, pursuant to Section 422 of the Internal Revenue Code, can only be granted to employees) or non-qualified stock options. The 2000 Plan is administered by a committee of two or more members of the Board of Directors or, if no committee is appointed, then by the Board of Directors. The committee, or the Board of Directors if there is no committee, determines the type of option granted, the exercise price, the option term, which may be no more than ten years, terms and conditions of exercisability and methods of exercise. Options must vest within ten-years. Under the 2000 Plan, the exercise price may not be less than fair market value on the date of grant for incentive stock options, and not less than 50% of the fair market value on the date of grant for non-qualified stock options. The 2000 Plan also allows for the granting of Stock Appreciation Rights in conjunction with all or part of any stock option granted. No Stock Appreciation Rights have been granted.

On April 21, 2003 our Board of Directors adopted the 2003 Incentive Equity Stock Plan (the "2003 Plan"). The 2003 Plan authorizes the issuance of options, right to purchase common stock and stock bonuses to officers, employees, directors and consultants. The 2003 Plan is administered by a committee of two or more members of the Board of Directors or, if no committee is appointed, then by the Board of Directors. The 2003 Plan allows for the issuance of incentive stock options (which can only be granted to employees), non-qualified stock options, stock awards, or stock bonuses. The committee, or the Board of Directors if there is no committee, determines the type of option granted, the exercise price, the option term, which may be no more than ten years, terms and conditions of exercisability and methods of exercise. Options must vest within ten-years. Under the 2003 Plan, the exercise price may not be less than fair market value on the date of grant for the incentive stock options, and not less than 85% of the fair market value on the date of grant for non-qualified stock options. The number of options under both plans available for grant at December 31, 2005 was 256,137.

WHERE YOU CAN FIND FURTHER INFORMATION ABOUT US

We are subject to the informational requirements of the Securities Exchange Act of 1934 and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission at the Public Reference Room, 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

This prospectus constitutes a part of a registration statement on Form SB-2 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

                             EXECUTIVE COMPENSATION
                     REMUNERATION OF DIRECTORS AND OFFICERS

The following tables and discussion set forth information with respect to all compensation, including incentive stock option plan and non-plan compensation awarded to, earned by or paid to the CEO, President and CFO for all services rendered in all capacities to us for each of its last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM COMPENSATION
                                ANNUAL COMPENSATION                        AWARDS                              PAYOUTS
                                ------------------------------------------------------------------------------------------
                                                                           Value of
                                                            Other          Restricted                            All Other
                                                            Annual         Stock        Securities     LTIP      Compen-
Name and Principal       Year     Salary       Bonus        Compensation   Awards       Underlying     Payout    sation
Position                                                                   Granted by   Options/SARs     ($)        ($)
                                                                           Board of
                                                                           Directors
                                                                             ($)
Timothy J. Owens         2005     88,970                                   66,250         --            --         --
-
Chief Executive          2004    347,538(7)     --             --          --             --            --         --
Officer (1)              2003     16,750(4)  100,000(5)(7)  177,500(6)     --             853           --         --

Steven Reder             2005     70,715
President(2)             2004    347,538(8)     --             --          --             --            --         --
                         2003     16,750(4)  100,000(8)(5)  177,500(6)     --             853           --         --

Norman A. Kunin,         2004    251,538(9)   75,000(9)        --          --             500           --         --
Chief Financial
Officer (3)

Edward W. Withrow III    2005    144,685        --             --          125,000        --
Chief Executive
Officer, President,
Acting Chief Financial
Officer(10)

Note 1 - Resigned in September 2004

Note 2 - Terminated in September 2004

Note 3 - Resigned in June 2004

Note 4 - These salaries were accrued and unpaid for the period June 9 through June 30, 2003.

Note 5 - These bonuses were accrued pursuant to employment agreements dated June 9, 2003.

Note 6 - Represent total amounts due to these executive officers pursuant to consulting agreements that pre-dated their employment. Cash payments made to Timothy J. Owens for 2003 were $162,500. Cash payments made to Steven Reder for 2003 were $162,500

Note 7 - Of this gross salary, $241,859 was paid in cash and $100,000 was paid in common stock of the Company.

Note 8 - Of this gross salary, $239,538 was paid in cash and $108,000 was paid in common stock.

Note 9 - Of this gross salary, $198,961 was paid in cash and $20,000 was paid in common stock of the Company; of the $75,000 bonus, $25,000 was paid in cash and the balance was accrued.

Note 10 - Employment commenced September 2004 - Resigned in November 2005

                                  STOCK OPTIONS

The following tables set forth certain information concerning the granting and exercising of stock options during the last completed fiscal year by the named executive officers and the fiscal year-end value of unexercised options for the named executive officers on an aggregated basis:

                             Number of
                             Securities           % of Total
                             Underlying      Options/SARs Granted
                            Options/SARs        to Employees in
Name                         Granted (#)          Fiscal Year       Exercise Price ($/sh)     Expiration Date
---------------------------------------------------------------------------------------------------------------
None
---------------------------------------------------------------------------------------------------------------

Aggregated Option/SAR Exercises in Last Fiscal Year And FY-End Option/SAR Values(1)

                                                                                                 Value of
                                                                          Number of            Unexercised
                                                                         Unexercised          In-the-Money
                                                                        Options/SARs          Options/SARs
                                                                       at FY-End (#)        at FY-End ($)(2)
                            Shares Acquired     Value Realized(1)      Unexercisable/        Unexercisable/
Name                        on Exercise (#)            ($)               Exercisable           Exercisable
----------------------------------------------------------------------------------------------------------------
Edward W. Withrow III             -0-                  -0-                   0/0                  $0/$0

Timothy J. Owens                  -0-                  -0-                   0/853                $0/$0

Steven Reder                      -0-                  -0-                   0/853                $0/$0

Norman A. Kunin                   -0-                  -0-                   0/500                $0/$0
----------------------------------------------------------------------------------------------------------------

(1) Value realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of the common stock on the date the options are exercised. (2) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options.

                              DIRECTOR COMPENSATION

There is no standard or individual compensation package for any of the directors.

                              EMPLOYMENT CONTRACTS

None

                                     EXPERTS

Armando C. Ibarra, CPA audited our financial statements at June 30, 2005, as set forth in their report which includes an emphasis paragraph relating to our ability to continue as a going concern. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of Armando C. Ibarra, CPA given on their authority as experts in accounting and auditing.

Corbin & Company, LLP audited our financial statements for the year ended June 30, 2004, as set forth in their report which includes an emphasis paragraph relating to our ability to continue as a going concern. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of Corbin & Company, LLP given on their authority as experts in accounting and auditing.

Sichenzia Ross Friedman Ference LLP has given us an opinion relating to the due issuance of the common stock being registered.

                         ADDISON-DAVIS DIAGNOSTICS, INC.

                                   PROSPECTUS

                       217,960,000 Shares of Common Stock

                                February 13, 2006

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no changes in the affairs of Addison-Davis Diagnostics, Inc. since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, Article Ninth of the registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of each of its directors for monetary damages for breach of such director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director shall be limited to the fullest extent allowed by the amendment. However, any repeal or modification of the indemnity provided by the General Corporation Law shall not adversely affect any limitation on the personal liability of the registrant's directors.

The registrant's Certificate of Incorporation requires it, to the extent and in the manner provided by the General Corporation Law, to indemnify any person against expenses, (including attorneys' fees), judgments, fines and amounts paid in settlement, that are actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was one of the registrant's directors or officers.

The registrant's Bylaws provide that it must, to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law, indemnify its directors and officers for actions they took in good faith and in a manner reasonably believed to be in, or not opposed to, the registrant's best interests. With respect to any criminal action or proceeding, the officer or director must have had no reasonable cause to believe that his conduct was unlawful. The registrant is required by its Bylaws to advance, prior to the final disposition of any proceeding, promptly following request therefore, all expenses incurred by any officer or director in connection with such proceeding. If the General Corporation Law is amended to provide narrower rights to indemnification than are available under the registrant's Bylaws, such amendment shall not apply to alleged actions or omissions that precede the effective date of such amendment. The registrant's Bylaws permit it to indemnify its employees and agents to the fullest extent permitted by the General Corporation Law.

Section 145 of the General Corporation Law of the State of Delaware permits indemnification of a corporation's agents (which includes officers and directors) because he is a party (or he is threatened to be made a party) to any action or proceeding by reason of the fact that the person is or was an agent of the corporation or because he is a party (or he is threatened to be made a party) to any action or proceeding brought by or on behalf of a corporation. If the agent is successful on the merits in defense of any action or proceeding, the corporation must indemnify the agent against expenses actually and reasonably incurred by the agent in such defense. Indemnification must be authorized in the specific case upon a determination that indemnification is proper because the person has met the applicable standard of conduct to require indemnification. This provision of the General Corporation Law of the State of Delaware is not exclusive of any other rights to which persons seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be borne by the registrant, are as follows:

SEC Filing Fee                      $    119.81
Legal Fees                          $    10,000
Accounting Fees*                    $     1,500
------------------------------------------------

Total*                              $ 11,619.81

* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During the last three years the registrant sold securities that were not registered under the Securities Act of 1933. The transactions are as follows:

On January 9, 2003, the registrant consummated a reverse merger with MoneyZone.com, Inc., wherein the registrant issued to stockholders of Quicktest 5, Inc. 16,667 shares of common stock in exchange for all the issued and outstanding shares of Quicktest 5, Inc. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In April, May and June 2003 the registrant issued 460 shares of its common stock to various consultants for services provided to the registrant. These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In April and June 2003 the registrant committed to issue 200 shares of its common stock to employees in connection with their initial employment. The weighted average fair market value of this common stock was $75,126 or $375 per share. These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. These shares were issued in November 2003.

During the month of June 2003 the registrant sold 1,467 shares of common stock at a price of $225 per share (which was the weighted average price paid by the investors for the stock issuance) in five separate sales transactions to accredited investors. The sales included, in the aggregate, warrants to purchase 1,267 shares of common stock for a weighted average exercise price of $870 per share. The warrants have a term of five years. The registrant received aggregate net cash proceeds of $331,000 in these offerings. These transactions were exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933. These purchase agreements included a provision in which, if for a period of six months from the date of purchase, the closing price of the registrant's common stock falls below $225 per share for a period of five consecutive trading days, the registrant must issue to these investors additional shares. The registrant's common stock closing price fell below $225 per share for five consecutive trading days ended October 3, 2003. Therefore, the registrant is required to issue an additional 689 shares of common stock to these investors. These shares were issued in November 2003. This issuance is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

On June 23, 2003 the registrant issued 1,147 shares of its common stock at a price of $150 per share for total proceeds of $172,000 to SBI-USA LLC pursuant to the terms of a convertible promissory note. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In July 2003, the registrant issued 667 shares of its common stock for cash of $150,000 and a warrant to purchase 667 shares of the registrant's common stock to William J. Ritger, an accredited individual. The warrant term is five years and the exercise price is $750 per share. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In August 2003, the registrant issued 1,000 shares of its common stock to SBI USA LLC, one of its shareholders in full payment of a non-interest bearing demand promissory note of $112,500 dated July 25, 2003. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In August 2003, the registrant issued 85 shares of its common stock to SBI USA LLC, one of its shareholders in exchange for services rendered. The value of the services received was determined by the Board of Directors to be $26,706 (or $315 per share), which was the weighted average fair market value on the dates the services were performed. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In August 2003, the registrant committed to issue 67 shares of its common stock to Shai Stern for services rendered in connection with the convertible debenture financing. The value of the common stock was determined by the Board of Directors to be $120 per share. These shares were issued in November 2003 pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In August 2003, the registrant entered into a Securities Purchase Agreement with certain accredited institutional investors pursuant to which the registrant issued 6% convertible debentures in the total principal amount of $2,000,000. The debentures are due to be paid on August 22, 2006. The debentures are convertible at the option of the holders into shares of the registrant's common stock at $112.50 with a forced conversion option by the Company if certain closing prices are attained. In connection with the Securities Purchase Agreement, we also issued warrants to purchase 8,889 shares of the registrant's common stock at an exercise price of $112.50 per share to these investors. The warrant exercise price was reduced to $15 in October 2003. The term of the warrants is five years. These securities were issued pursuant to an exemption from registration provided by Section 4(2)of the Securities Act of 1933.

In August 2003, the registrant also issued a warrant to HPC Capital Management to purchase 1,778 shares of the registrant's common stock as part of the commission fee paid in connection with the placement of the convertible debentures. The warrant had an exercise price of $112.50 per share, which was reduced to $15.00 per share in October 2003, and expires in five years. These securities were issued pursuant to an exemption from registration provided by
Section 4 (2) of the Securities Act of 1933.

In August 2003, the registrant issued a warrant to purchase 500 shares of the registrant's common stock at $360.00 per share (the fair market value of the stock on the date of grant) to Norman A. Kunin, the registrant's Chief Financial Officer in connection with his employment agreement. The term of the warrant is five years. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

As part of the negotiations to purchase a non-controlling interest in a bottling facility in Mexico from OCIF-OBAC-SA de CV, the registrant authorized and issued to escrow 1,773 shares of its common stock until a definitive agreement could be reached. At present, a definitive agreement has not been reached. The shares were issued and held in escrow subject to a cancellation fee equal to 15% of the shares of the escrowed common stock, unless a definitive agreement was reached. No definitive agreement was reached, therefore the registrant terminated negotiations and transferred 266 shares of its common stock to OCIF-OBAC-SA de CV. The balance of the common stock was returned to the treasury. The registrant also entered into a license agreement of intellectual property with the developers and patent holders of certain rapid test medical devises for an exclusive right to market these devices, at the registrant's option. At present 667 shares of the registrant's common stock have been authorized, issued and released from escrow as a partial payment for the right to market. As an additional payment, the registrant has also issued 1,507 shares of the registrant's common stock. The common stock that has been transferred to OCIF-OBAC-SA de CV and to the developers and patent holders of the rapid test medical devices were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In November 2003, the registrant issued 63 shares of its common stock to Donald Cramer in exchange for services rendered and to be rendered valued at $120.00 per share (the fair market value of the stock on the date of issue). These securities were issued pursuant to an exemption from registration provided by
Section 4 (2) of the Securities Act of 1933.

In November 2003, the registrant issued 55 shares of its common stock to Asset & Equity Corporation in payment of accounts payable in the amount of $8,729. The shares were valued at $120.00 per share (the fair market value of the stock on the date of issue). These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In November 2003, the registrant issued 507 shares of its common stock to Erick
E. Richardson in exchange for services rendered. The value of the common stock was determined by the Board of Directors to be $105.00 per share. These securities were issued pursuant to an exemption from registration provided by
Section 4 (2) of the Securities Act of 1933.

Certain common stock purchase agreements with certain investors include a provision in which, if for a period of six-months from the purchase of shares our common stock closing price for 5 consecutive trading days falls below $225.00 per share, we will issue to the investors additional shares, whereby the number of shares purchased and the additional shares, multiplied by $150.00 would be equal to the aggregate purchase price paid. As of December 31, 2003, the aggregate purchase price paid by these investors totaled $310,000. Our common stock closing price fell below $225.00 per share for the 5 consecutive trading days ended October 3, 2003, requiring the us to issue an additional 689 shares of common stock to those certain investors. Such shares were issued in November 2003 and are exempt from registration pursuant to Section 4 (2) of the Securities Act of 1933.

In November 2003, the Company issued 55 shares of the Company's restricted common stock , valued at $6,651 ( or $120.00 per share, which is the fair market value of the stock on the date of issuance), in satisfaction of an account payable in the amount of $20,656. The Company recorded a gain on settlement of accounts payable of $14,005 in general and administrative expense in its accompanying condensed statement of operations. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In November 2003, the Company issued 63 shares of the Company's restricted common stock , valued at $7,500 ( or $120.00 per share, which is the fair market value of the stock on the date of issuance), to a consultant for services performed. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In December 2003, the Company issued 507 shares of the Company's restricted common stock, valued at $60,826 ( or $120.00 per share, which is the fair market value of the stock on the date of issuance), for legal services performed. These securities were issued pursuant to an exemption from registration provided by
Section 4 (2) of the Securities Act of 1933.

In December 2003, the Company issued 67 shares of the Company's restricted common stock, valued at $9,000 (or $135.00 per share, which is the fair market value of the stock on the date of issuance), to a consultant for services performed. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In February 2004, we entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $1,000,000 principal amount 6% convertible debentures with an original issue discount of 20%. As of June 2, 2004, we closed on an aggregate principal amount of $1,000,000 of convertible debentures and received gross proceeds of $800,000. The debentures are convertible at the option of the holders into our shares of common stock at a fixed conversion price of $15 per share. In connection with the Securities Purchase Agreement, we also issued warrants to purchase 33,333 shares of our common stock at an exercise price of $150.00 per share to these investors. The term of the warrants is five years. Furthermore we entered into a Registration Rights Agreement in order to register the above-referenced securities. We paid a finders fee of 9% and issued 67 warrants to such finder. These securities were issued pursuant to an exemption from registration pursuant to Section 4 (2) of the Securities Act of 1933.

In April 2004, the Company issued 23,809 shares of its restricted common stock to Timothy J. Owens, the Company's Chief Executive Officer, in exchange for $100,000 of accrued compensation due to him. The value of the shares was $125,000 (or $5.25 per share, which is the fair market value of the stock on the date of issuance). The Company will record a loss on settlement of accrued compensation of $25,000 in other expense in accompanying consolidated statements of operations in the quarter ending June 30, 2004. These securities were issued pursuant to an exemption from registration pursuant to Section 4 (2) of the Securities Act of 1933.

In May 2004, we entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $1,000,000 principal amount 10% Callable Secured Convertible Notes ("10% Convertible Notes). We received the first tranch in the gross amount of $400,000 and are to receive the balance in two additional tranches, the first in the gross amount of $300,000 upon the filing of a this registration statement and the final tranch in the gross amount of $300,000 upon the effective date of this registration statement. The 10% Convertible Notes are due two years from the date of issuance. The 10% Convertible Notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of (i) $12 and (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by forty percent (40%). In connection with the issuance of the 10% Convertible Notes, the noteholders received warrants to purchase 20,000 shares of our common stock ("Convertible Note Warrants") at $5.25 per share. Furthermore we entered into a Registration Rights Agreement in order to register the above-referenced securities and are required to register 200% of our common shares underlying the 10% Convertible Notes and the Note Warrants. These securities were issued pursuant to an exemption from registration pursuant to
Section 4 (2) of the Securities Act of 1933.

In May 2004, we issued 3,333 shares of our Common Stock to a consultant for services provided to us. The fair market value of this Common Stock was $15,000 or $4.50 per share. This transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933.

In June 2004, we issued 6,666 shares of our Common Stock to a consultant for services provided to us. The fair market value of this Common Stock was $25,000 or $3.75 per share. This transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933.

In June 2004, we issued 13,889 shares of our Common Stock to our Chief Financial Officer in payment of $20,000 of accrued compensation. The fair market value of this Common Stock was $29,167 or $2.10 per share. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

On August 12, 2004, the Company entered into a Securities Purchase Agreement with several accredited institutional investors the issuance of an aggregate of $500,000 principal amount 10% Callable Secured Convertible Notes ("August 2004 Callable Notes") . The 10% convertible notes are due two years from the date of issuance. The 10% convertible notes are convertible at the option of the holders into shares of the Company's common stock. The conversion price is equal to the lesser of (i) $0.84 and (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by fifty percent (50%).

In the event the Company breaches one or more of its covenants, representations or warranties, the Company may be obligated to pay liquidated damages as defined in the agreements. The August 2004 Callable Notes are callable by the Borrower by making a cash payment ranging from 130% to 150% of the amounts borrowed plus accrued interest, as defined. The August 2004 Callable Notes are collateralized by substantially all of the Company's assets.

The Company has registered approximately 3,333,333 shares of its common stock to cover the conversion of the August 2004 Callable Notes.

In connection with the August 2004 Callable Notes, the Company also issued warrants to purchase 10,000 shares of the Company's common stock at an exercise price of $0.84 per share that expire five years from the date of issuance. The Company has reserved and registered 20,000 shares of its common stock to cover these warrants.

In connection with the issuance of detachable warrants and the beneficial conversion feature of the August 2004 Callable Notes, the Company has provided a debt discount of $500,000. The Company is amortizing the discount using the effective interest method through August 2006. The Company is immediately recording the corresponding unamortized debt discount related to the beneficial conversion feature as interest expense and related to the detachable warrants as additional paid-in capital when the related note is converted into the Company's common stock.

In the months of July, August and September 2004 the Company issued 1,162,584 shares of its common stock in connection with the conversion of $129,641 of convertible debenture debt, including 200,000 shares that were issued in consideration of the Company's not having the required amount of authorized shares to satisfy the notice of conversion in a timely manner.

In the months of July, August and September 2004 the Company issued 158,333 and 666,667 shares of its Common Stock to its former Chief Executive Officer in payment of $100,000 of accrued compensation and $50,000 related to the conversion of notes payable, respectively. The common stock was valued at $166,250 and $50,000 (based on the fair value on the date of grant) for the issuance related to the accrued compensation and the conversion of notes payable, respectively. The Company will record a loss on settlement of accrued compensation of $66,250 in other expense in the statement of operations for the quarter ending September 30, 2004.

In August 2004 the Company issued 13,333 shares of the Company's common stock for services rendered, valued at $11,400 (or $0.86 per share, which is the fair market value of the stock on the date of issuance).

In August 2004 the Company issued a warrant to purchase 6,667 restricted shares of the Company's common stock at $4.50 per share (in excess of the fair market value of the stock on the date of grant) to a consultant and director of the Company in connection with a consulting agreement and will value such warrant in accordance with SFAS 123.

In September 2004 the Company issued 1,000,000 shares of its Common Stock to its Chief Executive Officer in connection with an employment agreement. The common stock was valued at approximately $75,000 (based on the fair value on the date of grant) and was expensed during the three month period ended September 30, 2004.

In September 2004 the Company issued 200,000 shares of its Common Stock, 100,000 to its former Chief Financial Officer and 100,000 to a current board of director in connection with consulting services rendered. The common stock was valued at approximately $30,000 (based on the fair value on the date of grant).

In October 2004 the Company issued 133,333 shares of its common stock in connection with the conversion of $2,575 of convertible note and debenture debt.

In November 2004 the Company issued 41,667 shares of its common stock in connection with the conversion of $625 of convertible note and debenture debt

In December 2004 the Company issued 1,666,036 shares of its common stock in connection with the conversion of $28,146 of convertible note and debenture debt

In January 2005 the Company issued 680,000 shares of its previously registered common stock in connection with the conversion of $10,200 of convertible note and debenture debt.

In January 2005 the Company issued 400,000 shares of its common stock to consultants for services rendered valued at $18,800 (or $0.047 per share, which is the fair market value of the stock on the date of issuance).

In February 2005 the Company issued 510,000 shares of its previously registered common stock in connection with the conversion of $8,160 of convertible note and debenture debt

In February 2005 the Company issued 177,250 shares of its common stock to a consultant for services valued at $9,750 (or $0.055 per share, which is the fair market value of the stock on the date of issuance) and 1,388,888 shares of its common stock to an executive officer in payment of a bonus pursuant to an employment agreement valued at $50,000 (or $0.036 per share, which is the fair market value of the stock on the date of issuance.

In March 2005 the Company issued 680,000 shares of its previously registered common stock in connection with the conversion of $12,903 of convertible note and debenture debt and 175,000 shares of its common stock to consultants for services valued at $5,775 (or $0.033 per share, which is the fair market value of the stock on the date of issuance).

On May 26, 2005, the Company issued 400,000 shares of the Company's common stock for services rendered, valued at $6,800 (or $0.017 per share, which is the fair market value of the stock on the date of issuance).

On June 2, 2005, the Company issued 250,000 shares of the Company's common stock for services rendered, valued at $4,500 (or $0.018 per share, which is the fair market value of the stock on the date of issuance).

On July 12, 2005, the Company issued an aggregate of 16,200,000 shares of its common stock to five consultants for services valued at $324,000 (or $0.02 per share, which is the fair market value of the stock on the date of issuance) and 3,800,000 shares of its common stock to an executive officer in payment of a bonus pursuant to a consulting agreement valued at $76,000 (or $0.02 per share, which is the fair market value of the stock on the date of issuance).

In August 2005, the Company entered into a Securities Purchase Agreement with an accredited institutional investor for the issuance of a $50,000 principal amount 6% convertible debenture with an original issue discount of 20%. The debenture is due February 2006. The debenture is convertible at the option of the holder into the Company's shares of common stock at a fixed conversion price of $0.01 per share and bears the same terms and conditions as the February 2004 Convertible Debentures. As of August 24, 2005, the entire $50,000 in principal amount remains outstanding.

On August 12, 2005, the Company issued warrants to purchase 5,000,000 restricted shares of the Company's common stock at $0.06 per share (in excess of the fair market value of the stock on the date of grant) to a consultant of the Company in connection with a consulting agreement to provide chief executive officer services, and will value such warrant in accordance with SFAS 123 (see Note 13-Subsequent Events-Executive Consulting Agreement);

On August 12, 2005, the Company issued warrants to purchase 1,500,000 restricted shares of the Company's common stock at $0.06 per share (in excess of the fair market value of the stock on the date of grant) to a consultant and one of the directors of the Company in connection with a consulting agreement, and will value such warrant in accordance with SFAS 123;

On August 12, 2005, the Company issued warrants to purchase 1,500,000 restricted shares of the Company's common stock at $0.06 per share (in excess of the fair market value of the stock on the date of grant) to a consultant and related party in connection with a consulting agreement, and will value such warrant in accordance with SFAS 123;

On August 12, 2005, the Company issued warrants to purchase 750,000 restricted shares of the Company's common stock at $0.06 per share (in excess of the fair market value of the stock on the date of grant) to two consultants in connection with consulting agreements, and will value such warrant in accordance with SFAS 123.

On August 12, 2005, the Company issued warrants to purchase 250,000 restricted shares of the Company's common stock at $0.06 per share (in excess of the fair market value of the stock on the date of grant) to an employee, and will value such warrant in accordance with SFAS 123.

On September 16, 2005, we entered into a Subscription Agreement pursuant to which we issued an aggregate of $900,000 principal amount Original Issue Discount Secured Convertible Notes (the "Convertible Notes") and we received a gross amount of $750,000. The convertible notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of (i) $.07 or (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by thirty-five percent (35%). In connection with the issuance of the convertible notes, we also issued an aggregate of 1,500,000 warrants to purchase shares of our common stock at a purchase price of $0.07 per share.

On October 10, 2005 the Company issued 10,000,000 restricted shares of its common stock to four separate purchasers in connection with stock purchase agreements valued at $100,000 in the aggregate (or $0.01 per share, which is the fair market value of the stock on the date of issuance).

On November 23, 2005, we issued 28,000,000 restricted shares of our Common Stock to an employee, two consultants and an executive officer for services provided to us. The fair market value of this Common Stock was $280,000 in the aggregate (or $0.01 per share, which is the fair market value of the stock on the date of issuance). On December 23, 2005, we entered into a Subscription Agreement pursuant to which we issued an aggregate of $264,000 principal amount Original Issue Discount Secured Convertible Notes (the "December 2005 Convertible Notes") and we received a gross amount of $220,000. The convertible notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of (i) $.07 or (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by thirty-five percent (35%). In connection with the issuance of the convertible notes, we also issued an aggregate of 460,000 warrants to purchase shares of our common stock at a purchase price of $0.07 per share. On January 10, 2006, the Subscription Agreement was amended (the "Amendment") wherein an additional Original Issue Discount Note was issued in the amount of $12,000 (the "Additional Convertible Note"). The terms and conditions of the December 2005 Convertible Notes shall apply to the Additional Convertible Note. In addition, the Amendment accelerated the funding of an aggregate of $60,000 of the Third Closing Purchase Price of the December 2005 Convertible Notes.

On December 28, 2005, we issued 5,000,000 restricted shares of our Common Stock to a consultant for services provided to us. The fair market value of this Common Stock was $24,000 in the aggregate (or $0.0048 per share, which is the fair market value of the stock on the date of issuance).

ITEM 27. EXHIBITS.

a. The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

3.1 Certificate of Incorporation, dated as of April 4, 1989, incorporated by reference to Registration Statement on Form 10-SB (File No. 0-25022), dated as of October 27, 1994.

3.2 Certificate of Amendment to Certificate of Incorporation, dated as of November 8, 1990, incorporated by reference to Registration Statement on Form 10-SB (File No. 0-25022), dated as of October 27, 1994.

3.3 Certificate of Amendment to Certificate of Incorporation, dated as of October 26, 1994, incorporated by reference to Registration Statement on Form 10-SB (File No. 0-25022), dated as of October 27, 1994.

3.4 Certificate of Increase in Number of Authorized Shares of Common Stock, dated as of July 8, 1996, amending the Certificate of Incorporation, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of March 30, 2000.

3.5 Certificate of Amendment to Certificate of Incorporation, dated as of March 12, 1997, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of March 30, 2000.

3.6 Certificate of Amendment to Certificate of Incorporation, dated as of March 20, 1998, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of April 14, 1998.

3.7 Certificate of Amendment to Certificate of Incorporation, dated as of March 31, 1998, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of April 14, 1998.

3.8 Certificate of Amendment to Certificate of Incorporation, dated as of July 8, 1999, incorporated by reference to our Annual Report on Form 10- KSB (File No. 000-25022), dated as of March 30, 2000.

3.9 Certificate of Amendment to Certificate of Incorporation, dated as of July 22, 1999, incorporated by reference to our Annual Report on Form 10- KSB (File No. 000-25022), dated as of March 30, 2000.

3.10 Certificate of Amendment to Certificate of Incorporation, dated as of December 17, 1999, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of March 30, 2000.

3.11 By-Laws of MoneyZone.com, Inc., incorporated by reference to Registration Statement on Form 10-SB (File No. 0-25022), dated as of October 27, 1994.

5.1 Opinion of Counsel (filed herewith).

10.1 Subscription Agreement dated December 23, 2005 (filed herewith).

10.2 Form of Class A Common Stock Purchase Warrant (filed herewith).

10.3 Security Agreement (filed herewith).

10.4 Collateral Agent Agreement (filed herewith).

10.5 Form of Secured Convertible Note (filed herewith).

10.6 Amendment to December 23, 2005 Transaction Documents Agreement (filed herewith).

16.1 Letter on change in certifying accountant, incorporated by reference to the Current Report on Form 8-K (File No. 000-25022) dated February 12, 2003.

21.1 Subsidiaries of the registrant, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

23.1 Consent of Corbin & Company LLC, dated February 18, 2006 (filed herewith).

23.2 Consent of Armando C. Ibarra C.P.A. P.C., dated February 18, 2006 (filed herewith).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the 1933 Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Los Angeles, State of California on the 13th of February 2006.

Addison-Davis Diagnostics, Inc., a Delaware corporation

By:      /s/ Charles Miseroy
         ------------------------------------------
         Charles Miseroy, Chief Executive Officer
         (Principal Executive Officer and Principal
         Financial and Accounting Officer)

Pursuant to the requirements of the 1933 Securities Act, this Form SB-2 Registration Statement has been signed by the following persons in the capacities with Addison-Davis Diagnostics, Inc. and on the dates indicated.

         SIGNATURE                        TITLE                    DATE
----------------------------  -----------------------------  ---------------

By: /s/ Fred De Luca
   -----------------------
        Fred De Luca           Secretary and Director       February 13, 2006

By: /s/ Federico G. Cabo
   -----------------------
        Federico G. Cabo               Director             February 13, 2006